UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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intel

Proxy Statement

Notice of Annual Meeting

intel
CORE
ULTRA

2026

At CES 2026, Intel launched the Intel Core Ultra Series 3 processors (previously code-named Panther Lake). Powering over 200 designs from leading, global partners, Series 3 will be the most broadly adopted and globally available AI PC platform Intel has ever delivered. It is the first compute platform built on Intel 18A, the most advanced semiconductor process technology designed and manufactured in the United States. Intel 18A introduces two breakthrough industry technologies: RibbonFET (gate-all-around transistors) and PowerVia (backside power delivery). We expect Intel 18A and its derivates to be the key manufacturing process technology for multiple generations of our future client and server CPU products, and are seeking to establish Intel 18A as our first significant foundry node for government and commercial customers.

On behalf of Intel’s Board of Directors, we are making these materials available to you beginning on or about March 23, 2026 in connection with our solicitation of proxies for our 2026 Annual Meeting.

Letter from Your Board Chair

Dear Fellow Stockholders,
A Year of Reinvention
2025 was a defining year for Intel. It was a year of intense engagement and decisive action by both the management team and your Board, reflecting the successful leadership transition early in the year. We continued the work of reinventing Intel and its culture, and strengthening the foundations for long-term value creation. This required clarity, urgency and sustained oversight from your Board.
Reinventing Intel is a disciplined, multiyear effort to restore execution excellence, strengthen our financial foundation and re-establish the innovation engine that has long defined the company. The work underway in 2025 marked a critical step in that journey.
We deepened our relationship with the U.S. government, reflecting the critical role Intel plays in expanding the domestic semiconductor industry.
Leadership and Reinvention
Central to this reinvention was the appointment of  Lip-Bu Tan as Chief Executive Officer.
Lip-Bu stepped into the role with a clear mandate: sharpen Intel’s strategic focus, re-establish trust with our customers, strengthen accountability and accelerate disciplined execution. The Board worked in close partnership with Lip-Bu from the outset of his tenure - aligning on priorities - as he refocused and clarified Intel’s strategy and began reinforcing an engineering-centric, customer-focused culture grounded in performance and accountability.

Under Lip-Bu’s leadership, Intel is restoring its operational rigor and making decisions designed to position the company to compete and win in an increasingly dynamic technology landscape. The Board has strong conviction in his leadership and in the direction now underway.

Deep Board Engagement in 2025
Reinvention requires more than leadership change. It demands the sustained efforts of Lip-Bu and the leadership team, together with Board engagement across our core responsibilities.
Throughout 2025, your Board:
▪Worked with Lip-Bu and his team to refine Intel’s strategy to align capital and resources to our highest priority opportunities and competitive advantages;
▪Supported key senior leadership appointments, including through compensation and incentive structures designed to align performance, accountability and long-term stockholder value;
▪Maintained rigorous oversight of operational, financial and strategic risks; and
▪Communicated directly with stockholders.
This level of engagement reflects our belief that Intel’s transformation must be comprehensive and sustained. There are no shortcuts, but there is measurable progress.

2	Intel 2026 Proxy Statement

Milestones and Value Creation

During 2025, Intel advanced important milestones across its technology and manufacturing roadmap, including continued progress on Intel 18A and Intel 14A, and stronger alignment between product innovation and manufacturing execution.

We also improved operational discipline, reinforced cost controls and took deliberate actions to enhance financial resilience.
These steps are foundational. They restore credibility with customers, strengthen competitiveness and re-establish Intel’s capacity to lead in a world increasingly defined by AI, advanced computing and trusted manufacturing.
Governance, Engagement and Refreshment
We remain committed to strong governance and active stockholder engagement. Over the past year, our stockholder engagement program connected with investors representing a significant portion of our outstanding shares. Your feedback has informed our oversight and helped shape our priorities.

Board composition continues to be an important Board focus. Since 2024, we have added four independent directors, ensuring the Board reflects the skills, experiences and independence necessary to address future opportunities and challenges and to oversee a company of Intel’s scale and strategic importance.

In November 2025, we appointed Dr. Craig H. Barratt as an independent director. Craig brings more than three decades of leadership experience across the semiconductor and broader technology industries, including serving as CEO of Atheros Communications and in senior roles at Qualcomm, Intel and Google. His technology and operational expertise and industry perspective strengthen the Board as we guide Intel through its next phase.
A Leadership Transition
After 17 years of service on Intel’s Board, including the past three as Chair, I have decided not to stand for re‑election at the 2026 Annual Meeting. With a new CEO in place, it’s the right time for a transition to a new Chair to partner with the CEO and the Board for the next stage of the journey.
It has been a privilege to serve during one of the most consequential periods in the company’s history. During this time, the Board has acted to strengthen leadership, maintain strong governance and reinforce financial discipline while working closely with and supporting management as we reposition Intel for long-term competitiveness.

With a clear and credible strategic direction, a stronger balance sheet, improved customer engagement and meaningful progress on our product and technology roadmap, this is the right moment to transition Board leadership.

As I depart, I have full confidence in Lip-Bu and our leadership team, in Craig as the new independent Chair, and in my other fellow directors. The company is in very strong hands.
Looking Ahead with Confidence
Your Board is firmly committed to Intel’s critical role in the global technology ecosystem and its success. Our focus is clear: ensure the company is positioned to serve customers with excellence, lead in innovation, and deliver durable, long-term returns for stockholders.
The Board has great confidence in the steps taken to reassert Intel’s leadership and remains fully committed to disciplined oversight and long-term value creation.
Thank you for your continued trust and support.
Sincerely,
Frank D. Yeary
Chair of the Board

Letter from Your Board Chair	3

Meeting Notice and Voting Roadmap

How to Attend Stockholders may attend the virtual annual meeting by visiting the meeting website: www.virtualshareholdermeeting.com/Intel26	Date: Wednesday, May 13, 2026 Time: 9:00 A.M. Pacific Time

How to Vote Stockholders as of the close of business on the record date, March 16, 2026, are entitled to vote at the meeting. You may vote:

ONLINE at www.proxyvote.com. You may also vote online during the annual meeting and/or submit questions at the meeting website (see above).	BY PHONE by calling the applicable number: For stockholders of record: (800) 690-6903 For beneficial stockholders: (800) 454-8683	BY MAIL if you have received a printed version of these proxy materials.
SCAN this code to your phone to receive all of the meeting details.

This 2026 Proxy Statement and Notice of Annual Meeting and the 2025 Annual Report on Form 10-K are available at www.intc.com. For additional details on how to access the meeting, and more information, including for beneficial holders, see “Additional Information” on page 100.

Items of Business

Proposal 1:
Election of 11 Directors
Through regular refreshment, we have built a Board that is highly qualified, engaged and independent. We believe our Board possesses the necessary skills, experiences and mix of backgrounds and perspectives to effectively oversee our business and strategic initiatives and represent the long-term interests of our stockholders.
Upon the recommendation of the Governance Committee, the Board has nominated the following 11 current directors for election to serve as directors until our 2027 Annual Meeting. See page 6

The Board recommends that you vote “FOR” each director nominee.

Craig H. Barratt Former CEO of Atheros Communications	Eric Meurice Former CEO & President of ASML	Stacy J. Smith Executive Chairman at Kioxia

James J. Goetz Partner at Sequoia Capital	Barbara G. Novick Co-founder, Former Vice Chairman and Senior Advisor at BlackRock	Lip-Bu Tan CEO, Intel Former CEO of Cadence Design Systems

Andrea J. Goldsmith President & Professor of Electrical and Computer Engineering at Stony Brook	Steve Sanghi CEO & President of Microchip Technology	Dion J. Weisler Former CEO & President of HP

Alyssa H. Henry Former Square CEO at Block	Gregory D. Smith Former CFO & EVP, Enterprise Operations of Boeing

4	Intel 2026 Proxy Statement

Proposal 2:
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee considered a number of factors in re-engaging Ernst & Young LLP, our independent registered public accounting firm, including their independence, objectivity, track record, global footprint and deep semiconductor industry knowledge, experience and expertise. The committee is directly involved in the annual review and engagement of EY and believes their continued retention is in the best interests of Intel and its stockholders. See page 32

The Board recommends that you vote “FOR” this proposal.

Proposal 3:
Advisory Vote on Executive Compensation (Say-On-Pay)
The Compensation Committee seeks to design an executive compensation program that is tied to our financial and operational performance, furthers our strategic objectives, supports strong compensation governance and pay-for-performance, and is responsive to stockholder feedback. See page 36

The Board recommends that you vote “FOR” this proposal.

Proposal 4:
Approval of Amendment and Restatement of the 2006 Equity Incentive Plan
Increasing the number of shares issuable under the plan and extending the term of the plan is in the best interest of stockholders as it is necessary for us to have sufficient equity awards available for attracting, motivating and retaining talent. The plan was used to grant equity awards to more than 73% of our employees in 2025. See page 80

The Board recommends that you vote “FOR” this proposal.

Proposal 5:
Approval of Amendment and Restatement of the
2006 Employee Stock Purchase Plan (ESPP)
Increasing the number of authorized shares under the ESPP and extending the term of the ESPP is in the best interest of stockholders as the ESPP offers employees the opportunity to purchase common stock of Intel, enables the company to compete for talent in markets in which we operate and helps motivate and retain employees with a market-competitive benefit at a reasonable cost to stockholders. See page 89

The Board recommends that you vote “FOR” this proposal.

Proposals 6-8:
Stockholder Proposals
Proposal 6 – Requests a Report on Risk of China Exposure
Proposal 7 – Requests a Report on Intel’s Human Rights Due Diligence Process
Proposal 8 – Requests an Enduring Policy Separating the Chair and CEO Roles
See page 94

The Board recommends that you vote “AGAINST” these proposals.

Important Notice Regarding The Internet Availability of Proxy Materials for the
Annual Meeting to Be Held on May 13, 2026
Our Board solicits your proxy for the 2026 Annual Meeting and any postponement or adjournment of the meeting for the matters set forth herein.

Meeting Notice and Voting Roadmap	5

Governance

Proposal 1
Election of 11 Directors
Through regular refreshment, we have built a Board that is highly qualified, engaged and independent. We believe our Board possesses the necessary skills, experiences and mix of backgrounds and perspectives to effectively oversee our business and strategic initiatives and represent the long-term interests of our stockholders.
What am I voting on?
Upon the recommendation of our Governance Committee, our Board has nominated the 11 individuals listed in the “Director Nominees” section (see page 12) to serve as directors until our 2027 Annual Meeting. Each nominee currently serves on the Board and was elected at the 2025 Annual Meeting, except that Dr. Barratt was appointed to the Board on November 10, 2025.
Each director’s term runs from the date of their election until our next annual meeting and until their successor (if any) is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the Board may reduce the size of the Board or may designate a substitute nominee and the individuals named as proxies may vote for the election of any such substitute nominee. Alternatively, the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve at the time of the Annual Meeting.

The Board recommends that you vote “FOR” each director nominee.

Governance Highlights

Accountable to Stockholders
▪Annual election of directors by majority vote with resignation policy for any director not receiving a majority vote
▪Proxy access (3%, 3 years, 20% of board)
▪Stockholder ability to call special meetings (15% threshold)
▪No poison pill
Stockholder Voting Rights in Proportion to Economic Interest
▪One vote per share, with no dual-class share structure
Proactive and Responsive to Stockholders
▪Proactive year-round stockholder engagement with director participation
▪History of Board responsiveness to stockholder feedback
Strong Independent Leadership Structure
▪Independent Board Chair
▪Annual review of Board leadership structure
▪Independent directors meet in executive session at least four times annually
Practices that Enhance Board Effectiveness
▪Annual Board and committee self-evaluations
▪Annual review of skills, experiences, backgrounds and contributions of individual directors
▪Active Board refreshment process to evaluate and enhance Board skills
▪Director "overboarding" limits
▪Director age (75) limit
▪No restrictions on directors' access to management or employees
▪Board and committees can hire outside advisors independent of management
▪Robust Board-level oversight of strategy and business, human capital management, enterprise risk management, ethics, legal and regulatory matters, cybersecurity and corporate social responsibility
Management Incentive Structures Aligned with Long-Term Strategy
▪Compensation Committee annually reviews program design
▪Short- and long-term incentive programs designed to reward financial and operational performance that furthers strategy and aligns with stockholder interests

6	Intel 2026 Proxy Statement

Governance Section Roadmap

Board Overview See pages 8-9
▪Overview of the director nominees, including key skills and experiences, the committees they serve on and the other public company boards they sit on
▪Statistical information on the director nominees and Board as a whole

Board Skills See pages 10-11
▪Skills matrix utilized by the Governance Committee and the Board in assessing Board composition and identifying areas for potential future enhancement
▪Descriptions of relevant skills/experiences, identification of directors with such skills/experiences and independent director nominees experience highlights

Director Nominees See pages 12-17
▪Biographical information for each of the director nominees, including a brief description of their occupation, business experience and primary qualifications, attributes and skills that the Governance Committee considered in recommending them as director nominees and that the Board considered in nominating them

Board Composition and Refreshment See pages 18-19
▪Governance Committee and Board processes with respect to assessing Board composition, including relevant skill/experiences, independence and focus and attention of directors
▪Processes for identification of new director candidates, consideration of the annual stockholder vote, description of the conditional resignation policy for directors not re-elected at the annual meeting, solicitation of feedback on Board composition through stockholder engagement, and annual Board self-evaluation
▪Board leadership structure, including independent Board Chair

Board Structure and Oversight See pages 20-25
▪Overview of the Board and its committees, including key responsibilities, recent activities and focus areas, committee memberships and meetings
▪Key Board responsibilities: strategy and business; human capital management; enterprise risk management; ethics, legal and regulatory matters; cybersecurity; and corporate social responsibility

Stockholder Engagement See page 26	▪Stockholder engagement cycle and Board philosophy and approach to engagement ▪Off-season engagement details, including scope of outreach, meetings held and key topics discussed

Share Ownership See page 27	▪Intel stock ownership of our directors, named executive officers and current directors and executive officers as a group ▪Beneficial owners of more than 5% of Intel common stock

Director Compensation See pages 28-29
▪Board approach to and annual review of director compensation, including Governance Committee engagement of an independent compensation consultant to provide benchmarking data and advice
▪Non-employee director stock ownership guidelines
▪Director and committee retainers and equity awards, director compensation table and outstanding equity awards held by directors

Independence and Related Party Transactions See pages 30-31
▪Governance Committee and Board assessments as to the independence of our director nominees (10 of our 11 director nominees are independent)
▪Related party transaction processes overseen by the Audit Committee and related party transactions since the beginning of 2025

Governance | Governance Section Roadmap	7

Board Overview

Craig H. Barratt
Former CEO of Atheros Communications
Brings deep semiconductor, computer networking and connectivity experience from his career in senior leadership roles at leading networking companies. Among other accomplishments, as CEO of Atheros Communications he led the company through its IPO and later sale to Qualcomm.

Alyssa H. Henry
Former Square CEO, Block
Brings 25+ years of experience in software engineering and development of database and storage technologies, which is particularly useful as Intel seeks to address the evolving data center market and AI opportunities, as well as substantial senior leadership experiences overseeing successful expansions of business into other technology services.

Age: 63 Director Since: 2025 Committees: None			Age: 55 Director Since: 2020 Committees: Compensation Governance
	Public Boards:	Astera Labs Intuitive Surgical
				Public Boards:	Samsara
New Director - 2025 Future Board Chair - May 2026

Skills/Experiences:			Skills/Experiences:

James J. Goetz
Partner at Sequoia Capital
Brings a keen understanding of evolving technologies and a strong track record of helping companies capitalize on disruptive innovation as a long-tenured partner at a venture capital firm, as well as substantial operating experience, a growth mindset and significant private and public company board experience.

Eric Meurice
Former CEO & President, ASML
Brings deep semiconductor industry expertise through his leadership of the world’s largest supplier of advanced lithography systems, including the extreme ultraviolet (EUV) lithography used in current leading-edge semiconductor manufacturing processes. He also brings a depth of government, legal, regulatory and policy experience from ASML’s key geopolitical role in the semiconductor supply chain.

Age: 60 Director Since: 2019 Committees: Compensation Governance			Age: 69 Director Since: 2024 Committees: Audit Financial Expert
	Public Boards:	Palo Alto Networks
				Public Boards:	IPG Photonics

Skills/Experiences:			Skills/Experiences:

Andrea J. Goldsmith
President & Professor of Electrical and Computer Engineering, Stony Brook University
Brings considerable industry and technical understanding as an accomplished academic, engineer, inventor and entrepreneur (known for her highly acclaimed foundational work in wireless communications), and is also a strong advocate for promoting opportunity and access across the STEM disciplines.

Barbara G. Novick
Co-founder, Former Vice-Chair, & Senior Advisor, BlackRock
Brings deep experience in investment, finance and public policy, as well as broad business acumen, as the co-founder and former leader of the largest global asset manager, enabling her to be a strong advocate for the interests of Intel's stockholders as Intel continues its strategic transformation.

Age: 61 Director Since: 2021 Committees: Audit Governance			Age: 65 Director Since: 2022 Committees: Governance Chair
				Public Boards:	None
	Public Boards:	Crown Castle

Skills/Experiences:			Skills/Experiences:

8	Intel 2026 Proxy Statement

Steve Sanghi
CEO & President, Microchip Technology
Brings deep semiconductor industry, operating and manufacturing, emerging technologies, business development and M&A experience from his 30 years as CEO of a leading semiconductor company, during which period he helped transform the company from a small non-volatile memory products company to a leading embedded control solutions provider, including through over 20 acquisitions.

Lip-Bu Tan
CEO, Intel
Brings software and semiconductor expertise from his 12 years as CEO of Cadence Design Systems, a computational software company providing solutions for the design and development of complex semiconductor chips and electronic systems, as well as deep industry relationships from his decades of investments in the semiconductor industry and public company board experience.

Age: 70 Director Since: 2024 Committees: Compensation			Age: 66 Director Since: 2022 Committees: None

	Public Boards:	Impinji Microchip Technology		Public Boards:	Schneider Electric

Skills/Experiences:			Skills/Experiences:

Gregory D. Smith
Former CFO & EVP, Enterprise Operations, Boeing
Brings operational and financial expertise as the former CFO of the world's largest aerospace company, including significant international experience dealing with foreign governments on market access and regulation and business development experience, having overseen the venture capital arm of Boeing.

Dion J. Weisler
Former CEO & President, HP
Brings technical industry knowledge and a deep understanding of the Intel customer experience as the former CEO of HP, as well as valuable public company directorship experiences and a dedication to corporate responsibility, having championed inclusion and sustainability in prior leadership roles.

Age: 59 Director Since: 2017 Committees: Audit Financial Expert			Age: 58 Director Since: 2020 Committees: Compensation Chair
				Public Boards:	Thermo Fisher Scientific BHP Qantas Airways
	Public Boards:	American Airlines

Skills/Experiences:			Skills/Experiences:

Stacy J. Smith
Executive Chair, Kioxia
Brings deep semiconductor industry, financial and accounting, operating and manufacturing, and sales, marketing and brand management expertise acquired over nearly 30 years of experience, including as the former Group President of Manufacturing, Operations & Sales and former EVP, CFO & Director, Corporate Strategy of Intel.

Retiring Director
Frank D. Yeary
Board Chair
Mr. Yeary announced in February 2026 his intention to retire from the Board upon the conclusion of the 2026 Annual Meeting. As such, he is not standing for re-election at such meeting and Dr. Barratt will succeed him as Board Chair.

Age: 63 Director Since: 2024 Committees: Audit Chair Financial Expert

	Public Boards:	Autodesk Kioxia

The Board expresses its sincere gratitude and appreciation to Mr. Yeary for his distinguished service, leadership and significant contributions to Intel and its stockholders during his service on the Board and as Board Chair.

Skills/Experiences:

Governance | Board Overview	9

Board Skills
Listed below are the skills and experiences we consider important for our director nominees in light of our current business strategy, structure, and market dynamics.

Skill and/or Experience

Semiconductor and Technology	Key to understanding the highly sophisticated design, manufacturing and assembly and test of semiconductor products, our R&D efforts, and the technology ecosystems and markets in which we participate, particularly as we seek to regain process technology competitiveness and develop a foundry business.

Operating and Manufacturing	Valuable asset in overseeing our large scale global R&D, manufacturing and assembly and test organization, our significant capacity expansion plans, our strategy to transform the way the product and foundry parts of our organization interact with each other, and our efforts to develop a foundry business.

Emerging Technologies and Business Models	Important given Intel’s highly competitive and rapidly changing industry, where emerging technologies, such as AI, and new business models can rapidly disrupt even the most well-thought-out strategy.

Business Development and M&A	Provides insight into developing and implementing business growth strategies, assessing “make” vs. “buy” decisions, analyzing the “fit” of a proposed acquisition, valuing transactions, assessing management’s plans for integration and unlocking stockholder value.

Global/International
Provides valuable business and cultural perspectives for Intel’s global R&D, manufacturing, assembly and test, and sales (with the majority of our revenue coming from non-U.S. sales), with continued international investments and manufacturing capacity expansions.

Sales, Marketing and Brand Management	Provides expertise and guidance as we seek to grow sales of our products and foundry services, and enhance our brand.

Human Capital	Of importance to attracting and retaining top talent in a highly competitive market for senior technology leaders, including in areas such as high performance and cloud computing and AI, as we seek to deliver on our growth and transformation strategy.

Senior Leadership	Provides an ability to analyze, shape and oversee the execution of important operational and policy issues. Positions at businesses or organizations that are global, face significant competition or involve technology or other rapidly evolving business models are particularly helpful.

Financial	Knowledge of financial markets and accounting and financial reporting enables oversight of Intel’s capital structure, financing and investing activities, efforts to improve our operational efficiencies, and our financial reporting and internal controls.

Cybersecurity	Experience managing cybersecurity and information security risks or understanding the cybersecurity threat landscape provides valuable knowledge and guidance to the Board in its oversight of the company’s broad and significant cybersecurity and product security risks.

Government, Legal, Regulatory and Policy	Government, regulatory and policy experience is valuable as we engage with governments around the world on significant regulatory and public policy issues, including emerging technologies, such as AI, trade and export control regulations, and government support for the semiconductor industry and supply chain.

Public Company Board	Provides understanding of good public company board and corporate governance practices, board dynamics and operations, the board-CEO/senior management relationship, stakeholder expectations and responsiveness, and appropriate oversight as the company undergoes significant transformation.

10	Intel 2026 Proxy Statement

	NEW 2025	CEO
Highlights — Independent Director Nominees

Semi/Tech			Goldsmith — Prof. of Electrical Engineering, Stony Brook Meurice — CEO, ASML Sanghi — CEO, Microchip Technology S. Smith — Grp. Pres., Manufacturing, Ops. & Sales, Intel
Op/Man			Meurice — CEO, ASML Sanghi — CEO, Microchip Technology S. Smith — Grp. Pres., Manufacturing, Ops. & Sales, Intel Weisler — CEO, HP and COO, Lenovo
Em Tech			Barratt — CEO, Atheros Communications Henry — Square CEO, Block and VP, Amazon Goetz — Partner, Sequoia Capital Goldsmith — Co-founder and CTO, Plume WiFi
Bus Dev			Barratt — CEO, Atheros Communications Goetz — Partner, Sequoia Capital Novick — Co-founder and Vice Chair, BlackRock Sanghi — CEO, Microchip Technology
Glob/Int			Meurice — CEO, ASML G. Smith — CFO, Boeing Sanghi — CEO, Microchip Technology Weisler — CEO, HP and COO, Lenovo
Sales			Barratt — CEO, Atheros Communications Henry — Square CEO, Block and VP, Amazon Novick — Global Acct. Mgmt. Group Head, BlackRock S. Smith — Grp. Pres., Manufacturing, Ops. & Sales, Intel
Hum Cap			Barratt — CEO, Atheros Communications Goldsmith — President, Stony Brook Novick — Co-founder and Vice Chair, BlackRock G. Smith — CFO, Boeing
Snr Ldr			Goetz — Partner, Sequoia Capital Henry — Square CEO, Block and VP, Amazon Novick — Co-founder and Vice Chair, BlackRock Weisler — CEO, HP
Fin			Meurice — CEO, ASML G. Smith — CFO, Boeing Sanghi — CEO, Microchip Technology S. Smith — CFO, Intel
Cyber			Goetz — Palo Alto Networks board Henry — Square CEO, Block and VP, Amazon G. Smith — EVP, Enterprise Operations, Boeing Weisler — CEO, HP and COO, Lenovo
Govt, Leg			Goldsmith — U.S. President’s Council of Advisors, IEEE, National Academy of Engineering Meurice — CEO, ASML Novick — Gov’n Relations & Pub Policy Head, BlackRock
Pub Co			Barratt — Astera Labs, Intuitive Surgical Henry — Samsara S. Smith — Autodesk, Kioxia Weisler — Thermo Fisher, BHP Group, Qantas Airways

Governance | Board Skills	11

Director Nominees
This section provides biographical information for each of the director nominees, including a brief description of their occupation, business experience and primary qualifications, attributes and skills that the Governance Committee considered in recommending them as director nominees and that the Board considered in nominating them.
The Board is currently composed of 12 directors. Effective at the Annual Meeting, the Board’s size will be reduced to 11 directors.

Nominee Stats
Independent	Women

Racially/Ethnically Diverse	Born Outside the United States

63 years Average Age	4 years Average Tenure

Board Stats

4 New Independent Directors since 2024	60 Board (17) and Committee (43) Meetings in 2025

89% Weighted Average Attendance for Directors at Board and Committee Meetings in 2025

Craig H. Barratt Independent Director Since: 2025 Age: 63 Birthplace: Australia Committees: None
Future Board Chair - May 2026

Skills/Experiences:

Experience Summary
Dr. Barratt brings deep semiconductor, cybersecurity and emerging technologies experience from his career in senior leadership roles at Qualcomm, Intel and Google and leading computer networking and connectivity companies. As a former CEO of multiple technology companies, including one that he took through an IPO, period of growth and later sale (Atheros Communications) and another that he led through a period of growth and subsequent sale (Barefoot Networks), he also brings extensive business development and M&A, global/international, sales, marketing and brand management and financial experience. He also has extensive public company board experience at semiconductor and technology companies.
Executive Roles
Barefoot Networks, Inc., a computer networking company (acquired by Intel in 2019) and Intel Corporation
▪CEO and President of Barefoot (2017-2019)
▪Senior Vice President, leading Intel’s ethernet, photonics and networking businesses (2019-2020)
Alphabet, Inc., a technology company (2013-2017)
▪CEO, Access and Energy
▪Senior Vice President at subsidiary Google LLC, leading Google Fiber and various internet access and energy projects
Atheros Communications, Inc., a semiconductor company that developed wireless and networking chipsets (acquired by Qualcomm, a technology company, in 2011) and Qualcomm Atheros (a subsidiary of Qualcomm)
▪CEO and President of Atheros Communications (2003-2011) and Vice President, Technology at Atheros Communications (2002-2003)
▪President of Qualcomm Atheros (2011-2013), leading the non-cellular wireless and networking product businesses
ArrayComm LLC, a wireless communications software company (1992-2002)
▪Various roles including Executive Vice President and General Manager, Chief Operating Officer and Vice President of Engineering
Public Company Boards
Astera Labs, Inc., a fabless semiconductor provider of connectivity solutions for artificial intelligence and cloud infrastructure (since 2025)
Intuitive Surgical, Inc., a robotic-assisted surgery company (since 2011)

12	Intel 2026 Proxy Statement

James J. Goetz Independent Director Since: 2019 Age: 60 Birthplace: United States Committees: Compensation Governance	Andrea J. Goldsmith Independent Director Since: 2021 Age: 61 Birthplace: United States Committees: Audit Governance

Skills/Experiences:	Skills/Experiences:

Experience Summary
Mr. Goetz brings to the Board senior leadership, technology, emerging technologies, business development and cybersecurity experience from his role as a partner of a venture capital firm, where he focuses on cloud, mobile and enterprise technology investments, as well as providing guidance and counsel to a wide variety of internet and technology companies, and his prior work in networks, data security and storage, software and manufacturing through various senior roles and other board experiences. He assembled and led a team that pioneered end-user performance management. His experience with internet and technology companies brings depth to the Board in areas that are important to Intel’s business as it moves from a CPU to a multi-architecture xPU company, from silicon to platforms, and from a traditional IDM to a new, modern IDM.
Executive Roles
Sequoia Capital Operations LLC, a venture capital firm (2004-Present) - Partner
VitalSigns Software, a software design, development, and strategy company (1996-1999) - Co-founder
Public Company Boards
Palo Alto Networks Inc., a network security solution company (since 2004)
Prior Public Company Boards
Barracuda Networks Inc., a data security and storage company (2009-2017)
Ruckus Wireless Inc., a wireless (Wi-Fi) networking equipment manufacturer (2012-2015)

Experience Summary
Dr. Goldsmith brings to the Board semiconductor, emerging technologies, business development, public company board and government and regulatory experience. She is an accomplished academic, engineer, and inventor with more than two decades of experience at Stanford and Princeton in the fields of electrical engineering and applied science, with highly acclaimed, foundational work in wireless communications. Her research, which focused on the fundamental performance limits of wireless systems, especially with regard to 5G wireless, the mobile Internet of Things (IoT), smart grid design and the applications of communications and signal processing to biology and neuroscience, directly relates to Intel’s data-centric business opportunities. As a Co-founder and Chief Technology Officer of Plume WiFi and Quantenna Communications, she gained valuable entrepreneurial, business development and emerging technologies experience.
Executive Roles
Stony Brook University (2025-Current)
▪President
▪Professor of Electrical and Computer Engineering
Princeton University (2020-2025)
▪Dean of Engineering and Applied Science
▪Arthur LeGrand Doty Prof. of Electrical and Computer Engineering
Stanford University (2012-2020) - Stephen Harris Prof. of Engineering
Plume WiFi (formerly Accelera, Inc.), a provider of software-defined wireless networking technology (2010-2014) - Co-founder and Chief Technology Officer
Quantenna Communications (formerly mySource Communications, Inc.), a silicon chipset producer for high-speed, wireless networking (2005-2009) - Co-founder and Chief Technology Officer
Public Company Boards
Crown Castle Inc., a REIT and shared communications infrastructure provider (since 2018)
Prior Public Company Boards
Medtronic plc, a medical device company (2019-2025)
Notable Affiliations
U.S. President’s Council of Advisors on Science and Technology (2021-2025) - Member
Institute of Electrical and Electronics Engineers - Fellow

Governance | Director Nominees	13

Alyssa H. Henry Independent Director Since: 2020 Age: 55 Birthplace: United States Committees: Compensation Governance	Eric Meurice Independent Director Since: 2024 Age: 69 Birthplace: France Committees: Audit Financial Expert

Skills/Experiences:	Skills/Experiences:

Experience Summary
Ms. Henry brings senior leadership, technology, emerging technologies and business models, and information security experience to the Board from her executive experience at a mobile payment processing company, including overseeing its expansion into other technology services for small businesses, and by leading the software development segment of a multinational technology company that focuses on e-commerce, cloud computing, digital streaming and artificial intelligence. Her more than 25 years of experience in software engineering and development of database and storage technologies is particularly useful to the Board as Intel seeks to address the evolving data center market and AI opportunities.
Executive Roles
Block Inc. (formerly Square, Inc.), a software, hardware and financial services provider for small businesses and individuals (2014-2023)
▪Square CEO (Feb 2023-Oct 2023 (retired))
▪Square Lead, and Block Infrastructure & Information Security Lead (2021-Feb 2023)
▪Seller Lead (2014-2021)
Amazon Inc., a multinational technology company (2006-2014)
▪VP, Amazon Web Services Storage Services
▪Director of Software Development for Ordering
Microsoft Corporation, a multinational technology company (1994-2006) - 12 years of engineering, program management, and product unit management roles, working on databases and data access technologies
Public Company Boards
Samsara Inc., a connected cloud operations software company (since 2024)
Prior Public Company Boards
Confluent Inc., a data infrastructure software company (2021-2026)
Unity Software Inc., a video game software development company (2018-2022)

Experience Summary
Mr. Meurice brings deep semiconductor, operating and manufacturing and emerging technologies experience to the Board from nearly a decade of leadership as CEO and President of ASML, the world’s largest supplier of advanced lithography systems used to manufacture semiconductors. During that time, he also honed his business development and M&A, global/international, sales and marketing, finance and senior leadership experience as he led ASML through a period of expanded research and development and partnerships with Intel, Samsung and TSMC to support ASML’s research and development, including the development of extreme ultraviolet (EUV) lithography used in current leading-edge semiconductor manufacturing processes. At ASML he also developed significant government, legal, regulatory and policy experience given ASML’s key geopolitical role in the semiconductor supply chain.
Executive Roles
ASML Holding N.V., a semiconductor equipment manufacturing company (2004-2014)
▪Management Board Chair (2013-2014)
▪CEO and President (2004-2013)
Thomson SA, Television Division, an electronics manufacturer (2001-2004) - Executive Vice President
Dell Computer Corporation, a leading computer company (1995-2001) - Vice President and General Manager, Southern and Eastern Europe
ITT Semiconductors, a discrete components and integrated circuits manufacturer (1989-1995) - Worldwide Marketing and Sales Director
Intel Corporation (1984-1989) - Various roles in product development and marketing for the automotive sector
Public Company Boards
IPG Photonics Corp., a maker of fiber lasers, amplifiers and laser diodes (since 2014)
Prior Public Company Boards
Global Blue Group Holding AG, a payment solutions provider (2018-2025)
Notable Affiliation/Accolade
Stanford University Graduate School of Business - Arjay Miller Scholar

14	Intel 2026 Proxy Statement

Barbara G. Novick Independent Director Since: 2022 Age: 65 Birthplace: United States Committees: Governance Chair	Steve Sanghi Independent Director Since: 2024 Age: 70 Birthplace: India Committees: Compensation

Skills/Experiences:	Skills/Experiences:

Experience Summary
Ms. Novick brings to the Board a deep understanding of the needs and perspectives of investors gained during her more than 30-year career at BlackRock. She also brings to the Board senior leadership, global sales and public policy experience, having served on the Global Executive Committee, created and led the Global Account Management Group for all client segments, and established and led the Global Government Relations and Public Policy Group to provide a voice for investors. She has substantial human capital experience and extensive expertise unlocking stockholder value from having helped grow BlackRock into one of the world’s largest asset management companies. Her experience as head of BlackRock’s Global Investment Stewardship Group also provides insight into matters relating to corporate governance and stockholder engagement important to a public company board.
Executive Roles
BlackRock Inc., an investment and asset management company (1988-Present)
▪Senior Advisor (2021-Present)
▪Head of Global Investment Stewardship (2018-2020)
▪Founder and Head of Global Government Relations and Public Policy Group (2009-2021)
▪Head of Global Account Management Group (1988-2009)
▪Co-founder and Vice Chairman (1988-2021)
Notable Affiliation/Accolade
Barron’s - Barron’s 100 Most Influential Women in US Finance (2020)
Fixed Income Analysts Society Hall of Fame - Inductee

Experience Summary
Mr. Sanghi brings deep semiconductor, operating and manufacturing, emerging technologies, business development and M&A, global/international, sales and marketing, human capital, senior leadership, and financial experience to the Board from his 30 years as CEO of Microchip Technology, a leading manufacturer of microcontroller, mixed-signal, analog, FPGA, timing, connectivity, non-volatile memory and Flash IP solutions for various embedded control applications. As CEO, he helped transform Microchip Technology from a small company focused on non-volatile memory products to a leading embedded control solutions, acquiring over 20 companies including Silicon Storage, Standard Microsystems, Micrel, Atmel and Microsemi.
Executive Roles
Microchip Technology Incorporated, a microcontroller, mixed-signal, analog and Flash-IP solutions company (1990-Present)
▪CEO and President (2024-Present)
▪Executive Chair of the Board (2021-2024)
▪CEO (1991-2021)
▪President (1990-2016)
▪COO (1990-1991)
Waferscale Integration, Inc., an EPROM and flash memory-based programmable systems-chips company (1988-1990) - Vice President, Operations
Intel Corporation (1978-1988) - General Manager of Programmable Memory Operations and other prior roles
Public Company Boards
Impinj, Inc., a manufacturer of radio-frequency identification devices and software (since 2021)
Microchip Technology Incorporated (since 1990)
Notable Affiliation/Accolade
▪Published author
▪Received the Dr. Morris Chang Exemplary Leadership Award from the Global Semiconductor Alliance in December 2022
▪Northern Arizona University renamed their College of Engineering, Informatics, and Applied Sciences to the Steve Sanghi College of Engineering

Governance | Director Nominees	15

Gregory D. Smith Independent Director Since: 2017 Age: 59 Birthplace: Canada Committees: Audit Financial Expert	Stacy J. Smith Independent Director Since: 2024 Age: 63 Birthplace: United States Committees: Audit Chair, Financial Expert

Skills/Experiences:	Skills/Experiences:

Experience Summary
Mr. Smith brings to the Board senior leadership, financial, human capital and global/international experience from his role as Executive Vice President and CFO of the world’s largest aerospace company, with responsibility for the company’s Enterprise Operations, Finance, Strategy and Shared Services organizations. He led the company’s global financing arm, Boeing Capital, its corporate audit function, and its environmental, social and governance work. He also held a number of other key leadership roles, including Vice President of Finance, Corporate Controller and Chief Accounting Officer, and Vice President of Financial Planning and Analysis. In between his two stints at Boeing, he spent four years at Raytheon Company as Vice President of Investor Relations. He brings substantial global/international and business development and M&A experience to the Board from his enterprise performance and strategy role at Boeing. His responsibilities also included Boeing HorizonX, the venture capital arm of Boeing that identified and invested in start-ups that are developing emerging technologies in markets such as cybersecurity, AI and machine learning, and autonomous systems, among others. He also has extensive government, legal, regulatory and policy experience in dealing with foreign governments, including on issues related to market access and the regulation of business and investment. He also brings operating and manufacturing experience to the Board, having overseen Boeing’s manufacturing, operations, supply chain, quality and program management teams.
Executive Roles
G2 Equity Partners, LLC, a private equity firm (2024-Present) - CEO and Co-founder
The Boeing Company (Boeing), the world’s largest aerospace company (2008-2021)
▪CFO and EVP, Enterprise Operations (2020-2021 (retired))
▪CEO and CFO (Dec 2019-Jan 2020)
▪CFO and EVP, Corporate Development & Strategy (2015-2017)
▪EVP, CFO (2012-2015)
Raytheon Company, an aerospace and defense conglomerate (2004-2008) - VP, Global Investor Relations
Public Company Boards
American Airlines Group, Inc., a U.S. airline (since 2022)

Experience Summary
Mr. Smith brings an extensive breadth of semiconductor, operations and manufacturing and sales, marketing and brand management experience, with significant senior leadership and human capital experience, acquired from numerous roles at Intel, such as Group President of Manufacturing, Operations and Sales (MOS) and Chief Financial Officer (which role he held for nearly a decade). He also brings strategic thinking and analytical skills in the context of business development and M&A as evidenced from his roles across finance as Chief Financial Officer, Director of Corporate Strategy and Group President of MOS, in addition to technical expertise from his role as Chief Information Officer. He has a wealth of global/international experience having led teams across the United States, Europe, Latin America and Asia. He has also served on multiple public company boards for more than two decades and has helped take two companies public.
Executive Roles
Kioxia Corporation, formerly Toshiba Memory Corporation, a Japanese flash memory and SSD company (2018-current) - Executive Chair of the Board
Intel Corporation (1988-2018)
▪Group President, Manufacturing, Operations & Sales (2017-2018)
▪CFO (2007-2016)
▪Other prior roles include Chief Information Officer and EMEA Sales and Marketing
Public Company Boards
Autodesk Inc., multinational software products and services company (since 2011)
Kioxia Corporation (since 2018)
Prior Public Company Boards
Wolfspeed Inc., a wide-bandgap semiconductor developer and manufacturer (2023-2025)
Virgin America Inc., a U.S. airline (2014-2016)

16	Intel 2026 Proxy Statement

Lip-Bu Tan Chief Executive Officer Director Since: 2022 Age: 66 Birthplace: Malaysia Committees: None	Dion J. Weisler Independent Director Since: 2020 Age: 58 Birthplace: Australia Committees: Compensation Chair

Skills/Experiences:	Skills/Experiences:

Experience Summary
Mr. Tan was appointed CEO of Intel in March 2025. He was a director of Intel from 2022 through August 2024, and was reappointed to the Board upon his becoming CEO. Mr. Tan is a highly accomplished semiconductor industry leader, having previously served for 12 years as the CEO of Cadence Design Systems, a computational software company providing solutions used to design and develop complex semiconductor chips and electronic systems. He is also the founder and chairman of an international venture capital firm and the founding managing partner of two other funds. Mr. Tan brings to the Board deep semiconductor and technology, senior leadership, global/ international, financial, human capital, sales and marketing, emerging technologies and business models, business development and M&A and public company board experience.
Executive Roles
Walden International, an international venture capital firm (1987-Present) - Founder and Chairman
Celesta Capital, a venture capital firm (2013-Present) - Founding Managing Partner
Walden Catalyst Ventures, a venture capital firm (2021-Present) - Founding Managing Partner
Cadence Design Systems, Inc., a computational software company
▪Executive Chair of the Board (2021-2023)
▪CEO (2017-2021)
▪CEO and President (2009-2017)
Public Company Boards
Schneider Electric SE, a digital automation and energy management company (since 2018)
Prior Public Company Boards
Credo Technology Group Holding Ltd., a connectivity solutions provider (2019-2025)
Cadence Design Systems, Inc., a computational software company (2004-2023)
Notable Affiliation/Accolade
University of California, Berkeley’s College of Engineering and Division of Computing, Data Science, and Society - Advisory board member
Semiconductor Industry Association - Robert N. Noyce Award recipient, association’s highest honor (2022)

Experience Summary
Mr. Weisler brings to the Board semiconductor and technology, operating and manufacturing, senior leadership, global/international, emerging technologies and cybersecurity experience from his more than 35 years of experience in the computer industry. From his role as CEO and President of HP, one of the world’s largest technology companies, he also has financial expertise and extensive experience managing human capital and executing a business development and M&A strategy. He also brings valuable public company board experience from his years of service on the boards of multinational companies like Thermo Fisher Scientific, the BHP Group and Qantas Airways.
Executive Roles
HP, Inc., a computer, printer and related supplies technology company
▪CEO and President (2015-2019 (retired))
▪EVP, Printing and Personal Systems Group (2013-2015)
▪SVP and Managing Director, Printing and Personal Systems, Asia Pacific and Japan (2012-2013)
Lenovo Group Ltd., a technology company
▪VP and COO, Product and Mobile Internet Digital Home Groups (2008-2011)
▪VP and GM, South East Asia (2007-2008)
Public Company Boards
Thermo Fisher Scientific Inc., an analytical laboratory instrument manufacturer (since 2017)
BHP Group Ltd., a mining, metals, and petroleum company (since 2019)
Qantas Airways Limited, an Australian airline (since 2025)

Governance | Director Nominees	17

Board Composition and Refreshment
Assess Board Composition

Relevant Skills/ Experiences
▪The Governance Committee and Board undertake a regular evaluation of the existing and future needs and skill sets of the Board in light of the company’s evolving strategy. In addition to developing and maintaining a skills matrix (see page 10), the committee receives input from stockholders through the stockholder engagement process and the vote support each director received during the most recent annual meeting.
▪The Board is committed to being composed of directors with broad and complementary perspectives, skills, experiences and backgrounds to enable the Board to represent stockholders’ interests. In 2014, the Board formally adopted its commitment to actively seek women and minority candidates, and those with a breadth of backgrounds and skills, to add to the pool from which Board nominees are considered, and annually assess its effectiveness in this regard as part of its self-evaluation process.

Independence
▪The Board believes that a substantial majority of the Board should be independent of management and considers all relevant facts and circumstances in determining independence.
▪The Board has determined that 10 of our 11 nominees are “independent” under Nasdaq independence requirements. In addition, all directors who serve on the Audit Committee and Compensation Committee satisfy heightened SEC and Nasdaq independence requirements.

Activities and Focus
▪The Governance Committee evaluates whether director nominees have sufficient time to effectively serve on the Board. Among other factors, the committee considers:
▪the number of public company board, committee and leadership positions the nominee has and the voting guidelines of our top institutional investors and proxy advisory firms;
▪the location of the other entities on whose public company boards the nominee sits; and
▪for incumbent nominees, Board and committee meeting attendance, the time and attention devoted to fulfilling Board and committee duties, preparedness at and between meetings, and the extent and quality of engagement with management and the Board.
▪Our Corporate Governance Guidelines have the following limits on director service:
▪public company CEOs - limited to no more than 2 public company boards, including Intel;
▪all directors - limited to no more than 4 public company boards, including Intel; and
▪no director may serve on more than 3 public company audit committees.

The Governance Committee and the Board affirmed that each director nominee has sufficient capacity to effectively serve on our Board and that their nomination is in stockholders’ best interests.
The Board waived the numerical limit related to public company CEOs for director Steve Sanghi in light of his deep semiconductor industry experience, his commitments being concentrated in the semiconductor industry, and demonstrated strong attendance, preparedness and engagement at Board and committee meetings since becoming a director in 2024.
The Board evaluated the Executive Chair position at Kioxia held by director Stacy Smith and determined that it is not a “representative director” position or a position involving day-to-day management of the company. Instead, it is a customary executive chair position at a Japanese company, a part-time position involving board oversight of management that is not comparable to a U.S. public company CEO or other executive officer position.

Balance of Tenures
▪The Governance Committee and Board believe that a mix of tenures promotes an appropriate balance and allows the Board to benefit from the historical, institutional knowledge that longer-tenured directors possess and the fresh perspectives contributed by newer directors. The Board seeks to maintain an average tenure of 10 years or less for the independent directors as a group. The Board believes that its nominees represent an appropriate mix of new perspectives and deep institutional knowledge.

18	Intel 2026 Proxy Statement

The Governance Committee establishes procedures for director nominations and recommends candidates for election to the Board. The committee has a robust and ongoing process to assess the skills and make-up of the Board, identify suitable new candidates for the Board, solicit and evaluate feedback from stockholders and assist the Board in an annual self-evaluation process.

Identify Qualified Candidates	Consider Stockholder Feedback	Annually Evaluate Performance

Governance Committee Search
The committee regularly reviews the candidate pipeline. Candidates are screened for conflicts of interest and independence, references are checked, backgrounds and experiences are reviewed, and candidates are interviewed by existing directors.
In 2025, the committee retained a leading search firm to generate candidates with a range of perspectives and experiences important to support the Board’s composition needs, which included deep semiconductor industry and financial expertise. Our newest independent director nominee, Dr. Craig H. Barratt, was initially recommended to the committee by the retained independent search firm.
Other Sources
The Governance Committee also considers suggestions from Board members and candidates proposed by stockholders and employees and evaluates them using the same criteria. Stockholders may suggest a candidate for consideration by sending their name and qualifications to our Corporate Secretary (see “Communicating with Us” on page 104).
We have also adopted proxy access. See page 103.

Annual Stockholder Vote
All directors are elected annually and subject to a majority vote standard. For more information on the majority voting standard, see Additional Information on page 100.
Conditional Resignation Policy
Under our Bylaws and Corporate Governance Guidelines, each director must submit an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Governance Committee would make a recommendation to the Board as to whether to accept the resignation, or whether to take other action instead. Within 90 days from the date of the certified election results, the Board would act on the recommendation and publicly disclose its decision and rationale.
Stockholder Engagement
The Governance Committee assists the Board with the stockholder engagement program, which is designed to solicit and incorporate stockholder feedback on all topics relevant to Intel, including feedback on individual directors and Board composition. For more information, see “Stockholder Engagement” on page 26.

Board Self-Evaluation Process
The Governance Committee Chair, in collaboration with the Board Chair, is responsible for managing the annual process for evaluating the Board and its committees and individual directors.
In 2025, the Governance Committee utilized the same Board self-evaluation process as was used in 2024, consisting of two parts:
▪an anonymous written questionnaire; and
▪interviews with individual directors conducted by the Governance Committee Chair.
The results were aggregated and summarized for the Governance Committee Chair, who reported the results to the full Board in executive session. Areas of director feedback included Board and committee composition, focus, meetings, materials, oversight, leadership, culture, director orientation, continuing education and individual director performance and contributions.

Independent Board Chair
The Board’s general policy (per the Corporate Governance Guidelines) is that the Board Chair and CEO positions should be separate to aid the Board’s management oversight and the CEO’s business focus. If the Board Chair is not independent, the guidelines provide that the independent directors will appoint a Lead Independent Director.
For well more than a decade, Intel has had an independent Board Chair. This structure has facilitated relations between the Board, the CEO and other senior management, assisted the Board in reaching consensus on strategies and policies, fostered a robust evaluation process and supported oversight by the independent directors. Mr. Yeary has been the independent Board Chair since January 2023, though from December 2024 through March 2025, during a period of CEO transition, he served as Interim Executive Chair to take a more active role in overseeing, on behalf of the Board, the business and the company’s Interim Co-CEOs. During that period, the Board appointed Ms. Henry as Lead Independent Director. Dr. Barratt, an independent director appointed to the Board in November 2025, has been appointed Board Chair effective upon the departure of Mr. Yeary from the Board following the 2026 Annual Meeting.
The non-employee directors periodically assess the Board leadership structure to evaluate and implement a structure they believe most effectively supports fulfillment of the Board’s responsibilities at such time. The Board believes that its programs for overseeing risk, as described on page 24, would be effective under a variety of leadership frameworks and, as such, it did not significantly impact the Board’s selection of the current leadership structure.

Governance | Board Composition and Refreshment	19

Board Structure and Oversight
Board of Directors

Frank D. Yeary Chair Meetings in 2025: 17 Mr. Yeary will retire from the Board following the 2026 Annual Meeting
Dr. Barratt appointed to become Board Chair upon Mr. Yeary’s retirement

Recent Activities and Focus Areas
▪Oversight of our cultural transformation aimed at reestablishing engineering excellence, developing a customer-centric mindset and prioritizing decisive action, disciplined execution and strong financial management
▪Oversight of strategy and execution, including product and process technology roadmaps, where we achieved high-volume manufacturing of products on Intel 18A by the end of 2025 at our Arizona and Oregon fabs
▪Capital spend and allocation, including our 2025 cost reduction plan to reduce operating expenses
▪Raising additional capital, including through:
▪Sale of a majority interest in Altera
▪Sale of additional Mobileye shares
▪Private placements to NVIDIA and SoftBank Group
▪U.S. government agreement removing prior project milestones from our commercial CHIPS Act agreement, accelerating disbursements and providing for equity issuances to the U.S. government, raising additional capital for the company and aligning U.S. government interests with Intel stockholders
Key Responsibilities
The Board oversees, counsels, and directs management in the long-term interests of the company and our stockholders and exercises its oversight responsibilities both directly and through its committees. The Board’s responsibilities include:
▪Strategy and business
▪Human capital management, including CEO selection and performance, management succession planning, culture and compensation
▪Enterprise risk management
▪Ethics, legal and regulatory matters
▪Cybersecurity oversight
▪Corporate social responsibility
See page 22 for more details.

At each regular Board meeting, time is reserved for independent directors to meet in executive session without management present. Our independent Board Chair presides over these executive sessions.

Board Committees

Audit & Finance Committee Committee Meetings in 2025: 11
Stacy J. Smith Chair Financial Expert

Dr. Andrea J. Goldsmith	Eric Meurice Financial Expert	Gregory D. Smith Financial Expert

Recent Activities and Focus Areas
▪Financial statements and disclosures, including critical accounting estimates and accounting for U.S. government agreement
▪Capital structure and allocation strategy
▪2025 cost reduction plan
▪Treasury, tax and litigation matters
▪Review and approval of related party transactions
Key Responsibilities
▪Financial reporting, internal controls and internal audit oversight
▪Independent auditor, including appointment, qualifications, independence, compensation and performance
▪Enterprise risk management program
▪Code of Conduct, including compliance program effectiveness
▪Global treasury, finance/financial risk, derivative contracts, tax, insurance, capital structure/allocation, investor relations and retirement plans

Independence. The Board determined that all Audit Committee members satisfy the heightened SEC and Nasdaq independence requirements.
Financial Literacy. The Board determined that all Audit Committee members can read and understand the company’s financial statements per Nasdaq rules.
Financial Experts. The Board determined that Messrs. Meurice, G. Smith and S. Smith were “audit committee financial experts” per SEC rules.

20	Intel 2026 Proxy Statement

Each committee regularly reports on its activities and actions to the Board. Each standing committee - Audit, Compensation and Governance - has a Board-approved, written charter posted on our website. See Helpful Resources.

Talent and Compensation Committee Committee Meetings in 2025: 8
Dion J. Weisler Chair

James J. Goetz	Alyssa H. Henry	Steve Sanghi

Recent Activities and Focus Areas
▪Compensation program changes to align with strategy and increase pay-for-performance rigor
▪Executive succession planning and leadership development and transitions
▪Compensation package for new CEO (see page 40)
▪Talent and culture impacts of significant 2024 and 2025 headcount reductions
▪Stockholder engagement and feedback (see page 26)
Key Responsibilities
▪Review and approve salaries, bonuses, equity awards, other compensation elements, performance measures and goals for our executive officers
▪Executive compensation philosophy, design, pay positioning relative to peers, and risk assessment
▪Independent compensation consultant engagement
▪Other compensation matters, including benefit plans
▪Equity incentive plans administration, including equity usage and allocation
▪Management succession planning and development
▪Human capital management strategies, initiatives and programs

Independence. The Board determined that all Compensation Committee members satisfy the heightened SEC and Nasdaq independence requirements.
Delegation of Authority. The Compensation Committee can designate one or more members to perform duties on its behalf, subject to committee reporting or ratification, and delegate to other directors or company officers the authority to review and grant stock-based compensation for employees who are not executive officers.

Corporate Governance and Nominating Committee Committee Meetings in 2025: 8
Barbara G. Novick Chair

James J. Goetz	Dr. Andrea J. Goldsmith	Alyssa H. Henry

Recent Activities and Focus Areas
▪Board composition and director candidate recruitment, including the addition of a new independent director, Dr. Barratt, in November 2025
▪Geopolitical changes and government affairs activities
▪Stockholder engagement and feedback (see page 26)
Key Responsibilities
▪Director candidates and independence
▪Board and committee size and composition
▪Corporate responsibility and sustainability performance
▪Stockholder engagement and proposals and responsive actions
▪Corporate Governance Guidelines, corporate organizational documents and poison pill policy
▪Non-employee director compensation
▪Annual evaluation of the Board, committees, and individual directors

Attendance
Each director attended at least 75% of the Board and committee meetings on which the director served in 2025 with a weighted average attendance of the directors as a group of 89%. The Board’s policy is that directors are expected to attend the annual meeting, and all but one of the then-serving directors attended the 2025 Annual Meeting.
Engagement with Management
The executive leadership team regularly attends Board and committee meetings to present information on the company, our business and our strategy, and directors have access to employees outside of Board and committee meetings.

Governance | Board Structure and Oversight	21

Key Board Responsibilities
The Board oversees and directs management in the long-term interests of the company and our stockholders. It exercises its oversight responsibilities both directly and through its committees, with responsibilities including those set out below.
Strategy and Business
The Board actively oversees Intel’s long-term business strategy and strategic priorities as well as management’s execution of that business strategy and achievement of the company’s strategic priorities. For example, from early 2021 through 2025, the Board worked closely with management in developing, announcing, monitoring and refining our strategies and business execution aimed at regaining product and process competitiveness and establishing ourselves as a provider of foundry services to third parties. The Board has also worked closely with management in evaluating and refining our AI strategy.
The Board understands its role in being good stewards of our business and stockholders’ capital. The Board annually discusses and approves our budget and capital allocation plans, which are linked to our long-term strategic plans and priorities, and regularly reviews our financial and capital allocation plans with management.
In 2025, notable areas of Board focus and key actions included the following:
▪Revitalizing the x86 ecosystem and regaining product competitiveness in key markets, including the newly developing AI PC category, the traditional data center market and the evolving data center market for accelerators. We also announced a strategic partnership with NVIDIA to co-develop custom client and data center products combining our x86 CPU technologies with NVIDIA's AI and accelerated computing capabilities. The collaboration is intended to jointly develop multiple generations of products for hyperscale, enterprise and consumer markets based on the x86 architecture.
▪Refining our AI strategy as the types of AI workloads expand from the generative AI driving compute demand, particularly for GPU systems, the last few years to AI inference, agentic AI and physical AI workloads. AI technologies are being increasingly adopted across industries and applications, and we aim to partner with an array of incumbent and developing companies defining these emerging areas and position our x86 platform to be their platform of choice. We also aim to expand our market opportunity by leveraging our engineering and design expertise to develop purpose-built ASICs and GPUs for customers to address the expanding variety of AI-driven compute workloads.
▪Regaining process competitiveness, including the high-volume manufacturing at our Arizona and Oregon fabs and launch of our first products by the end of 2025 utilizing our next generation leading-edge process technology, Intel 18A, incorporating the first high-volume commercial implementations of gate-all-around transistors and backside power. We aim to establish Intel 18A as our first significant process technology for government and enterprise foundry customers.
▪Consideration of our leading-edge strategy of continued development of Intel 14A and next generation process technologies given the capital intensive nature of their development and manufacturing, with a cost structure requiring wafer volumes beyond what we expect from our own products to achieve economic efficiency.
▪Oversight of capital spend and allocation, including:
▪Reduced operating expenses, including through our 2025 cost reduction plan; and
▪Disciplined capital deployment strategy, aligning new investments and key project milestones with market demands.
▪Raising additional capital to help fund the pursuit of our strategic priorities through divestitures and private placements, including:
▪Sale of a 51% interest in and deconsolidation of Altera for net purchase consideration of $4.3 billion;
▪Sale of an additional $0.9 billion of Mobileye shares; and
▪Private placements of Intel shares to NVIDIA ($5 billion) and SoftBank Group ($2 billion).
▪Intel’s agreement with the U.S. government removing prior project milestones from our commercial CHIPS Act agreement, accelerating disbursement to Intel of $5.7 billion under that agreement, and providing for equity issuances to the U.S. government, raising additional capital for the company and aligning U.S. government interests with Intel stockholders.

22	Intel 2026 Proxy Statement

Additional Board Strategy and Business Oversight Actions

Annual two-day Board strategy session, including presentations from many senior executives across the company	Routinely engaging with senior management on critical business matters that tie to the company’s strategic priorities

Periodically traveling to key facilities to meet with local management and obtain a firsthand look at the company’s operations	Meeting with the next generation of leadership to assess management’s development of a high-caliber talent pipeline

Human Capital Management
The Board is actively engaged in overseeing Intel’s human capital management strategies, results, initiatives, and programs. This includes, among other things, CEO selection and performance, management succession planning, culture and compensation. The Board is assisted by the Compensation Committee in many of these areas.
CEO Selection and Performance
Selection and oversight of the performance of our CEO is one of the Board’s most important responsibilities as it is highly impactful across all other areas of our business and to our future success. The full Board is involved in CEO selection and the evaluation of CEO performance. Evaluation of CEO performance occurs both on an ongoing basis as company performance is evaluated, including during executive sessions of the independent directors, and periodically on a more formal basis.
Management Succession Planning
The Board endeavors to maintain a long-term program for effective development and succession planning of our CEO and other senior leadership, as well as short-term contingency plans for unplanned departures and other events. The Board understands the importance of, and is keenly focused on, the development of internal talent and succession planning.
The Compensation Committee reviews succession planning and management development topics with the Board at least once a year. The Board and the Compensation Committee work with our CEO and our Chief People Officer to develop succession plans. The Board has an opportunity to meet regularly with executives at many levels across the company through formal presentations at meetings and informal events throughout the year. Board members are also partnered with key senior leaders based on their backgrounds to assist with mentorship and oversight. The topics of succession planning and management development are discussed regularly in executive sessions of the Board and Compensation Committee.
Culture
Our culture is defined by our values — Customer First, Fearless Innovation, Results Driven, One Intel, Inclusion, Quality, and Integrity. These values are meant to guide how we make decisions, treat each other, serve our customers to achieve their goals, and shape technology as a force for good. We are focused on how we recruit, retain and develop our talent. Organizational culture is monitored and measured by management and overseen by the Compensation Committee, with regular reports by the committee to the Board.
During 2025, the Board and Compensation Committee were actively engaged in the oversight of cultural transformation efforts spearheaded by our new CEO and aimed at reestablishing engineering excellence, developing a customer-centric mindset and prioritizing decisive action, disciplined execution and strong financial management. Among other things, during 2025 we simplified our organizational structure, reduced management layers and empowered technical teams to accelerate decision-making and innovation, changes that are intended to increase transparency and accountability, improve operational efficiency, reduce barriers to collaboration and product development and lower expenses.
Compensation
The Compensation Committee determines the compensation for our executive officers, including our CEO. The committee reviews the executive compensation programs throughout the year with the assistance of an independent compensation consultant. The committee also reviews our compensation and benefits programs more broadly, including our equity incentive plans, and annually conducts a compensation risk assessment to assess whether the programs’ provisions and operations create undesired or unintentional material risk. For 2025, the committee confirmed that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. For additional information with respect to our executive compensation programs, see “Compensation” on page 36.

Governance | Board Structure and Oversight	23

Enterprise Risk Management
Risk is inherent in business, and the Board’s oversight, assessment and decisions regarding risks occur in the context of, and in conjunction with, the other activities of the Board and its committees.

Board
The Board has primary responsibility for enterprise risk management and executes its oversight duties through:
▪Assigning specific oversight duties to Board committees based on their areas of expertise and charter-defined roles and responsibilities
▪Periodic briefings and informational sessions by management on the types of risks we face and the enterprise risk management program, including risk-identification, mitigation and control
For many enterprise risk management issues, such as cybersecurity risks, the Board receives regular and detailed reports from management or the appropriate Board committee regarding its review of the issues. In some cases, such as for risks regarding new technologies and product acceptance, risk oversight is addressed as part of the full Board’s regular oversight of strategic planning.
The Board and its committees also assess whether management has an appropriate risk management framework to manage risks and whether that framework is operating effectively.

Governance Committee

▪Oversees issues related to risks arising from our environmental, social and governance practices ▪Oversees risks related to our corporate responsibility and sustainability initiatives and performance

Compensation Committee

▪Oversees compensation program risks, including confirming that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company
▪Oversees risks related to talent and human capital management

Audit Committee

▪Oversees issues related to accounting and financial statements, internal control and audit functions, and major financial, product security and cybersecurity risk exposures
▪Oversees management’s annual enterprise risk management assessment

Management

Management is primarily responsible for:
▪Identifying risks and risk mitigating controls related to significant business activities
▪Mapping the risks to company strategy
▪Developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward, and the appropriate manner in which to manage risk
Management utilizes the following risk oversight framework:

Purpose
▪Monitor risks to Intel’s strategic objectives over at least a three-year time horizon
▪Implement key mitigation plans for identified risks
▪Identify the most significant risks and develop mitigation plans as appropriate for newly identified risks

Approach
▪Annual process consists of interviews of executive team led by our CFO’s office
▪Mid-year review with the Audit Committee of the status of previously identified risks and mitigation plans
▪Throughout the year, detailed presentations to the Board and Audit Committee

Results
▪Report annually and as needed to the Board and its committees
▪Develop mitigation plans for high-risk items
▪Incorporate high-risk profiles into annual audit plan
▪Disclose significant risks to investors as appropriate

24	Intel 2026 Proxy Statement

Ethics, Legal and Regulatory Matters
Intel’s ethics and legal compliance program sets standards for conducting business in accordance with our ethical principles, provides values-based guidance, heightens compliance risk awareness, strengthens decision-making and helps drive sound performance. Our CEO regularly communicates with our employees about the importance of ethics and legal compliance. Through the Audit Committee, the Board receives quarterly reports from our chief compliance officer.
Code of Conduct
Our Code of Conduct applies to our non-employee directors with respect to their Intel-related activities, as well as to our officers, including our principal executive, principal financial and principal accounting officers, or persons performing similar functions, and all other employees.
Directors and executive officers must inform us of any situation that may be perceived as a conflict of interest with Intel. The Board oversees the resolution of any conflict or apparent or potential conflict involving a director or executive officer, and may enlist the legal department to determine whether a conflict exists, and if so, how to resolve it. Any waivers of these conflict rules with regard to a director or an executive officer require the prior approval of the Board. Our Code of Conduct is our code-of-ethics document and is posted on our website (see Helpful Resources). We intend to disclose future amendments to or waivers of the Code of Conduct granted to directors and executive officers on our website within four business days following the date of such amendment or waiver, as required.
Government Affairs and Lobbying
Information about our priorities and positions on key issues can be found on our Public Policy website and includes the Intel Political Accountability Guidelines. Our government affairs department reports to the Governance Committee at least once a year.
Cybersecurity
Our Board has ultimate cybersecurity risk oversight, which it manages as part of our enterprise risk management program. The Board is assisted by the Audit Committee, which regularly reviews our cybersecurity program with management and reports to the Board. Cybersecurity reviews by the Audit Committee or the Board generally occur at least twice annually, or more frequently as determined to be necessary or advisable. A number of our directors have experience in assessing and managing cybersecurity risk.
Our cybersecurity program is run by our Chief Information Security Officer (CISO), who reports to our Chief Information Officer (CIO). Our CISO is informed about and monitors prevention, detection, mitigation and remediation efforts through regular communication and reporting from professionals in the information security team, many of whom hold cybersecurity certifications such as a Certified Information Systems Security Professional or Certified Information Security Manager, and through the use of technological tools and software and results from third-party audits. Our CISO has extensive experience assessing and managing cybersecurity programs and cybersecurity risk. Our CISO has served in that position since 2015 and, before Intel, was the Chief Security Officer at McAfee and the Chief Information Officer and CISO for the U.S. House of Representatives. Our CISO regularly reports directly to the Audit Committee or the Board on our cybersecurity program and efforts to prevent, detect, mitigate and remediate issues. In addition, we have an escalation process in place to inform senior management and the Board of material issues.
Corporate Social Responsibility
Management provides formal updates to the Governance Committee at least twice each year, and at least annually to the Board, on the company’s corporate social responsibility performance and related disclosures. We publish a Corporate Responsibility Report on an annual basis, and have also published and updated a Climate Transition Action Plan, both of which are available on our website.

Board Delegation of CSR Oversight
▪Governance Committee: Primary responsibility for oversight of our corporate social responsibility matters, with additional topics also reviewed by other committees
▪Compensation Committee: Oversight of human capital matters
▪Audit Committee: Oversight of our ethics and compliance program

Governance | Board Structure and Oversight	25

Stockholder Engagement
Engagement Cycle
We actively engage with our stockholders on a year-round basis.

Summer	Fall	Winter	Spring

Review annual meeting results to determine appropriate next steps, and plan for the more in-depth off-season stockholder engagement	Hold off-season stockholder engagement to have more in-depth discussions with stockholders, solicit feedback and report to the Board and its committees	Incorporate input from stockholder meetings into annual meeting planning and governance, compensation and corporate responsibility practices and disclosures	Conduct in-season stockholder engagement following the filing of our proxy statement to answer questions and understand stockholder views on matters to be voted on at the annual meeting
Engagement Philosophy
We believe that our approach to engaging openly with our stockholders on topics such as strategy, corporate governance, executive compensation and corporate responsibility drives increased corporate accountability, improves decision making and ultimately creates long-term value. We are committed to:
▪Accountability. Driving and supporting leading corporate governance and Board practices to promote oversight, accountability and good decision making.
▪Transparency. Maintaining high levels of transparency on a range of financial, governance and corporate responsibility issues to build trust and sustainable two-way dialogue that supports our business success.
▪Engagement. Proactively engaging with stockholders and stakeholder groups in dialogue on a range of topics to identify emerging trends and issues to inform our thinking and approach.
Our engagement efforts with stockholders allow us to better understand our stockholders’ priorities and perspectives and provide us with useful input concerning our corporate strategy and our compensation and corporate governance practices.
Recent Engagement
Our most recent off-season engagement was in early 2026 instead of our normal Fall timing due to the significant Board and management activity related to transactions in Fall 2025 and with the aim of having more meaningful engagement thereafter. Most meetings were led by our head of investor relations. We track the topics discussed with and feedback received from our stockholders throughout the engagement process, and report to the Governance Committee and the Board.

Off-Season Engagement

Total Contacted		Total Engaged		Director Engaged
55% Inst O/S	30 Stockholders	36% Inst O/S	11 Meetings	11% Inst O/S	1 Meeting

Percentage of Inst O/S, or Intel’s institutionally-held shares, was calculated as of September 30, 2025. We contacted, engaged and had directors engage with 36%, 25% and 8%, respectively, of Intel’s outstanding shares in aggregate.

Key Discussion Topics
Strategy oversight, including AI		Company transformation oversight		Board composition and refreshment

Culture and talent retention		Leadership succession planning		Director time commitments

26	Intel 2026 Proxy Statement

Share Ownership
Security Ownership of Directors and Executive Officers
The following table presents the beneficial ownership of shares of Intel common stock of our directors, named executive officers, and directors and executive officers as a group. This information is as of March 20, 2026 except for Mr. Schell and Ms. Johnston Holthaus, where it is as of their departure dates (June 30, 2025 and March 1, 2026, respectively).

	Common Stock
Independent Directors	Direct Holdings	Indirect Holdings	Awards Vesting	Deferred RSUs	Total Intel	Mobileye
Craig H. Barratt	26,021	—	2,730	—	28,751
James J. Goetz	234,235	—	12,552	—	246,787	100,000
Andrea J. Goldsmith	22,176	—	12,552	—	34,728	—
Alyssa H. Henry	56,660	—	12,552	—	69,212	—
Eric Meurice	5,132	—	12,552	—	17,684
Barbara G. Novick	3,174	—	19,582	21,450	44,206	—
Steve Sanghi	5,132	—	12,552	—	17,684
Gregory D. Smith	—	15,203	12,552	33,514	61,269	—
Stacy J. Smith	11,069	42,495	12,552	—	66,116
Dion J. Weisler	53,289	—	12,552	—	65,841	—
Frank D. Yeary	35,956	57,998	26,611	33,006	153,571	75,128

Named Executive Officers
Lip-Bu Tan	16,471	1,209,906	—	—	1,226,377	50,000
David A. Zinsner	364,918	—	—	—	364,918	2,500
Naga Chandrasekaran	207,517	—	—	—	207,517	—
April Miller Boise	145,333	—	—	—	145,333	2,800
Michelle Johnston Holthaus	517,739	—	—	—	517,739	30,000
Christoph Schell	93,250	—	—	—	93,250	—

Current Directors and Executive Officers
Current Directors and Executive Officers as a group (15 individuals)					2,749,994	230,428
Direct Holdings: Shares directly held by the individual.
Indirect Holdings: Shares over which the individual has shared voting and/or investment power through individual, family and/or spousal trusts or other accounts.
Awards Vesting: Shares subject to RSUs and stock options that become exercisable or vest within 60 days of such date.
Deferred RSUs: Shares underlying RSUs that have vested but with respect to which settlement has been deferred.
Mobileye: Shares of Class A common stock of Mobileye Global Inc., an Intel subsidiary, held by our directors and executive officers.
Percentage Ownership
Each director and named executive officers owns, and the current directors and executive officers as a group own, not more than 1% of the total outstanding shares.
Security Ownership of 5% Beneficial Owners
The following table sets forth the stock-based holdings of beneficial owners of more than 5% of our common stock as of March 20, 2026 for the U.S. government and as of December 31, 2025 with respect to the other stockholders.

5% Beneficial Owners	Shares	% Outstanding	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power	Information Basis
U.S. government 1800 F Street NW Washington, DC 20405	433,323,000	8.4%	433,323,000	—	433,323,000	—	Company stock registry
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	404,520,480	8.1%	—	43,879,962	—	404,520,480	Schedule 13G/A filed January 30, 2026
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	341,067,967	6.8%	309,980,092	—	341,067,967	—	Schedule 13G/A filed January 25, 2024
U.S. government: Shareholding is in the name of the United States Department of Commerce and assumes full release of 149,438,785 shares held in escrow (subject to release as we receive disbursements under the Secure Enclave program). Not included are warrants exercisable if we were to cease to directly or indirectly own at least 51% of our Intel Foundry business. If exercised by the U.S. government, the warrants may be settled by one of two methods at the company’s election: (i) net cash settlement in an amount equal to 240,516,150 shares (assuming full exercise) multiplied by the result, if positive, of subtracting the warrant exercise price ($20.00) from the average market price of our common stock over the 15 consecutive trading day period prior to exercise (the Average Market Price); or (ii) net stock settlement in a number of shares equal to the net cash settlement amount (see (i)) divided by the Average Market Price.

Governance | Share Ownership	27

Director Compensation
Overview
The Board’s general policy is that non-employee director compensation should be a mix of cash and equity, with the majority being equity. Our CEO, if also a director, receives no additional compensation for being a director.
The Governance Committee, consisting solely of independent directors, has the primary responsibility for reviewing non-employee director compensation and considering any changes, which it does on an annual basis, considering factors such as workload and market data. The Board annually reviews the committee’s recommendations and determines the amount of director compensation. The Governance Committee engages the Compensation Committee’s independent compensation consultant to assist with our director compensation program. The director compensation peer group is the same as the executive compensation peer group considered by the Compensation Committee for 2025 (see “Compensation Discussion and Analysis; External Competitive Considerations for 2025” on page 47 for details). The Governance Committee generally targets cash and equity compensation near the median of the director compensation peer group.
For 2025, the Board made no changes to the non-employee director compensation structure, which is summarized below.

Director Compensation	Chair	Member
Board
Annual cash retainer	$275,000	$100,000
Annual equity award	250,000	250,000
Committees
Audit Committee	$45,000	$20,000
Compensation Committee	40,000	15,000
Governance Committee	35,000	5,000
M&A Committee (disbanded)	20,000	—

Director Stock Ownership Guidelines
≥5x annual cash retainer
Non-employee directors must hold ≥5x the annual cash retainer within five years of joining the Board; includes deferred RSUs once vested, but not unvested RSUs.
As of December 27, 2025, all non-employee directors met the guidelines or still had time to do so.

Director Equity and Deferred Compensation Program
RSUs in Lieu of Cash. Under the “RSUs in Lieu of Cash” program, non-employee directors can elect to receive all of their cash compensation in the form of RSUs, which generally vest one year from the grant date.
Annual Equity Awards. Each non-employee director re-elected in 2025 received an annual grant of RSUs with a $250,000 target value on the grant date. The RSUs’ grant date and vesting align with the intended Board service, from election at the annual meeting to the date that is the earlier of the one-year anniversary of the grant date or the next annual meeting. All unvested RSU shares are payable upon retirement from the Board if a director is 75 years old or has at least seven years of Board service. Unvested RSUs do not accrue dividend equivalent rights.
Deferred Compensation Program. Non-employee directors can defer their cash and equity compensation. Under the cash deferral program, directors may defer up to 100% of their cash compensation. Deferred amounts earn a return as if invested in Intel common stock, with any dividends deemed reinvested. Directors must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments over five or ten years, and to begin receiving distributions at retirement or at a future date not less than 24 months from the election date. This deferred cash compensation is an unsecured Intel obligation. The equity deferral program allows directors to defer the settlement of their vested equity awards until termination of service. Directors do not receive dividends on deferred vested equity awards.
Interim Executive Chair
Mr. Yeary served as Interim Executive Chair from December 2024, upon the departure of our prior CEO, through March 2025, when Lip-Bu Tan joined Intel as our new CEO. For such service, upon the recommendation of the Governance Committee, the Board awarded Mr. Yeary RSUs (in accordance with prior elections he made) with a target valuation of $700,000 that vested immediately upon the grant of such RSUs in May 2025.

28	Intel 2026 Proxy Statement

Director Compensation Table
The following table sets forth certain information regarding the compensation of each of our non-employee directors who served during fiscal year 2025. The table also sets forth the number of equity awards held by each such non-employee director as of December 27, 2025. Market value is determined by multiplying the number of shares by the Intel common stock closing price on Nasdaq on the last trading day of the fiscal year, unless otherwise specified.

	Total Compensation for FY 2025				Outstanding Equity Awards at FYE 2025
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)	Outstanding Equity Awards (#)	Market Value of Outstanding Equity Awards ($)
Craig H. Barratt	25,000	—	—	25,000	—	—
James J. Goetz	115,000	252,200	—	367,200	12,552	454,400
Andrea J. Goldsmith	125,000	252,200	—	377,200	12,552	454,400
Alyssa H. Henry	180,000	252,200	—	432,200	12,552	454,400
Omar Ishrak	62,500	—	—	62,500	—	—
Tsu-Jae King Liu	52,500	—	—	52,500	—	—
Risa Lavizzo-Mourey	75,000	—	—	75,000	—	—
Eric Meurice	120,000	353,700	—	473,700	12,552	454,400
Barbara G. Novick	—	393,500	5,000	398,500	41,032	1,485,400
Steve Sanghi	115,000	353,700	—	468,700	12,552	454,400
Gregory D. Smith	138,800	252,200	—	391,000	46,066	1,667,600
Stacy J. Smith	132,500	252,200	—	384,700	12,552	454,400
Dion J. Weisler	140,000	252,200	—	392,200	12,552	454,400
Frank D. Yeary	—	1,241,000	—	1,241,000	59,617	2,158,100
Fees Earned or Paid in Cash and Stock Awards. Includes additional cash compensation of $60,000 received by Ms. Henry for serving as Lead Independent Director during the period Mr. Yeary served as Interim Executive Chair in 2025.
Omar Ishrak and Gregory D. Smith deferred their 2025 annual cash compensation until their retirement from the Board.
Messrs. Meurice and Sanghi were granted an annual equity award of 5,132 RSUs on January 30, 2025 in connection with their appointments to the Board in December 2024 with a grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.
With respect to the following equity awards to the directors on May 7, 2025, the grant date fair value was computed in accordance with ASC Topic 718.
▪Annual equity awards to all directors re-elected to the board: 12,552 RSUs; and
▪RSUs in Lieu of Cash: Ms. Novick (7,030 RSUs) and Mr. Yeary (49,205 RSUs, which includes his compensation of $700,000 for serving as Interim Executive Chair in 2025).
All Other Compensation. Represents matching charitable contributions from the Intel Foundation on behalf of each noted director to schools and universities that met the guidelines of Intel’s employee charitable matching gift program and were eligible for matching funds.
Outstanding Equity Awards. Includes (i) unvested RSUs and (ii) vested but deferred equity awards for the following directors: Ms. Novick (21,450), Mr. Yeary (33,006) and Mr. G. Smith (33,514). Awards in this column may become payable upon the director’s retirement from the Board, depending on the director’s age or length of service.

Governance | Director Compensation	29

Independence and Related Party Transactions
Independence
Of the 11 director nominees, 10 have been determined by the Board to qualify as an “independent director” under Nasdaq rules, which require that, in the opinion of the Board, such person not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Lip-Bu Tan is not deemed to be independent under Nasdaq rules due to his service as our CEO. Our director not standing for re-election at the Annual Meeting, Mr. Yeary, was deemed to be independent under Nasdaq rules. There are no family relationships among any of our directors or executive officers.
In making determinations regarding director independence, the Board, with the assistance of the Governance Committee, reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management and considered transactions that occurred since the beginning of 2023 between Intel and entities associated with the directors or members of their immediate families. Such transactions were ordinary course supplier or customer business dealings or charitable contributions, in each case not exceeding the greater of $200,000 or 1% of each of Intel’s and the recipient’s annual revenue, respectively, in each of the past three years. The Board considered the transactions in the context of the Nasdaq objective standards and the special standards established by the SEC and Nasdaq for members of audit and compensation committees. The Board determined that, based on the nature of the directors’ relationships with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, impair the directors’ independence.
For a description of stockholder derivative lawsuits involving certain current and former Intel executives and directors, refer to Note 19: Commitments and Contingencies in the financial statements in our 2025 Annual Report on Form 10-K.
Related Party Transactions Policy
The Audit Committee is responsible for the review, approval or ratification of related party transactions involving Intel or its subsidiaries and related persons (i.e., a director, executive officer or director nominee since the beginning of the previous fiscal year, or a beneficial owner of greater than 5% of Intel at the time of the applicable transaction, and their immediate family members). Intel has written policies and procedures applicable to any transaction or series of transactions in which the company or a subsidiary participates, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Intel personnel in the legal and finance departments review transactions involving related persons that are not in one of the pre-cleared transaction categories (see below). If a related person could have a significant interest in such a transaction, the Audit Committee reviews and makes a determination as to whether the related person has a material interest in the transaction, and may approve, ratify, rescind or take other actions in its discretion. The Audit Committee reviews all material facts and may consider whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the availability of other sources of comparable products or services.

Pre-Cleared Transaction Categories
The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following:
▪Any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;
▪Any charitable contribution, grant or endowment by Intel or the Intel Foundation to a charitable organization, foundation or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts or any matching contribution, grant or endowment by the Intel Foundation;
▪Compensation to executive officers or directors determined by the Compensation Committee or the Board;
▪Transactions in which all security holders receive proportional benefits; and
▪Banking services involving bank depository funds, a transfer agent, registrar, trust indenture trustee or similar.

30	Intel 2026 Proxy Statement

Related Party Transactions
Since the start of fiscal 2025, we have engaged in related party transactions as set out below that are required to be disclosed. The Audit Committee reviewed and approved each of these transactions.
▪Lip-Bu Tan, our CEO and a member of the Board, is also the founder and Chairman of Walden International, an international venture capital fund (together with its affiliates and other entities affiliated with Mr. Tan, Walden). For more than three decades, Walden has been investing in privately held companies, including investments across a broad set of companies in the semiconductor, technology and AI fields. Intel Capital, our corporate venture capital business unit, also invests in privately held companies in the semiconductor, technology and AI fields, and from time to time may invest in companies where Walden has previously invested or is contemporaneously investing. In addition, Intel may from time to time engage in transactions with companies in which Walden has invested. The following such transactions are disclosable pursuant to Item 404(a) of Regulation S-K:
▪Advanced packaging substrate solution provider (Company A) - In April 2025, Intel Capital and Walden each invested $3 million in a 6.0% convertible bridge note issued by Company A. Intel Capital and Walden had previously invested in equity financings of Company A, giving them a 17.4% and 12.0% ownership interest, respectively, before the April 2025 note acquisition.
In March 2026, Intel Capital invested $5 million and Walden invested $8 million in a Series D preferred stock financing by Company A and converted their April 2025 notes (plus accrued interest) into additional shares of Series D preferred stock, following which they held a 10.0% and 9.6%, respectively, ownership interest.
▪Power management integrated circuits company (Company B) - In January 2026, Intel Capital invested $3.4 million in a Series A preferred stock financing by Company B, following which it held a 4.6% ownership interest. Before the Series A financing, Walden, together with Lambda Ventures Fund, a venture capital fund affiliated with Mr. Tan, held a 12.3% ownership interest in Company B as a result of investments in prior financing rounds. Mr. Tan’s son, Andrew Tan, is a member of the board of directors of Company B. In December 2025, Walden and Lambda together invested a total of $2.2 million in the Series A financing. Following Intel Capital’s January 2026 investment, Walden and Lambda together held an 11.8% ownership interest in Company B.
▪AI technology company (Company C) - In January 2026, Intel Capital invested $2.3 million and Walden invested $2 million in a Series B preferred stock financing by Company C. Intel Capital, Walden and Factory HQ Fund, a venture capital fund affiliated with Mr. Tan, had previously invested in equity financings of Company C. Intel Capital held a 14.9% ownership interest before and a 13.7% ownership interest after the Series B financing. Walden and Factory collectively held a 16.9% ownership interest before and a 15.2% ownership interest after the Series B financing.
▪AI infrastructure company (Company D) - In October 2025, Intel Capital invested $10 million in a SAFE (Simple Agreement for Future Equity) financing by Company D, a company in which it had invested in previous financing rounds. Intel Capital converted the SAFE, and invested an additional $35 million, in a Series E preferred stock financing in February 2026 and received shares of Series E preferred stock. Intel Capital held a 6.8% ownership interest before and an 8.2% ownership interest after the Series E preferred stock financing. Mr. Tan has served as the Chairman of Company D’s board of directors since November 2017. In October 2025, Walden affiliates Factory and A&E Investments LLC, a venture capital fund, also collectively invested $10 million in the SAFE financing, which was converted into Series E preferred stock in February 2026. A&E Investments also invested a further $5 million in the Series E financing. Walden, Celesta Capital, an international venture capital fund where Mr. Tan is Founding Managing Partner, Factory and A&E Investments collectively held a 10.9% ownership interest before and a 9.8% ownership interest after the Series E preferred stock financing.
Intel Capital expects to invest a further $15 million in the Series E financing, subject to the receipt of required regulatory approvals. Assuming such investment is made and Company D raises the remainder of its planned financing, Intel Capital would have a 9.0% ownership interest in Company D and Walden, Celesta Capital, Factory and A&E Investments would collectively have a 9.8% ownership interest.
▪Michelle Johnson Holthaus - Nicole Schlappi, the sister of Michelle Johnston Holthaus, former CEO of Intel Products, is employed by us as a non-technical program manager. The aggregate compensation received by Ms. Schlappi for fiscal year 2025 was approximately $274,500. We compensate Ms. Schlappi in a manner consistent with our practices that apply to other similarly situated company employees.

Governance | Independence and Related Party Transactions	31

Audit

Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm
EY Independence. The Audit Committee evaluates the independent auditor selection each year and selected Ernst & Young LLP (EY) to serve as our auditor for 2026. EY has served in this role since Intel was incorporated in 1968. EY representatives attended all of the Audit Committee’s meetings in 2025, except meetings subject to attorney-client privilege.
In order to confirm continued auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. The committee concluded that many factors contribute to the continued support of EY’s independence, such as oversight by the Public Company Accounting Oversight Board (PCAOB) through the establishment of audit, quality, ethics and independence standards in addition to conducting audit inspections, the mandating of reports on internal control over financial reporting, PCAOB requirements for audit partner rotation and limitations imposed by regulation and by the committee on non-audit services provided by EY. The committee has established and monitors limits on the amount of non-audit services that Intel may obtain from EY. Under the auditor independence rules, EY reviews its independence each year and delivers to the committee a letter addressing matters prescribed under those rules.
Annual Stockholder Ratification. As a matter of good governance, the Board submits the independent audit firm selection for stockholder ratification. If the selection is not ratified by a majority of the voted shares, the Audit Committee will review its future independent registered public accounting firm selection in light of that vote result. Even if the selection is ratified, the committee in its discretion may appoint a different firm at any time during the year if the committee determines that such a change would be appropriate.

The Board recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026.

Pre-Approval Policies
The Audit Committee pre-approves and reviews audit and non-audit services performed by EY, as well as the fees charged by EY for such services. In its pre-approval and review of non-audit service fees, the committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
EY Expected to Attend Annual Meeting
We expect an EY representative to attend the 2026 Annual Meeting, to have an opportunity to make a statement if the representative so chooses, and to be available to respond to appropriate stockholder questions.
Auditor Fees
The following table shows EY billed fees (net of value-added tax and other similar taxes assessed by non-U.S. jurisdictions on EY billed amounts) for services in fiscal years 2024 and 2025, all of which were approved per the Audit Committee’s pre-approval process described in the below report.

Fiscal Year	Audit Fees	Audit-related Fees	Tax Fees	All Other Fees	Total
2025	$27,042,700	$112,800	$324,200	$20,000	$27,499,700
2024	25,719,400	111,900	248,300	20,000	26,099,600
Services Associated with Fees. Audit Fees relate to professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements, registration statements and audit services provided in connection with other statutory or regulatory filings. Audit-related Fees relate to the performance of the audit or review of our financial statements, and are not included in Audit Fees. Tax Fees relate to services provided for tax compliance and planning. All Other Fees relate to professional fees not included in the categories above.

32	Intel 2026 Proxy Statement

Considerations in Re-Engaging EY

Alignment with our geographies and business	▪EY staffing presence, depth and expertise across the 150 countries in which reviews are required and in the geographies with the greatest accounting/finance focus

EY’s high audit quality, performance and results	▪Evaluations of the nature and quality of EY communications and engagement ▪Quality reviews - e.g., PCAOB inspections and peer reviews

EY’s track record	▪Accounting and auditing field competence ▪Nature of legal or disciplinary actions affecting EY

EY’s deep institutional company and industry knowledge, experience and expertise
▪EY’s and key engagement team members’ extensive professional qualifications, experience and expertise
▪EY’s depth and breadth of understanding of the technology and semiconductor industries, and Intel’s unique business model (global integrated device manufacturer and foundry service provider) and complex accounting policies and practices

Robust independence controls and objectivity
▪Annual independence evaluations, partner rotations and pre-approval policies and controls
▪EY’s rigorous internal independence monitoring and maintenance process
▪Intel account personnel adequacy assessments
▪Key engagement partner rotations consistent with PCAOB and SEC independence and rotation requirements
▪Audit Committee involvement in and oversight of EY independence
▪EY’s professionalism and objectivity shown in reports/presentations

Impact of engaging a new auditor	▪Significant costs, time commitments, continuity disruption and management distraction associated with bringing on and extensively educating a new auditor

Appropriateness of EY’s fees	▪EY’s longer tenure offers us an efficient fee structure and more competitive fees relative to our peers as supported by benchmarking and reviews

Non-audit service projects performed by other multinational public accounting and auditing firms
▪Nature, scope, length, complexity, required knowledge and other public accounting firm non-audit service costs
▪Impact (e.g., significant disruption, lost cumulative knowledge, time to properly onboard and higher fees) of any needed changes to such service providers from a change in our independent auditor

Regular rotation of primary engagement partner
▪EY’s lead partner for our audit was changed in 2025, and EY’s engagement quality review partner for our audit was changed in 2024
▪Audit Committee and Audit Committee Chair consider the selection of EY’s primary engagement partner when there is a rotation (typically every five years)
▪Process for selecting a primary engagement partner allows for consideration of multiple candidates that meet specified professional, industry and personal criteria

Benefits of longer-tenured auditor
▪Enhanced audit quality: deeper institutional knowledge and expertise, better geographic overlap and limited other options due to Intel’s size, complexity and geography
▪Continuity and avoidance of switching costs: management time to bring new auditors up to speed generally, but also with respect to the hundreds of countries that require review
▪No disruption of non-audit workflows: conflicts from consulting contracts on other matters
▪Competitive fees: due to efficiencies and familiarity

Audit Committee and Board Conclusions	Based on the factors listed above, the Audit Committee and the Board believe that EY’s continued retention as our independent registered public accounting firm is in the company’s and our stockholders’ best interests

Audit | Considerations in Re-Engaging EY	33

Audit Committee Report
During 2025, only non-management directors (each determined by the Board to be independent under the Nasdaq listing standards) comprised the Audit & Finance Committee (Committee). The Committee operates under a Board-adopted written charter with a purpose to: (i) assist the Board in its general oversight of Intel’s accounting and financial reporting processes, audits of the financial statements, internal control and audit functions and compliance with legal and regulatory requirements and Intel adopted ethical standards; and (ii) represent and assist the Board in its general oversight of Intel’s treasury activities, financing requirements, capital structure and capital allocation strategies, liquidity and capital expenditures, dividends and stock repurchases, insurance programs, defined benefit retirement plans and tax strategies and compliance.
Management Responsibilities
Management is responsible for the preparation, presentation and integrity of Intel’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to promote compliance with accounting standards, applicable laws and regulations, and the company’s ethical standards. Intel has a full-time Internal Audit department that reports to the Committee and to management that is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Intel’s system of internal controls related to, for example, the reliability and integrity of Intel’s financial information and the safeguarding of Intel’s assets.
Independent Auditor Responsibilities
EY, Intel’s independent registered public accounting firm, is responsible for performing an independent audit of Intel’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of Intel’s internal control over financial reporting. In accordance with applicable law, the Committee has ultimate authority and responsibility for selecting, compensating, evaluating and, when appropriate, replacing Intel’s independent audit firm, and evaluates its independence. The Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.
Committee Responsibilities
Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify management’s and the independent audit firm’s activities, nor can the Committee certify that the independent audit firm is “independent” under applicable rules. The Committee serves a Board-level oversight role to help establish the appropriate “tone at the top” and provide advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of Committee members in business, financial and accounting matters.
Committee Oversight of Financial Reporting
The Committee’s annual agenda includes reviewing Intel’s financial statements, internal control over financial reporting and audit and other matters. The Committee meets quarterly with EY, Intel’s Chief Audit Executive (CAE) and management to review Intel’s interim financial results (including the use of any non-GAAP measures) before the publication of Intel’s quarterly earnings releases. Management’s and the independent audit firm’s presentations to, and discussions with, the Committee cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent audit firm (including, for example, significant accounting policy changes). The Committee reviews and discusses with management and the CAE Intel’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In accordance with applicable law, the Committee is responsible for establishing procedures for the receipt, retention and treatment of Intel-received complaints regarding accounting, internal accounting controls or auditing matters, including confidential, anonymous Intel employee submissions, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

34	Intel 2026 Proxy Statement

Committee Oversight of Internal Auditor and Independent Audit Firm
Among other matters, the Committee monitors the activities and performance of Intel’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent audit firm can be retained to perform non-audit services.
In accordance with Committee policy and legal requirements, the Committee pre-approves all services to be provided by EY, including audit services, audit-related services, tax services and other services. In some cases, the full Committee provides pre-approval for as long as a year related to a particular category of service, or a particular defined scope of work subject to a specific budget. In other cases, the Committee has delegated authority to its Chair to pre-approve additional services, and the Chair then communicates such pre-approvals to the full Committee. The Committee is responsible for overseeing the fee negotiations associated with the retention of our independent audit firm. The Committee believes that the continued retention of EY as our independent audit firm is in the best interests of our stockholders.
Committee Oversight of Internal Control Over Financial Reporting
The Committee has reviewed and discussed with management our management’s assessment of and report on the effectiveness of Intel’s internal control over financial reporting as of December 27, 2025, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). The Committee also has reviewed and discussed with EY its review and report on Intel’s internal control over financial reporting. Intel published these reports in its 2025 Annual Report on Form 10-K, which Intel filed with the SEC on January 23, 2026.
Required Committee Discussions and Communications
The Committee has reviewed and discussed the audited financial statements for fiscal year 2025 with management and EY, and management represented to the Committee that Intel’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Committee has discussed with EY, and EY represented that its presentations to the Committee included, the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB and SEC rules. This review included a discussion with management and EY of the quality, not merely the acceptability, of Intel’s accounting policies, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Intel’s financial statements, including the disclosures related to critical accounting estimates and critical audit matters. EY has provided the Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with the independent audit firm and management that firm’s independence.
Recommendation
In reliance on these reviews and discussions, and EY’s reports, the Committee recommended to the Board, and the Board approved, the audited financial statements’ inclusion in Intel’s 2025 Annual Report on Form 10-K for filing with the SEC.

Audit & Finance Committee, as of January 23, 2026

Stacy J. Smith Chair	Andrea J. Goldsmith	Eric Meurice	Gregory D. Smith

Audit | Audit Committee Report	35

Compensation

Proposal 3
Advisory Vote on Executive Compensation (Say-on-Pay)
In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the executive compensation of Intel’s named executive officers (NEOs) disclosed in the “Compensation Discussion and Analysis” (CD&A), “Executive Compensation Tables,” and the related notes, and narrative in this proxy statement on pages 40-75. The Board and the Talent and Compensation Committee (Compensation Committee) believe that the policies and practices described and explained in the CD&A reflect our competitive pay strategy, emphasis on incentive-driven pay and effective use of goals aligned with our business strategy.
At Intel’s 2023 Annual Meeting, a majority of our stockholders voted in favor of holding an advisory vote to approve the executive compensation of our NEOs every year. The Board considered these voting results and decided to adopt (and maintain) a policy providing for an annual advisory stockholder vote to approve our NEOs’ compensation. We are therefore holding this year’s advisory vote in accordance with this policy, and unless the Board modifies its policy on the frequency of holding Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will occur at the 2027 Annual Meeting.
Although this advisory vote to approve the executive compensation of our NEOs is non-binding, the Compensation Committee will carefully assess the voting results. The CD&A in this proxy statement discusses our stockholder engagement efforts over the past year and reflects our commitment to consult directly with stockholders to better understand any significant views expressed in the context of matters voted upon at our annual meetings.

The Board recommends that you vote “FOR” approval of the executive compensation of Intel’s NEOs on an advisory basis.

Compensation Highlights

What We Do	What We Don’t Do

  Award performance-based compensation that uses a variety of performance measures and performance periods
  Structure a substantial majority of executive pay to be “at risk,” based on a mix of absolute and relative financial, operational and stock price performance metrics
  Maintain robust stock ownership guidelines for all executive officers
  Apply clawback policies to our Annual Cash Bonus Plan, equity incentive plans and other incentive compensation and forfeiture provisions that can be triggered by certain detrimental conduct
  Conduct an annual Say-on-Pay vote and frequent votes on our equity plan
  Require stockholder approval for any cash severance payments to executive officers in excess of 2.99 times base salary plus target bonus opportunity
  Conduct comprehensive and regular stockholder engagement
  Impose limits on maximum incentive award payouts
  Design compensation programs to support our business goals and promote our short-term and long-term profitable growth

  No excise tax gross-ups
  No perquisite-related tax gross-ups for executive officers (except for company-wide benefits such as reimbursement of relocation and housing costs)
  No hedging or pledging of Intel common stock by executives or directors
  No special retirement plans exclusively for executive officers
  No liberal share recycling under the equity incentive plans
  No repricing or exchange of underwater stock options without stockholder approval
  No excessive executive perquisites

36	Intel 2026 Proxy Statement

Compensation Section Roadmap

Compensation Committee Letter See pages 38-39	▪Shares the Compensation Committee’s perspective on performance, strategy and business environment in 2025 and how that shaped compensation decisions and incentive outcomes

Compensation Discussion and Analysis See pages 40-61	▪Discusses 2025 compensation of our named executive officers (NEOs)

Executive Summary See pages 40-45
▪Describes our performance and key strategic achievements in 2025
▪Discusses changes to our leadership team, including the hiring and compensation of our new CEO, Lip-Bu Tan, in March 2025
▪Details 2025 elements of compensation
▪Provides 2025 incentive program results that demonstrate pay-for-performance alignment
▪Discusses 2025 say-on-pay vote and stockholder engagement

Compensation Setting Process See pages 46-47	▪Details compensation philosophy, governance and framework

2025 NEO Compensation See pages 48-56
▪Details design of compensation programs (base salary, annual incentive and equity incentives) that tie pay to performance
▪Discloses individual compensation of Intel’s NEOs in 2025, including pay outcomes

2026 Compensation Program Changes See page 56	▪Previews changes to 2026 compensation programs

Other Executive Compensation Information See pages 57-61
▪Provides details on other policies and practices related to Intel’s executive compensation programs, including post-employment compensation arrangements, personal benefits/perquisites, stock ownership guidelines, insider trading and hedging/pledging policies, and clawbacks

Compensation Committee Report See page 61
▪Compensation Committee recommendation to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into Intel’s 2025 Annual Report

Executive Compensation Tables See pages 62-75
▪Summary Compensation Table (page 62)
▪Grants of Plan-Based Awards in Fiscal Year 2025 (page 66)
▪Stock Option Exercises and Stock Vested in Fiscal Year 2025 (page 67)
▪Outstanding Equity Awards at Fiscal Year-End 2025 (page 68)
▪Pension Benefits for Fiscal Year 2025 (page 70)
▪Non-Qualified Deferred Compensation for Fiscal Year 2025 (page 71)
▪Other Potential Post-Employment Payments (page 73)

CEO Pay Ratio See page 76	▪Provides the ratio of the annual total compensation for our CEO to the annual total compensation of our median employee

Pay Versus Performance See pages 77-79
▪Discloses the summary compensation total amount and “compensation actually paid,” in each case, for our principal executive officers (PEOs) and, on an average basis, for our non-PEO NEOs, for the past five years

Compensation | Compensation Section Roadmap	37

Compensation Committee Letter
Dear Fellow Stockholders,
2025 was an important year for Intel. We appointed Lip-Bu Tan as CEO and began to make significant progress on our turnaround despite facing a number of challenges. Our 2025 compensation decisions and pay program outcomes are detailed in the Compensation Discussion and Analysis section that follows. This letter provides our perspective on the context for those decisions, and a few critical considerations we weighed as we sought to deliver compensation aligned to our strategy and performance over the last year.
Our Compensation Decisions Supported Successful Leadership Transitions
In March 2025, Intel appointed Lip-Bu Tan as our new CEO. Mr. Tan is an accomplished technology leader with deep semiconductor industry experience and relationships and expertise across the product and foundry ecosystems. His focus on innovation and customer-first philosophy will be critical to deliver long-term operational and financial performance. In particular, the Board was excited to welcome back Mr. Tan given his prior experience with Intel as a director from 2022 through August 2024.

Mr. Tan’s compensation package was thoughtfully designed to attract him to the role, incentivize performance and align his compensation outcomes to those of our stockholders.

In designing his compensation, the Compensation Committee considered feedback previously received from stockholders, Mr. Tan’s strong experience and knowledge of Intel, the competitive market for semiconductor executive talent and Intel’s pay-for-performance philosophy. His package, including both his ongoing annual awards and new-hire grants, was thoroughly disclosed and discussed in our 2025 proxy statement, as his appointment was made before our proxy filing. Following this disclosure, Intel engaged with our stockholders ahead of the 2025 Annual Meeting, where the structure of Mr. Tan’s new-hire equity awards received favorable feedback. The CD&A that follows this letter again includes fulsome disclosure of Mr. Tan’s equity awards, and the awards appear in our Executive Compensation Tables as 2025 compensation.
David Zinsner and Michelle Johnston Holthaus served as Interim Co-CEOs during the transition period. As disclosed last year, they each received a one-time cash payment of $1.5 million at the end of the first quarter of 2025 for their service as Interim Co-CEOs. Mr. Zinsner remains our CFO and his ongoing compensation reflects that role.
In September of 2025, Ms. Johnston Holthaus notified Intel of her decision to resign from her role as CEO of Intel Products. She remained employed in a non-executive role through March 1, 2026, to assist with a smooth transition. Ms. Johnston Holthaus received severance benefits pursuant to the Intel Corporation Executive Severance Plan as the Compensation Committee concluded that her resignation was with good reason in accordance with the terms of her offer letter dated February 27, 2025.
Setting Incentive Targets in a Challenging Environment
At the time the Compensation Committee established the incentive compensation targets for 2025, there were a number of anticipated business challenges for 2025, including:
▪elevated geopolitical tensions and conflicts;
▪rapidly changing trade policies and regulations in the areas of tariffs and export controls;
▪an intensifying competitive environment in our core markets in a year where we had numerous execution challenges to close gaps in product competitiveness and bring to high-volume manufacturing our next generation process technology (Intel 18A) by the end of the year; and
▪our internal leadership transitions as we were undertaking a search for a new CEO and expected other leadership changes once a new CEO was hired.
Targets were set at levels determined to be challenging yet achievable – in certain cases disclosed in the following CD&A, these targets were below the actual results achieved in 2024.

38	Intel 2026 Proxy Statement

The Compensation Committee, as it does every year, undertook a thorough process in determining appropriate target levels, and firmly believes the targets set in 2025 best served stockholders by incentivizing leadership to achieve results that drove stockholder value.

In addition to financial targets, the annual bonus payouts reflect performance against “Intel Top Jobs” goals as well as, for our non-CEO NEOs, performance against “Individual Objectives and Key Results.” As with the financial targets, these goals are directly linked to our strategy, incentivize and reward performance, yet are difficult to achieve.
Pay Outcomes Reflected Our Performance
In 2025, we made meaningful progress against our key financial, operational and strategic priorities, including the achievement by the company of 2025 adjusted revenue and adjusted operating expense at levels above target under the 2025 annual cash bonus plan. Combined with achievement of adjusted gross margin percentage at target, the company performance resulted in our annual cash bonus plan paying out at 118.7% of target for our CEO and 119.7% of target on average for our other NEOs.
Looking at longer term performance, the PSUs granted in 2023, with a three-year performance period of 2023 through 2025, vested at 76% of target. The Compensation Committee reviewed these payout levels and determined that they accurately reflected Intel and each executive’s performance across the applicable periods. Our review process is designed to ensure alignment to our long-standing pay-for-performance philosophy.
Committed to Stockholder Dialogue
The Compensation Committee continues to prioritize regular engagement and dialogue with our stockholders. During Intel’s most recent off-season engagement, the company contacted 55% and engaged with 36% of our institutional stockholders.

In 2025, we delivered on our 2023 commitment to stockholders to return to multi-year goal setting by implementing a three-year cumulative relative TSR goal (55th percentile for target payout) for the PSUs granted in 2025.

Stockholders expressed positive feedback for our ongoing programs and our disclosures. As a result, the Compensation Committee determined to generally maintain the compensation programs for 2026, with certain refinements as disclosed in the CD&A.
Thank you for your investment in Intel.
Sincerely,
Talent and Compensation Committee

Dion J. Weisler Chair

James J. Goetz

Alyssa H. Henry

Steve Sanghi

Compensation | Compensation Committee Letter	39

Compensation Discussion and Analysis
This section explains how the Compensation Committee oversees our executive compensation programs and discusses the compensation earned by Intel’s NEOs, as presented in the “Executive Compensation Tables” section.

2025 Named Executive Officers (NEOs)

Lip-Bu Tan Chief Executive Officer effective March 18, 2025	David A. Zinsner Executive Vice President and Chief Financial Officer Former Interim Co-Chief Executive Officer December 1, 2024 through March 18, 2025

Nagasubramaniyan (Naga) Chandrasekaran Executive Vice President, Chief Technology and Operations Officer and General Manager, Intel Foundry	April Miller Boise Executive Vice President and Chief Legal Officer

Michelle Johnston Holthaus Former CEO, Intel Products through September 7, 2025 Former Interim Co-Chief Executive Officer December 1, 2024 through March 18, 2025	Christoph Schell Former Executive Vice President, Chief Commercial Officer and General Manager, Sales, Marketing and Communications Group through June 30, 2025

Executive Summary
New CEO and 2025 Business Performance
Fiscal 2025 was marked by a number of significant developments. From a leadership perspective, Lip-Bu Tan was appointed CEO effective March 18, 2025. Mr. Tan is an accomplished technology leader with extensive semiconductor industry experience and is deeply familiar with Intel, having served on the Board from September 2022 until August 2024. Under Mr. Tan’s leadership, we took swift actions in 2025 to drive improved execution and operational efficiency and accelerated a cultural shift towards empowering our engineers and being customer-centric.
During 2025, we made meaningful progress towards our long-term strategic, operational and financial goals, improving our balance sheet and better positioning ourselves to capitalize on the AI opportunities for our business. Key business highlights and announcements since Mr. Tan’s hiring as our CEO include the following:
▪Altera divestiture - In April 2025, we entered into an agreement to sell 51% of Altera for net purchase consideration of $4.3 billion. The transaction closed in September 2025, at which point we deconsolidated Altera from our financial results. We retained a 49% minority interest in Altera, enabling us to participate in Altera as an investor while focusing on our core business.
▪Mobileye stake sale - In July 2025, we sold shares of our Mobileye subsidiary, raising an additional $0.9 billion.
▪2025 Restructuring Plan - In the second quarter of 2025, we commenced an enterprise-wide initiative to transform our culture and the way in which we operate, which is designed to simplify the way we do business and drive transparency and accountability across the company. As part of this transformation, we implemented the 2025 Restructuring Plan to lower expenses, streamline our organizational structure and reduce management layers across functions while reallocating resources toward our core client and server businesses by reducing investment in lower-priority programs and initiatives.
▪Manufacturing expansion plan rationalization - Also in the second quarter of 2025, we announced changes to our manufacturing expansion plans — consolidating sites, delaying one of our major new facilities and cancelling two other planned new facilities — to better align capital spending with market demand. These actions reflect our focus on deploying capital in coordination with tangible milestones and scaling capacity as needed.

40	Intel 2026 Proxy Statement

▪SoftBank Group investment - In August 2025, we entered into an agreement to sell shares of our common stock to SoftBank Group. The private placement was completed in September 2025 and raised $2.0 billion of additional cash to support our strategic investments.
▪U.S. government agreements - Also in August 2025, we entered into agreements with the U.S. government to support the continued expansion of U.S. semiconductor technology and manufacturing leadership. Among other elements of the agreements, we received the full amount of the accelerated disbursements remaining under the commercial CHIPS Act agreement of $5.7 billion and issued to the U.S. government shares of our common stock.
▪NVIDIA collaboration - In September 2025, we announced a collaboration with NVIDIA to jointly develop multiple generations of custom data center and PC products across hyperscale, enterprise and consumer markets. The collaboration is intended to integrate the strengths of Intel's leading CPU technologies and x86 ecosystem with NVIDIA’s AI and accelerated computing platforms using NVIDIA NVLink.
▪NVIDIA investment - Also in September 2025, we entered into an agreement to sell shares of our common stock to NVIDIA. The private placement was completed in December 2025 and raised $5.0 billion of additional cash to support our strategic investments.
▪Intel 18A high-volume manufacturing - In late 2025, we ramped our most advanced leading-edge manufacturing process technology, Intel 18A, into high-volume manufacturing at our Arizona and Oregon fabs. Intel 18A introduced two breakthrough technologies: RibbonFET (gate-all-around) and PowerVia (backside power). Intel 18A reinforces Intel’s position as the only company undertaking research, design and development of leading-edge and next generation semiconductor manufacturing technologies, as well as the high-volume manufacturing of logic semiconductors utilizing leading-edge nodes, in the U.S.
▪Intel Core Ultra Series 3 processors built on Intel 18A - In January 2026, we unveiled the Intel Core Ultra Series 3 processor family, our first AI PC platform built on the Intel 18A process technology. Intel Core Ultra Series 3 is powering more than 200 designs from leading, global original equipment manufacturers, spanning premium to mainstream laptops, gaming handhelds, robotics and industrial edge devices. Intel Core Ultra Series 3 is expected to be the most broadly adopted and globally available AI PC platform Intel has ever delivered.
A summary of key financial results for 2025 and the comparison to 2024 are shown below.

	2025	2024	Change
Revenue	$52.9 billion	$53.1 billion	down $0.2 billion
Gross Margin Percentage	34.8%	32.7%	up 2.1 ppts
Operating Margin (loss)	(4.2)%	(22.0)%	up 17.8 ppts
Net Income (loss)	$(0.3) billion	$(18.8) billion	n/m*
Earnings per share - diluted	$(0.06)	$(4.38)	n/m*
*    Not Meaningful
In addition to the appointment of Mr. Tan as our new CEO, we also had a number of NEO changes occur in 2025 and 2026:
▪Departure of CEO, Intel Products - On March 1, 2026, Ms. Johnston Holthaus departed Intel. Her departure followed a resignation for good reason (as defined in the letter agreement, executed on February 28, 2025). In connection with her resignation for good reason, Ms. Johnston Holthaus was eligible for severance benefits under the Intel Corporation Executive Severance Plan in exchange for a release of claims in favor of Intel.
▪New Executive Officer in 2025 — EVP, Chief Technology and Operations Officer, and General Manager of Foundry - On February 15, 2025, Mr. Chandrasekaran was promoted to Executive Vice President, Chief Technology and Operations Officer and General Manager, Intel Foundry. Mr. Chandrasekaran was designated an executive officer of Intel as of November 20, 2025. Details of his compensation arrangement are reflected in the 2025 NEO Compensation section below.
▪Departure of EVP, Chief Commercial Officer, and General Manager of Sales, Marketing and Communication Group - On June 30, 2025, Mr. Schell departed Intel to pursue another career opportunity. Mr. Schell's departure was a resignation and, as such, he was not entitled to any severance pay or other benefits.

Compensation | Compensation Discussion and Analysis	41

New CEO Compensation Package
Although this is the first year that Mr. Tan will be included in our compensation tables, his compensation package, including the one-time, new-hire equity awards, was disclosed and discussed in last year’s proxy statement. When constructing his compensation package, the Compensation Committee considered feedback previously received from stockholders, Mr. Tan’s strong experience and knowledge of Intel, the competitive market for semiconductor executive talent and Intel’s pay-for-performance philosophy. The committee believes Mr. Tan’s compensation package provides an appropriate compensation opportunity given the work required to position Intel for the future, which Mr. Tan can realize only if Intel has strong performance on both a relative and absolute basis over the long-term. Following the disclosure of Mr. Tan’s compensation package, Intel engaged with stockholders ahead of our 2025 Annual Meeting as well as in the off-season ahead of the 2026 Annual Meeting. During these engagements, the structure of Mr. Tan’s new-hire equity awards received favorable feedback from stockholders, and stockholders consistently expressed support for Mr. Tan’s hiring.
Mr. Tan’s compensation packages for 2025 (including one-time new-hire awards) and 2026 are set out below.

	Annual Compensation $27 million		New-Hire Awards $42 million

	Base Salary $1 million	Annual PSUs $14.4 million	New Hire Options $25 million

2025
$17 million New Hire PSUs
	$2 million Target Bonus	$9.6 million Annual Options

99% “At Risk”

Annual Compensation $27 million

	Base Salary $1 million	Annual PSUs $14.4 million

2026

	$2 million Target Bonus	$9.6 million Annual Options

96% “At-Risk”
The Compensation Committee designed Mr. Tan’s compensation package to strongly align his interests with those of our stockholders and to emphasize long-term value creation. Almost 99% of his 2025 total compensation opportunity was “at-risk” and contingent on company performance, and more than 95% was delivered in the form of equity awards. This structure reflects the committee’s philosophy of linking pay to performance and prioritizing equity over cash compensation. Mr. Tan’s total direct compensation is weighted more heavily towards equity-based awards than our prior CEO’s. This equity-focused approach utilizes metrics designed to incentivize achievement of rigorous performance goals and the creation of sustainable stockholder value.
The design of our CEO’s new-hire equity awards emphasizes vehicles that focus on relative and absolute performance and are aligned with stockholder outcomes over the long-term, incorporating (i) performance-based options that are tied to performance outcomes relative to the S&P 500 Index over a period up to five years (New Hire Options), and (ii) performance stock units (PSUs) that are tied to a combination of relative and absolute performance with long-term vesting over five years (New Hire PSUs). Further, as agreed to pursuant to the terms of his offer letter (Tan Offer Letter), Mr. Tan purchased Intel shares with a target value of $25 million from Intel on March 21, 2025. He must hold those shares through each New Hire PSU vesting date for the New Hire PSUs to vest.

42	Intel 2026 Proxy Statement

The specific terms of Mr. Tan’s 2025 and 2026 equity awards are as follows:

Award Type and Target Value		Vesting Terms and Key Considerations
2025	2026

Annual PSUs $14,400,000 (60% of long-term incentive (LTI) mix)	Annual PSUs $14,400,000 (60% of long-term incentive (LTI) mix)
▪Three-year performance period with vesting based on our TSR performance relative to the TSR of the S&P 500 Index
▪Vesting at target (100%) if TSR at the 55th percentile of the Index and payout capped at target if our absolute TSR is negative
▪Payout at 0% if Intel’s TSR is 25th percentile or below the Index; payout at 200% of target (maximum payout) if Intel’s TSR is 80th percentile or above the Index

Annual Options $9,600,000 (40% of LTI mix)	Annual Options $9,600,000 (40% of LTI mix)
▪Time -vesting in equal annual installments over three years, with a maximum 7-year term
▪Received non-qualified stock options in lieu of time-vesting RSUs that other NEOs were granted for LTI
▪Stock options deliver value only if the company’s stock price appreciates meaningfully over time, with no payout in the absence of appreciation

New Hire Options $25,000,000
▪Vesting in annual installments over five years, both time and performance vesting, with a maximum 10-year term
▪The first two annual installments vest at target (time-vesting)
▪For each of the last three annual installments vesting is based on Intel’s TSR relative to the TSR of S&P 500 Index for the period starting from the grant date through the applicable vesting date
▪Aggregate payout opportunity under the option award is +/-50% based on relative TSR performance metric
▪Requires absolute stock price growth for award to have any value

New Hire PSUs $17,000,000
▪Earned based on stock price growth over a three-year period:
▪Threshold: 0% payout if the stock price does not increase
▪Target: 100% payout for 200% increase in the stock price
▪Maximum: 300% payout for 300% increase in the stock price
▪Payout based on stock price achievement at the end of three-year performance period
▪Any payout will vest over five years, as follows:
▪50% vesting on the 3rd anniversary of the grant date
▪25% vesting on the 4th anniversary of the grant date
▪25% vesting on the 5th anniversary of the grant date
▪For payout above target, Intel’s relative TSR vs. the S&P 500 Index required to be at least at the 55th percentile
▪Requires that on each vesting date Mr. Tan continues to hold the shares with a target value of $25 million that he purchased pursuant to the Tan Offer Letter
▪Requires absolute stock price growth for any award to be earned, and both absolute stock price growth and relative outperformance for payouts above target to be realized

Compensation | Compensation Discussion and Analysis	43

2025 Elements of Pay
The following table lists the pay elements of the 2025 annual compensation programs for our NEOs and the purpose each served:

Pay Element	Weight		Purpose	Performance Period	2025 Performance Metric
	CEO	Other NEOs

Base Salary			Designed to be market-competitive and attract and retain talent	Annual

Annual Cash Bonus			Incentivize achievement of Intel’s near-term financial and operational objectives, consistent with Intel’s longer-term goals	Annual
New Metric Mix for 2025:
▪CEO: four metrics (25% each):
▪Revenue
▪Gross Margin Percentage
▪Operating Expense
▪Intel Top Jobs
▪Other NEOs: same four metrics above plus Individual Objectives and Key Results (20% each)
Payout opportunity is 0-200% of target

Performance Stock Units (PSUs) (50% of LTI mix for NEOs (60% for our CEO))			Designed to reward long-term profitability and long-term performance relative to peers, create alignment with stockholders, and facilitate executive retention	Three Years
New Metric for 2025:
Payout opportunity is 0-200% of target based on three-year TSR performance relative to the S&P 500 Index, with above-median (55th percentile) performance required for target payout. Payout capped at target if our absolute TSR is negative
*We eliminated annually set goals and returned to multi-year goal setting for our 2025 PSUs, using three-year relative TSR as the sole performance metric. The PSU design is consistent with market best practices and ensures that above-target payout requires sustained superior performance

Restricted Stock Units (RSUs) (50% of LTI mix for NEOs other than our CEO)			Facilitates stock ownership, executive retention, and stockholder alignment	Over Three Years (annual vesting)	▪Stock Price

Stock Options (Options) (40% of LTI mix for our CEO only)			Incentivize achievement of growth that would result in long-term stock price appreciation, and facilitate stock ownership, and executive retention	Over Three Years (annual vesting)	▪Stock Price
Excluded Elements of Pay. The table above does not include special one-time awards or payments made to the NEOs in 2025, such as Mr. Tan’s New Hire Options and New Hire PSUs, and the one-time cash payment made to both Ms. Johnston Holthaus and Mr. Zinsner as compensation for their service as Interim Co-CEOs.
Weight. Weight for NEOs other than the CEO is included on an average basis.

44	Intel 2026 Proxy Statement

2025 Incentive Program Results
Our 2025 executive compensation programs were structured to provide strong pay-for-performance alignment as evidenced by recent payouts. As shown on the table below, both the annual cash bonus payouts and performance results for fiscal year 2025 of the three-year performance period for the PSUs granted in 2023 (2023 PSUs) and the PSUs granted in 2024 (2024 PSUs), were above-target.

Pay Element	2025 Results	Performance Summary

2025 Annual Cash Bonus	118.7% For CEO 119.7% Average for Other NEOs
Payout reflects:
▪above-target results for revenue;
▪above maximum results for limiting operating expense;
▪slightly below-target results for gross margin percentage; and
▪performance on Intel Top Job score achieved at 88.5% for Intel Products, 72.5% for Intel Foundry and 80.5% for Intel Corporate, (see “Intel Top Jobs” on page 50)
Average payout for NEOs other than Mr. Tan also reflects an average of 105% achievement for individual objectives and key results emphasizing long-term strategic transformation initiatives rather than achieving annual financial targets (see “Individual Performance Goals” on page 51)

2023 PSUs (vested 1/31/2026)	76%
Payout reflects:
▪average performance for the annual performance goals of 100%;
▪below-threshold performance for the revenue CAGR modifier; and
▪above-target performance for the relative TSR modifier
While average performance for the annual performance goals would have earned 100% of target, the combined outcomes of the modifiers reduced the payout by -24%, resulting in a final payout at 76% of target

Year 3 of 2023 PSUs (vested 1/31/2026) Year 2 of 2024 PSUs (vesting 1/31/2027)	148%
Performance for the 2023 PSUs’ third year and the 2024 PSUs’ second year, of both of their three-year performance periods, resulted in a 148% score for 2025 as to the revenue growth percentage and CFFO metrics; the 2023 PSUs and 2024 PSUs are each subject to two modifiers that can each impact the final results of the two financial metrics at the end of the respective three-year performance period: (i) for the 2023 PSUs, by plus or minus 25 points and (ii) for the 2024 PSUs, such that the cumulative impact of the two modifiers cannot exceed plus or minus 25 points

Tan Final Payout. The final 2025 Annual Cash Bonus payout percentage for Mr. Tan reflects the reduction made by the Compensation Committee in consultation with Mr. Tan to align his payout with the general payout level for corporate employees.
2025 Say-on-Pay Vote and Stockholder Engagement
At our 2025 Annual Meeting, our say-on-pay vote received 72% support. Following the disclosure of Mr. Tan’s compensation package, we engaged with stockholders ahead of our 2025 Annual Meeting as well as in the off-season ahead of the 2026 Annual Meeting. We continue to prioritize regular dialogue with our stockholders through a year-round engagement cycle. See page 26.
While our stockholder base is broad and has varying perspectives on many issues, the selection of Mr. Tan as our new CEO and the structure of Mr. Tan’s new-hire equity awards received consistently favorable feedback from stockholders. Additionally, our stockholders were generally supportive of our current executive compensation programs, and there were no common requests for changes to our programs. Nevertheless, taking into account the results of the say-on-pay vote, the Compensation Committee made certain refinements to our programs for 2026 to align compensation to our most recently updated strategy, incrementally strengthen our pay-for-performance linkage and provide further alignment with stockholders’ long-term interests, the details for which are described under “2026 Compensation Program Changes” on page 56.

Compensation | Compensation Discussion and Analysis	45

Compensation Setting Process
Pay Philosophy and Elements of Compensation
The principal elements of our pay-for-performance philosophy include a competitive pay positioning strategy, an emphasis on incentive-driven pay and goals that are appropriately aligned with our business strategy (in terms of both selection and attainability), as evidenced by the following program components.
▪Total direct compensation opportunities are designed so that a substantial portion of executive pay is variable or “at risk,” based primarily on specific financial metrics or stock price performance over the long term.
▪To further align our executives’ interests with those of our stockholders, the Compensation Committee has structured compensation so that the proportion of variable cash and equity-based pay increases with higher levels of responsibility.
▪By using financial, operational and stock price measures, our incentive plans provide a clear and quantifiable link to operational performance with the goal of creating long-term stockholder value.
The competition for experienced executive talent, technical architects, AI and software leaders and advanced manufacturing experts remains intense and global. Rapid innovation cycles, geopolitical dynamics and large‑scale industry investment continue to elevate the importance of a compelling and competitive total direct compensation opportunity. To remain a destination for top talent, we benchmark compensation against a peer group that reflects the diverse markets in which we compete for leadership and technical capability. Adjustments to individual pay positioning consider performance, criticality of role, scarcity of skill set and experience, while balancing internal equity and external competitiveness. This approach supports our commitment to attracting, retaining and rewarding the leadership and technical excellence needed to drive our strategy forward.
Our executive compensation elements for 2025 included base salary, an annual cash bonus and long-term incentive equity awards consisting of annual RSUs, Options (for our CEO) and PSUs. We also provide a competitive benefits package that includes health care, retirement benefits, financial planning, life insurance and other programs consistent with market practice that are designed to allow our executive officers to maximize time and attention on activities designed to increase stockholder value. We believe that the sum of these components links the pay of our executive officers to the performance of our company and enables us to attract and retain talent in a highly competitive market.
Intel’s Executive Compensation Governance Process
The Compensation Committee is responsible for determining the compensation of our executive officers. The committee receives input from management, but executive officers do not propose, recommend or seek approval for their own compensation. In carrying out its responsibilities, the committee has retained and consults with an independent compensation consultant, Semler Brossy. See “Use of Independent Compensation Consultant” below for additional details.

Management	Compensation Committee	Board of Directors

▪For each executive officer other than the CEO, the CEO:
▪recommends the base salary, target annual cash bonus and equity award amounts to the Compensation Committee based on his assessment of performance and competitive market data
▪documents and evaluates performance during the year based on his knowledge of the executive’s performance, the executive’s self-assessment and input from the executive’s direct reports
▪The Chief People Officer and the Compensation and Benefits Group assist the CEO in developing the executive officers’ performance reviews and reviewing market data to determine recommendations

▪Designs executive compensation programs
▪Reviews and determines all components of each executive officer’s compensation
▪Consults with management and the Compensation and Benefits Group regarding all employee compensation plans and programs, including administration of our equity plans
▪Evaluates risks related to compensation programs
▪Non-employee directors conduct annual performance reviews of our CEO, which reviews factor into compensation decisions of the Compensation Committee

Performance reviews for our CEO and our other executive officers consider these and other relevant topics that may vary depending on the role of the individual officer:
▪Strategic Capability. How well does the executive officer identify and develop relevant business strategies and plans?
▪Execution. How well does the executive officer execute strategies and plans?
▪Leadership Capability. How well does the executive officer lead and develop the organization and people?
▪Cultural Attributes. How well does the executive officer demonstrate strong cultural attributes?

46	Intel 2026 Proxy Statement

External Competitive Considerations for 2025
To assist the Compensation Committee in its review of executive compensation in early 2025, Semler Brossy, in conjunction with Intel’s Compensation and Benefits Group, provided compensation data compiled from executive compensation surveys, as well as data gathered from annual reports and proxy statements from companies that the committee selected as a peer group for executive compensation analysis purposes. The historical compensation data was used to arrive at current-year estimates for the peer group. The committee used this data to compare the compensation of our NEOs to that of the individuals holding comparable positions at the companies in the peer group and make informed decisions.
Peer Group
The peer group used for benchmarking compensation is focused exclusively on technology companies as we primarily compete for talent with such companies. The Compensation Committee reviewed our peer group in July 2025 and determined that no changes were required from the peer group that was approved in July 2024, which was used for determining 2025 compensation. Our peer group for 2025 continued to consist of 17 technology companies. The committee selected our peers based on size, strategic relevance, business scope and comparability, as well as scale of R&D investments. The committee focused on a pure technology peer group because of their greater relevance, the fact that pay practices at technology companies differ from those of non-technology companies, and because our talent pool movement is primarily within the technology industry. While no one individual company is a perfect match for our size and business, the peer group on aggregate reflects a snapshot of the market in which we compete for executive talent.
The table below shows information as of the most recently reported fiscal year for our current technology peer group:

Company	Revenue ($ in billions)	Net Income (Loss) ($ in billions)
Intel	52.9	(0.3)
Intel Percentile	36th	0th
Technology Peer Group
Advanced Micro Devices, Inc.	34.6	4.3
Alphabet Inc.	402.8	132.2
Amazon.com Inc.	716.9	77.7
Apple Inc.	416.2	112.0
Applied Materials, Inc.	28.4	7.0
Broadcom, Inc.	63.9	23.1
Cisco Systems, Inc.	56.7	10.2
Dell Technologies, Inc.	95.6	4.6
Hewlett Packard Enterprise	34.3	0.1
HP Inc.	55.3	2.5
International Business Machines Corporation	67.5	10.6
Meta Platforms, Inc.	201.0	60.5
Micron Technology, Inc.	37.4	8.5
Microsoft Corporation	281.7	101.8
NVIDIA Corporation	215.9	120.1
Qualcomm Incorporated	44.3	5.5
Texas Instruments Incorporated	17.7	5.0
Use of Independent Compensation Consultant
The Compensation Committee engaged Semler Brossy throughout 2025 as its independent executive compensation consultant. Semler Brossy advises the committee on all matters related to the compensation of our executive leadership team. The consultant’s advisory services include providing benchmarking analysis for our peer group and other relevant market data in our industry and helping the committee interpret this data, as well as providing advice and analysis on executive compensation strategy and design and our leadership transitions.
The consultant reported directly to the Compensation Committee and interacted with management at the committee’s direction. Semler Brossy did not perform work for us in 2025 outside of its engagement by the committee and the Governance Committee (advising on director compensation). The committee assessed its consultant under factors set forth in the SEC’s rules and concluded that Semler Brossy was independent, and that the firm’s work in 2025 for the committee did not raise any conflicts of interest.

Compensation | Compensation Discussion and Analysis	47

2025 NEO Compensation
Our executive compensation programs consist of cash and equity elements designed to attract, retain and motivate our executives and align pay with performance.
Cash Compensation
The Compensation Committee’s decisions related to base salary and annual incentive cash compensation are focused on ensuring pay is aligned to the market and reflective of company performance and individual experience and performance. Some of the committee’s considerations include the executive officer’s pay relative to the market, internal pay equity, criticality of role, experience and an assessment of the executive’s performance across our three key measures: results, culture and learning.
Base Salary
The table below shows the base salary for our NEOs for 2025, as compared with their approved base salary for 2024, with the exception of Messrs. Tan and Chandrasekaran who were not NEOs in 2024.

Name	2025 Base Salary ($)	2024 Base Salary ($)	Change 2025 vs. 2024
Lip-Bu Tan	1,000,000	N/A	N/A
David A. Zinsner	850,000	850,000	—%
Naga Chandrasekaran	800,000	N/A	N/A
April Miller Boise	750,000	750,000	—%
Michelle Johnston Holthaus	1,000,000	850,000	17.6%
Christoph Schell	850,000	850,000	—%
2025 Base Salary. Amounts reflect the ending annualized base salaries of the NEOs. Ms. Johnston Holthaus’ base salary and target bonus opportunity were increased effective January 1, 2025 in connection with her promotion to CEO, Intel Products.
2024 Base Salary. Amounts reflect the ending annualized base salaries of the NEOs, which for Mr. Zinsner and Ms. Johnston Holthaus reflect increases to their base salaries effective April 1, 2024.
Annual Incentive Cash Compensation
In February 2025, the Compensation Committee approved the 2025 performance metrics and the goals under the Intel Corporation Executive Annual Performance Bonus Plan (Annual Cash Bonus Plan). In determining the performance metrics and the goals under the Annual Cash Bonus Plan, the committee considered whether the existing performance metrics were adequately linked to corporate strategy and drove appropriate incentives and whether any other metrics would be appropriate to add. The committee replaced the group operating income metric with a company-wide operating expense metric to align the Annual Cash Bonus Plan with our commitment to investors to reduce operating expenses in 2025. In addition, for 2025, we renamed and redesigned the One Intel Operational goals into the Intel Top Jobs goals and replaced company-wide objectives for Intel Products, Intel Foundry and Intel Corporate specific objectives. The maximum payout opportunity under the Annual Cash Bonus Plan is 200% of the executive’s target opportunity.
The table below shows the target opportunities for our NEOs under the 2025 Annual Cash Bonus Plan as compared to the approved target opportunity for 2024.

Name	2025 Annual Cash Bonus Target (% of Base Salary)	2025 Annual Cash Bonus Target Amount ($)	2024 Annual Cash Bonus Target Amount ($)	Change 2025 vs. 2024
Lip-Bu Tan	200%	2,000,000	N/A	N/A
David A. Zinsner	175%	1,487,500	1,476,600	0.7%
Naga Chandrasekaran	175%	1,374,000	N/A	N/A
April Miller Boise	175%	1,312,500	1,312,500	—%
Michelle Johnston Holthaus	200%	2,000,000	1,476,600	35.4%
Christoph Schell	175%	1,487,500	1,476,600	0.7%
2025 Annual Cash Bonus Target Amount. The amounts included in this column are based on a percentage of actual base salary paid for 2025, which amounts differ from the amounts included as annual base salary on page 48 above for Mr. Chandrasekaran because an increase in his base salary became effective on February 15, 2025.
2024 Annual Cash Bonus Target Amount. The amounts included in this column are based on a percentage of actual base salary paid for 2024, which amounts differ from the amounts included as annual base salary on page 48 above for Mr. Zinsner and Ms. Johnston Holthaus because the increases in their base salaries for 2024 became effective on July 1, 2024.

48	Intel 2026 Proxy Statement

2025 Annual Cash Bonus Plan Metrics
A summary of the Annual Cash Bonus Plan metrics and how they align to our long-term strategy is presented below.

Metric	Weight	Why Included in our Annual Cash Bonus Plan

Revenue	20%	▪Aligns to our growth strategy and gives us the ability to measure our progress against our financial plans set early in the year

Gross Margin Percentage	20%	▪Aligns to our goal for growth to be additive to the bottom line and gives us the ability to measure our progress against our financial plans set early in the year

Operating Expense	20%	▪Aligns to our corporate strategy by focusing on limiting our operating expense as we have committed to our investors

Intel Top Jobs Goals	20%
▪Goals represent key deliverables or milestones for each of our three major groups (Intel Products, Intel Foundry and Intel Corporate) aligned to our long-term strategic objectives of product leadership, building an external foundry business and strengthening our foundations for predictable execution

Individual Performance Goals	20%
▪Provides ability to further promote strong execution of our strategy and drive differentiation in the plan results based on our NEOs’ individual contributions during the performance period
▪Each NEO’s performance is assessed against the individual’s 2025 pre-established objectives

Use of Non-GAAP Measures and Adjustments. The revenue, gross margin percentage and operating expense targets are generally established by the Compensation Committee using the company’s non-GAAP measures of revenue, gross margin percentage and operating expense as reported in its annual and quarterly earnings releases. The company’s achievement against those targets is then subject to further adjustments as permitted under our Annual Cash Bonus Plan. See “Adjustments” on page 50.
Tan Annual Bonus Design. The Annual Cash Bonus Plan design for Mr. Tan did not include individual performance goals, and each of the four metrics—revenue, gross margin percentage, operating expense and Intel Top Jobs goals—was weighted 25%.
Financial Metrics and Goals
When setting targets, the Compensation Committee consults with management and external advisors and considers our operating plan, the broader macroeconomic environment and the expectations of our stockholders. The committee replaced the group operating income performance metric with a new company operating expense metric to align the Annual Cash Bonus Plan with our commitment to investors to reduce operating expenses in 2025.
At the time the Compensation Committee established the incentive compensation targets for 2025, there were a number of anticipated business challenges for 2025. These challenges included elevated geopolitical tensions and conflicts, rapidly changing trade policies and regulations in the areas of tariffs and export controls, an intensifying competitive environment in our core markets in a year where we had numerous execution challenges to close gaps in product competitiveness and bring to high-volume manufacturing our next generation process technology (Intel 18A) by the end of the year, and our internal leadership transitions as we were undertaking a search for a new CEO and expected other leadership changes once a new CEO was hired.
The expectation that there could be a meaningful reduction in revenue from 2024 to 2025 factored significantly into the committee’s decision to set a 2025 target goal for revenue lower than the target goal for 2024 and lower than the actual result for revenue in 2024. The committee set the target goal for gross margin percentage lower than the target goal for 2024, but higher than the actual result for gross margin percentage in 2024. The committee considered our actual performance for 2024, which was below expectations, as well as the expectation that the external environment for 2025 would remain highly volatile. Accordingly, the committee aligned the target goals with our business plan and prevailing market conditions, while still requiring strong execution to achieve above-target payouts.
The Compensation Committee aims to motivate executives to deliver strong execution and strategic progress, even in the face of uncertainty, by selecting performance goals that remain both rigorous and attainable, calibrated to the realities of the business landscape. This methodology supports our pay-for-performance philosophy, maintaining a high bar for achievement while recognizing the need for flexibility during periods of transformation. The committee remains confident that these goals will continue to drive performance and reward executives for delivering results that advance stockholder interests.

Compensation | Compensation Discussion and Analysis	49

The graphs below provide details on the targets set—linear interpolation is used for performance between listed outcomes—and the performance results for the financial performance metrics applicable to our NEOs. In reviewing these results, the Compensation Committee reaffirmed its belief that the 2025 goals were appropriate and rigorous given the operating environment Intel faced. The committee further determined that the resulting payout percentages accurately reflected our performance in 2025, including improved execution and continued progress against strategic priorities.

Payout Percentage	Threshold 0%	Target 100%	Maximum 200%	Score

Achievement: $53.36 billion
Revenue (Adjusted)
113.6%

	$48.0 billion	$52.0 billion	$58.0 billion

Achievement: 36.96%
Gross Margin Percentage (Adjusted)
99.6%

	34%	37%	40%

Achievement: $16.48 billion
Operating Expense (Adjusted)
200%

	$19.5 billion	$18.5 billion	$17.5 billion

Adjustments. Achievement for the three performance metrics reflects permitted adjustments under the 2025 Annual Bonus Plan to reflect the impacts to our financials from M&A activity and divestitures, specifically the sale of a majority interest in and deconsolidation of Altera Corporation in the third quarter of 2025. Adjustments were made starting from the company’s reported consolidated GAAP revenue ($52.9 billion), non-GAAP gross margin percentage (36.7%) and non-GAAP operating expense ($16.5 billion) and adjusting such numbers to a result that was designed to reflect what would have been achieved had Altera continued to be fully owned by Intel through the end of fiscal 2025 and achieved the results forecasted for the remainder of 2025 at the time of the divestiture.
Intel Top Jobs Goals
As a global designer and manufacturer of semiconductor products, our strategy in 2025 was focused on product competitiveness, open platforms, manufacturing at scale and our people. Our Intel Top Jobs goals were established to reflect these critical business priorities and leading indicators measuring our progress toward our long-term transformational journey. For 2025, we redesigned the One Intel Operational goals into the Intel Top Jobs goals to streamline company-wide objectives with Intel Products and Intel Foundry objectives. Intel Top Jobs goals are specific with respect to Intel Products, Intel Foundry and Intel Corporate.
The weight of the Products Top Jobs, Foundry Top Jobs and Corporate Top Jobs differ based on what business group the employee is a part of, as follows:

Products Top Jobs	=	Products Top Jobs (80%)	+	Corporate Top Jobs (20%)

Foundry Top Jobs	=	Foundry Top Jobs (80%)	+	Corporate Top Jobs (20%)

Corporate Top Jobs	=	Average of Products Top Jobs and Foundry Top Jobs (80%)	+	Corporate Top Jobs (20%)
Each of the Top Jobs categories consists of specific, measurable objectives, which together comprise a “balanced scorecard” framework for measuring our operational performance. The goals under the objectives represent key milestones that position the company to successfully execute our long-term strategic objectives. Each of the objectives has a number of sub-goals that are weighted based on priority. A scoring factor ranging from 0% to 150% can be earned for each sub-goal, with a score of 100% indicating on-target completion of our goals. A score of 50% may be awarded for partial completion, whereas a score of 150% indicates exceptional achievement.

50	Intel 2026 Proxy Statement

Each of the objectives is intended to be rigorous to incentivize our NEOs and employees to achieve results that drive our long-term strategic objectives. These objectives are reviewed and approved at the beginning of the year by the Compensation Committee. Progress against the objectives is reviewed quarterly at the executive leadership meetings and regularly shared with the committee throughout the year. At the conclusion of the fiscal year, scores are tabulated based on performance as determined and assessed by our CEO and management and presented to the committee for final review and approval.
Competitive Concerns
Certain Intel Top Jobs goals represent highly confidential information. We transact business in the highly competitive semiconductor industry, and disclosure of the forward-looking targets and product-specific operational goals could cause competitive harm to the company by providing competitors insight into the internal goals related to the company’s products and business initiatives, particularly as many of our product and technology goals are based on milestones that are part of a capital intensive, multi-year R&D effort. Disclosure would allow competitors to more effectively glean specific strategies and adjust their own operational objectives or take other measures, such as modifying the timing of competing product launches or commercialization strategies, or instituting particular sales or marketing programs, which could hinder, delay or frustrate the achievement of our strategic operational objectives. We do not elsewhere publicly disclose the specifics of these operational goals that involve products that have not been qualified for production or release, cost, manufacturing targets and dates and product release dates.
Consequently, in the table below we have strived to provide stockholders with high visibility into the Intel Top Jobs goals where practical while balancing the competitive concerns noted above.
Summary of Results
The following table summarizes the categories of our Intel Top Jobs operational goals (and their importance to our strategy), our 2025 key results for each goal, and the points scored for each goal for the NEOs.

Operational Goal	Key Results	Score/Target Points

Products Top Jobs: Design and deliver world-leading compute platforms that enable our customers to win in PC, Edge, Enterprise, Cloud and AI
▪Launch of Intel Core Ultra Series 3 on Intel 18A
▪Partnership with NVIDIA to jointly develop multiple generations of custom data center and PC products across hyperscale, enterprise and consumer markets
		69.0/80.0

Foundry Top Jobs: World-class, financially self-sustaining
▪Launch of Intel Core Ultra Series 3 on Intel 18A with high-volume manufacturing at both our Arizona and Oregon facilities
▪Continued development of Intel 14A, our next generation node beyond 18A
▪Continued development of Advanced Packaging technologies (Foveros, EMIB, EMIB T) to support unique needs of internal and external Foundry customers
		53.0/80.0

Corporate Top Jobs: Unlock the full potential of Intel people, portfolio and assets	▪Improved employee morale, engagement and retention across the enterprise ▪Facilitated culture shift prioritizing execution, engineering discipline and financial rigor	19.5/20.0

Final Score	Intel Product	88.5
	Intel Foundry	72.5
	Intel Corporate	80.5

Individual Performance Goals
Individual performance goals, or “objectives and key results” (OKRs), are included in the Annual Cash Bonus Plan (other than for our CEO) to further promote strong execution of our strategy and drive differentiation in the payout results based on our NEOs’ individual contributions during the performance period. The Compensation Committee approved the OKRs for each NEO, which included objectives critical to our strategy and transformation, at the beginning of 2025. Within each of the OKRs, there were another three to five specific and measurable objectives. Mr. Tan’s Annual Cash Bonus Plan did not include an individual performance metric, because the committee considers the company results a reflection of CEO performance.
Our CEO assessed the performance of each of the other NEOs against their individual OKRs established early in 2025, and then presented assessments and recommendations of the performance score for each NEO to the Compensation Committee. The committee concurred with the CEO’s assessments and recommendations for the individual performance.

Compensation | Compensation Discussion and Analysis	51

The following table summarizes each NEO’s performance highlights and individual score:

Name	Individual Performance Highlights	Individual Score

David A. Zinsner	Mr. Zinsner took on additional responsibilities as Interim Co-CEO until Mr. Tan joined in March 2025. Other accomplishments included successful execution of a number of transactions that significantly improved our balance sheet position (U.S. government, Nvidia, SoftBank Group, Altera and Mobileye), significant reductions in operating expenses and capital expenditures in 2025, and execution across structural transformation and discipline objectives.	110%

Naga Chandrasekaran	Mr. Chandrasekaran led a significant reorganization and transformation of Intel Foundry into a single operating model, executed against a number of objectives around foundry execution reducing operating costs and capital intensity, and rebuilding customer confidence, and took further steps to better position Intel Foundry for improved scale, competitiveness and financial performance in the future.	110%

April Miller Boise	Ms. Miller Boise helped achieve significant litigation wins, including dismissal of major securities and class-action cases, and led the organization through multiple significant transactions. She also strengthened our external standing through leadership in industry and governance forums.	100%

Michelle Johnston Holthaus	Ms. Johnston Holthaus took on additional responsibilities as Interim Co-CEO until Mr. Tan joined in March 2025 and as CEO of Intel’s Product Group. Among other things, she led our product teams through a critical transition period, including her own transition and commitment to remain employed in a non-executive role through March 1, 2026, to facilitate a smooth transition.	100%

Final 2025 Annual Cash Bonus Plan Payout
The following table sets forth the performance results for each NEO under the Annual Cash Bonus Plan for 2025, including the Compensation Committee’s assessment of performance and their actual cash payments for 2025.

Name	Performance Metrics					Final Payout (%)	2025 Annual Cash Bonus Payment ($)
	Revenue (weighted 20%)	Gross Margin Percentage (weighted 20%)	Operating Expense (weighted 20%)	Intel Top Jobs Goals (weighted 20%)	Individual Performance Goals (weighted 20%)
Lip-Bu Tan	113.6%	99.6%	200%	80.5%	N/A	118.7%	2,374,000
David A. Zinsner	113.6%	99.6%	200%	80.5%	110%	120.7%	1,795,700
Naga Chandrasekaran	113.6%	99.6%	200%	72.5%	110%	119.1%	1,636,700
April Miller Boise	113.6%	99.6%	200%	80.5%	100%	118.7%	1,558,200
Michelle Johnston Holthaus	113.6%	99.6%	200%	88.5%	100%	120.3%	2,406,400
Christoph Schell	—%	—%	—%	—%	—%	—%	—
Tan Annual Bonus Design. The Annual Cash Bonus Plan design for Mr. Tan did not include individual performance goals, and each of the four metrics—revenue, gross margin percentage, operating expense, and Intel Top Jobs goals—was weighted 25%.
Tan Final Payout. After reviewing 2025 performance under the Annual Cash Bonus Plan, the Compensation Committee, in consultation with Mr. Tan, adjusted his bonus payout. Because his calculation excludes the individual performance metric applied to other employees, his formulaic payout was 123.4%, which was higher than that of the broader employee population due to the higher weighting of financial metrics alone. To maintain alignment and consistency, the committee— with Mr. Tan’s agreement—reduced his payout to 118.7%, matching the general payout level for corporate employees.
Schell Annual Bonus. Mr. Schell resigned from Intel effective June 30, 2025 and did not earn a bonus under the Annual Cash Bonus Plan.
The Compensation Committee reviewed the 2025 annual cash bonus payouts in the context of the goals set in the beginning of the year and the performance of Intel and each NEO in 2025. The committee determined the final payouts accurately reflected performance in 2025, including improved execution and continued progress against strategic priorities.
Other Cash Compensation
As disclosed in our 2025 proxy statement, in addition to their annual base salaries, Ms. Johnston Holthaus and Mr. Zinsner each received a one-time cash payment of $1,500,000 at the end of the first quarter of 2025 as compensation for their service as Interim Co-CEOs , which position they held until Lip-Bu Tan was appointed as CEO effective on March 18, 2025.

52	Intel 2026 Proxy Statement

Equity Incentive Compensation
The Compensation Committee’s decisions related to annual long-term incentive (LTI) equity awards for 2025 were largely based on an executive’s potential and sustained performance, as well as succession planning, business need and criticality, internal parity, consideration of a competitive market analysis and our former Interim Co-CEOs’ recommendations (for executives that reported to them). Based on the committee’s review of these factors, the annual target LTI equity award values granted in 2025 to the NEOs who continued in the same role were the same as the equity award values granted in 2024. The committee increased Ms. Johnston Holthaus’ target LTI equity award value in January 2025 in connection with her promotion to CEO, Intel Products.
In 2025, the annual LTI equity awards granted to the NEOs consisted of approximately 50% PSUs and 50% RSUs and our new CEO’s awards consisted of approximately 60% PSUs and 40% Options. The table below shows the annual target LTI equity award values approved by the Compensation Committee for our NEOs in 2025, as compared with annual equity award values approved for the NEOs in 2024, with the exception of Messrs. Tan and Chandrasekaran who were not NEOs in 2024.

Name	2025 Approved Value of Annual LTI Equity Awards ($)	2024 Approved Value of Annual LTI Equity Awards ($)	Change 2025 vs. 2024
Lip-Bu Tan	24,000,000	N/A	N/A
David A. Zinsner	9,400,000	9,400,000	—%
Naga Chandrasekaran	8,000,000	N/A	N/A
April Miller Boise	5,250,000	5,250,000	—%
Michelle Johnston Holthaus	16,000,000	10,500,000	52.4%
Christoph Schell	9,400,000	9,400,000	—%
2025 PSU Awards
PSUs are performance stock units, or performance-based RSUs, under which the number of shares of Intel common stock earned is based on our achievement against specified performance metric(s) over a three-year performance period. The PSUs granted in 2025 (2025 PSUs) may be earned based on our three-year TSR relative to the S&P 500 Index, and above-median (55th percentile) performance is required for a target payout. The payout opportunity for our NEOs is 0% to 200% of the target number of 2025 PSUs granted. Additionally, if our absolute TSR for the three-year performance period is negative, the payout opportunity may not exceed 100% of the target number of PSUs granted.
With the 2025 PSUs, the Compensation Committee returned to setting three-year cumulative goals as compared to setting annual objectives for the PSUs granted in 2022, 2023 and 2024, as described below, and the committee delivered on our previously disclosed commitment to our stockholders to return to multi-year goal setting by fiscal year 2025.
The Compensation Committee selected relative TSR as the three-year performance metric for the 2025 PSUs because they believe it is a transparent, externally verifiable measure of long‑term value creation that reflects stock price appreciation and links payouts to stockholder experience over a sustained period. Unlike annual goal‑based metrics, relative TSR captures our performance over a full multi‑year period. This design was implemented by the committee in consideration of the business transformation underway and in anticipation of a new CEO joining to lead the company. Given the dynamic changes in the semiconductor sector and significant strategic decisions ahead, the committee determined the use of relative TSR over the next three-year period was an appropriate measure of our leadership team’s success.
2023 PSUs and 2024 PSUs
While the 2025 PSUs are solely based on relative TSR, payout for the 2023 and 2024 PSUs is in part determined by annual performance on revenue growth and cash flow from operations, with goals for each set at the beginning of each year of the three-year performance period. The 2023 and 2024 PSUs are each subject to two modifiers that can each impact the final results of the two financial metrics at the end of the respective three-year performance period: (i) for the 2023 PSUs, by plus or minus 25 points and (ii) for the 2024 PSUs, such that the cumulative impact of the two modifiers cannot exceed plus or minus 25 points.
2025 Year Performance
The Compensation Committee sets performance targets with a goal of continuing to maintain rigor year-over-year during our ongoing period of transformation. At the time the committee established the 2025 goals, there were a number of anticipated business challenges for 2025. These challenges included elevated geopolitical tensions and conflicts, rapidly changing trade policies and regulations in the areas of tariffs and export controls, an intensifying competitive environment in our core markets in a year where we had numerous execution challenges to close gaps in product competitiveness and bring to high-volume manufacturing our next generation process technology (Intel 18A) by the end of the year, and our internal leadership transitions.

Compensation | Compensation Discussion and Analysis	53

The expectation that there could be a meaningful reduction in revenue from 2024 to 2025 factored significantly into the committee’s decision to set a 2025 target goal for revenue growth at -2.0% (i.e., target payout could be achieved with a decrease in revenue of not more than 2.0% versus 2024, which was the level of decrease in revenue from 2023 to 2024). The committee set the 2025 target goal for CFFO lower than the target goal for 2024 and lower than the actual result for CFFO in 2024. The decision to set the 2025 target below the prior year’s actual CFFO results reflects the expectations and business plans for 2025, and there is often significant variation in CFFO expectations from year to year based on a number of factors including our product/manufacturing cycles, the demand environment, and the timing of customer orders and payment.
The committee aims to motivate executives to deliver strong execution and strategic progress, even in the face of uncertainty, by selecting performance goals that remain both rigorous and attainable, calibrated to the realities of the business landscape. This methodology supports our pay-for-performance philosophy, maintaining a high bar for achievement while recognizing the need for flexibility during periods of transformation. The committee remains confident that these goals will continue to drive performance and reward executives for delivering results that advance stockholder interests.
The table below provides details on the targets for the 2025 performance period set by the Compensation Committee for the 2023 PSUs and the 2024 PSUs, as well as actual performance results and payout percentage earned for 2025 (linear interpolation is used for performance between listed outcomes). In reviewing these results, the committee reaffirmed its belief that the 2025 goals were appropriate and rigorous given the operating environment we faced and ultimately determined that the resulting payout percentages accurately reflected our performance in 2025, including improved execution and continued progress against strategic priorities.

Performance Period	Metric	Weighting	Threshold	Target	Maximum	Achievement	Payout Per Metric
2025	Revenue Growth % (Adjusted)	60%	-10.0%	-2.0%	9.0%	0.5%	114%
	CFFO (in billions) (Adjusted)	40%	$6.0	$7.0	$8.0	$9.8	200%
2025 Payout %							148%
Adjustment. Achievement for the two financial performance metrics reflects permitted adjustments under the 2023 PSUs and 2024 PSUs to reflect the material impact on financials resulting from M&A activity and divestitures, specifically the sale of a majority interest in and deconsolidation of Altera Corporation in the third quarter of 2025. Adjustments were made to revenue growth percentage and CFFO starting from the company’s reported consolidated revenue growth percentage (-0.5%) and CFFO ( $9.7 billion) and adjusting such numbers to a result that was designed to reflect what would have been achieved had Altera continued to be fully owned by Intel through the end of fiscal 2025 and achieved the results forecasted for the remainder of 2025 at the time of the divestiture.
Payout of 2023 PSU Awards
Our PSUs are designed with the intention of challenging executives to reach rigorous long-term goals, and to link our executives’ compensation with our performance. The 2023 PSUs vested on January 31, 2026 and were earned at 76% of the target number of shares granted based on the average performance of the annual performance goals for fiscal years 2023, 2024 and 2025, as adjusted to reflect the impact of the two three-year modifiers (three-year relative TSR and three-year CAGR) as shown in the table below.
The 2023 PSUs paid out at 76% of target based on an average performance for the annual performance goals of 100%, below-threshold performance for the revenue CAGR modifier, and above-target performance for the relative TSR modifier, which together impacted the payout of the 2023 PSUs by -24%.

Metric	Weighting	2023 Payout Per Metric	2024 Payout Per Metric	2025 Payout Per Metric	Average Annual Score	Impact of Three-year Modifiers		Final Payout Percentage
Revenue Growth % (Adjusted)	60%	89%	32%	114%	100%	Relative TSR	1%	76%
CFFO (Adjusted)	40%	200%	0%	200%		Revenue CAGR	-25%
Annual Score		133%	19%	148%		Total Impact	-24%
Adjustment. As discussed above, achievement for the two financial performance metrics for 2025 reflects permitted adjustments under the 2023 PSUs to account for material impacts to our financial results of M&A activity and divestitures, specifically the sale of a majority interest in and deconsolidation of Altera Corporation in the third quarter of 2025. No adjustments were made for 2023 or 2024.

54	Intel 2026 Proxy Statement

PSU Design and Impact on Compensation Tables
Because of SEC rules and accounting standards governing when PSUs are considered “granted,” the amounts included in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2025 Table” (Compensation Tables) differ from the intended target amounts described above on page 53.
Under the SEC rules and accounting standards, the grant date for PSUs is deemed to occur (and thus to be reportable under the SEC’s proxy rules) when the goals for a period are set by the Compensation Committee. Since the 2023 PSUs and 2024 PSUs each have two financial metrics with goals set annually by the Compensation Committee, 1/3 of the target number of each of the 2023 PSUs and 2024 PSUs is deemed “granted” for each year of the applicable three-year performance period. Next year, such tables will include the third year “grant” of the 2024 PSUs as the goals are set for 2026 by the Compensation Committee in accordance with the terms of the awards.
Therefore, the Compensation Tables reflect three outstanding PSU awards:
▪2025 PSUs - the grant date fair value of the target number of 2025 PSUs; plus
▪2024 PSUs - the grant date fair value of 1/3 of the target number of the 2024 PSUs (reflecting the second year “grant” of the three-year performance period); plus
▪2023 PSUs - the grant date fair value of 1/3 of the target number of the 2023 PSUs (reflecting the third year “grant” of the three-year performance period).
This is illustrated in the graphic below.

Fiscal Year	2023	2024	2025	2026	2027

2023 PSUs
	Year 1 1/3 of Grant included in Compensation Tables	Year 2 1/3 of Grant included in Compensation Tables	Year 3 1/3 of Grant included in Compensation Tables
	Annual goals: ▪Revenue Growth % ▪CFFO	Annual goals: ▪Revenue Growth % ▪CFFO	Annual goals: ▪Revenue Growth % ▪CFFO
3-year goals: Relative TSR and Revenue CAGR

2024 PSUs
		Year 1 1/3 of Grant included in Compensation Tables	Year 2 1/3 of Grant included in Compensation Tables	Year 3 1/3 of Grant included in Compensation Tables
		Annual goals: ▪Revenue Growth % ▪CFFO	Annual goals: ▪Revenue Growth % ▪CFFO	Annual goals: ▪Revenue Growth % ▪CFFO
3-year goals: Relative TSR and Revenue CAGR

		2025 PSUs	Year 1 100% of Grant included in Comp Tables
3-year goal: Relative TSR

2025 Annual RSU Awards
For 2025, RSUs made up 50% of the annual LTI award for our NEOs (other than our CEO, who did not receive RSUs). These awards are intended to support our efforts to provide competitive compensation packages to retain executive officers and to reward them for absolute long-term stock price appreciation. RSUs also serve to balance the performance-based nature of PSUs, facilitate stock ownership and provide a significant incentive to stay with the company. Annual RSUs granted to our NEOs in 2025 vest in substantially equal installments on the first three anniversaries of the grant date.

Compensation | Compensation Discussion and Analysis	55

2025 Annual Options
For 2025, stock options made up 40% of the annual LTI award for our CEO, while other NEOs received annual RSUs and no stock options. The Compensation Committee determined that stock options were more appropriate than RSUs in the CEO’s compensation package because options introduce greater variability and performance leverage relative to full‑value awards. Unlike RSUs, options deliver value only if the company’s stock price appreciates meaningfully over time, with no value generated in the absence of appreciation. The committee believes this structure more directly aligns the CEO’s long‑term compensation outcomes with stockholder experience and reinforces a strong focus on sustained value creation. Annual options granted to our CEO in 2025 vest in substantially equal installments on the first three anniversaries of the grant date.
Reconciliation of our CEO’s Equity Awards with the Compensation Tables
Although we did not make any changes to the amount or value of the CEO’s equity awards, the value of the awards disclosed on page 43 above differs from the values included in the Compensation Tables, with the differences in the value of equity awards attributable to the following:
▪Stock Price Used. Both the conversion factor used to determine the number of units or options to award Mr. Tan and the accounting grant date fair value are determined by using a Monte Carlo simulation that utilized:
▪for purposes of determining the number of units or options to award Mr. Tan, an average of Intel’s trading prices over a 30-day period preceding the public announcement date of March 12, 2025 ($22.79); and
▪for purposes of the grant date fair value for the Compensation Tables, the value on the grant date of March 18, 2025 ($25.92), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718).
▪Accounting Fair Value. The grant date fair values for both the PSUs and New Hire PSUs are determined using a Monte Carlo simulation that reflects the probability of achieving these meaningful performance goals (market conditions under ASC 718) as of the grant date. For details regarding the assumptions used to value the awards see Summary Compensation Table; Equity Awards on page 62.
2026 Compensation Program Changes
As a result of ongoing dialogue with our stockholders and the Compensation Committee’s regular evaluation of our programs, the committee made a few refinements to the design of our 2026 compensation programs to continue to align compensation to our strategy, strengthen our pay-for-performance linkage and provide further alignment with stockholders’ long-term interests. No changes were made to the Long-Term Equity Incentive Program design for 2026, and the following highlights the refinements made to our Annual Cash Bonus Plan for 2026:
▪Added an operating margin percentage metric to replace the gross margin percentage metric, and removed the operating expense metric;
▪Added Intel Top Priorities, which is designed to streamline the operational goals in our Annual Performance Bonus program and focus on the company’s highest priorities, to replace Intel Top Jobs; and
▪Increased the weight of both financial metrics (revenue and operating margin percentage) to 30% to continue to have the majority of the bonus weighted based on achievement of financial metrics, with Intel Top Priorities weighted 25% and individual performance weighted 15% (other than for the CEO whose bonus will be based on three equally weighted metrics: revenue, operating margin percentage, and Intel Top Priorities).

56	Intel 2026 Proxy Statement

Other Executive Compensation Information
Personal Benefits/Perquisites
We provide perquisites to executive officers when the Compensation Committee determines that such arrangements are appropriate and consistent with our business objectives. We offer the NEOs certain financial planning services, health evaluations and relocation assistance benefits consistent with company-wide policy.
In addition, our Compensation Committee determined to maintain personal security for certain NEOs. We do not consider these additional security measures to be a personal benefit for our NEOs, but rather appropriate company expenses that arise out of our executives’ employment responsibilities and are necessary to their job performance and safety. However, as required by SEC rules, we have reported the aggregate incremental costs to us of providing these security measures to our NEOs in the “All Other Compensation” column of the Summary Compensation Table below. In determining to authorize these arrangements and expenses, the committee considered the recommendations of an independent third-party’s security risk assessment and took specific steps to ensure that such measures are appropriately tailored, including providing enhanced security for certain individuals in response to specific incidents and threats, not providing enhanced security for all executive officers generally and ensuring that the committee authorizes continuation of each arrangement (with no executive officer participating in the decision to approve enhanced security measures for himself or herself). Specifically, in 2025, the security measures included mandated residential and personal travel-related security (private aircraft and car and driver service) for our CEO. Taking into consideration a number of factors, including public prominence, visibility and accessibility, as well as trends in the overall security climate, the committee believes that providing these personal security benefits for certain of our NEOs continues to be the right approach for executive safety and for us and our stockholders. The committee has a process for periodic oversight of the nature and cost of security measures and will discontinue, adjust or enhance security arrangements for our executive officers as appropriate.
Post-Employment Compensation Arrangements
We have in place the Intel Corporation Executive Severance Plan (Executive Severance Plan), certain specific arrangements and generally available post-employment arrangements. We also have an Executive Officer Cash Severance Policy, which provides that we will not enter into arrangements or agreements with executive officers that provide for cash severance payments exceeding 2.99 times the sum of their base salary plus target annual bonus opportunity without stockholder approval. Other than for our CEO, Mr. Tan, we do not have any agreements or policies providing for change in control payments or benefits to our executive officers.
Executive Severance Plan
Pursuant to the Executive Severance Plan, on a termination of employment by us without cause (as defined in the Executive Severance Plan), subject to the NEO’s execution and non-revocation of a release of claims in favor of us, each of our NEOs (other than the CEO) will be eligible to receive the following severance benefits:
▪a cash payment equal to 1.5 times the sum of the NEO’s base salary and target bonus opportunity, payable in installments over an 18-month period following termination of employment in accordance with our payroll practices;
▪an additional lump-sum payment approximately equal to 18 months of the monthly premium for the NEO’s and his or her dependents’ participation in our group health plans;
▪pro-rated vesting of eligible RSUs and eligible PSUs based on the number of whole months of employment during the vesting period, provided that the vesting of time-based equity awards will accelerate at the time of termination of employment and performance-based equity awards will vest based on actual performance results at the end of the applicable performance period; and
▪outplacement services at our expense for up to 18 months following their termination of employment.
Additional details regarding our Executive Severance Plan are provided below under “Other Potential Post-Employment Payments” on page 73.

Compensation | Compensation Discussion and Analysis	57

Specific Arrangements
Tan Offer Letter Agreement. Mr. Tan is not eligible to participate in the Executive Severance Plan or entitled to any cash severance benefits on a termination of employment. However, the Tan Offer Letter provides that in the event Mr. Tan’s employment is terminated by the company without cause (as defined in the Tan Offer Letter) following March 18, 2026, and he signs and does not revoke a release of claims in favor of Intel, then each of the equity grants set forth in the Tan Offer Letter that are then outstanding will be eligible to receive pro-rated vesting. The number of shares subject to each such award that are eligible to vest will be determined by multiplying the number of unvested shares subject to such award by a fraction, which will in no event be greater than one, the numerator of which is the total number of full months elapsed from the most recent vesting date to the date his employment terminates and the denominator of which is the total number of months remaining in the applicable vesting schedule. For performance-based awards, performance will be determined as follows:
▪Annual PSUs: The greater of target and actual performance
▪New Hire Options: The greater of target and actual performance as of the termination date
▪New Hire PSUs: If the termination of employment occurs prior to the end of the performance period, the greater of target and actual performance as of the termination date, and if the termination of employment occurs following the end of the performance period, the number of PSUs actually earned
In addition, in the event a change in control (as defined in the Tan Offer Letter) occurs and Mr. Tan’s employment is terminated by the company without cause or he resigns for good reason (as each of those terms is defined in the Tan Offer Letter), and he signs and does not revoke a release of claims in favor of Intel, each of the equity grants set forth in the Tan Offer Letter will be eligible to receive pro-rated vesting with respect to (i) 67% of outstanding and unvested shares subject to such award (at target performance, if applicable) if the termination of employment occurs prior to September 18, 2026 and (ii) 100% of outstanding and unvested shares subject to such award (at target performance, if applicable) if the termination of employment occurs on or after September 18, 2026. Following such accelerated vesting, the Options and New Hire Options will remain exercisable for a period of 18 months following the date of termination (or until the expiration date, if earlier), subject to the terms of the transaction agreement governing the treatment of the Options and New Hire Options in connection with the transaction constituting a change in control.
Chandrasekaran Offer Letter Agreement. Pursuant to the offer letter agreement, dated July 9, 2024 (Chandrasekaran Offer Letter), in the event Mr. Chandrasekaran’s employment is terminated by us without cause or he resigns for good reason (as each of those terms is defined in the Chandrasekaran Offer Letter) within a three year period after October 30, 2024, and he signs and does not revoke a release of claims in favor of us, he will be entitled to two severance payments depending on his separation date: (i) the value of the first payment declines from $7,000,000 by 1/3 each year over the three-year period following October 30, 2024 and (ii) the value of the second payment declines from $6,000,000 by 1/8 each quarter over the two-year period following October 30, 2024. These severance payments are in addition to any severance benefits Mr. Chandrasekaran may be entitled to under the Executive Severance Plan, subject to any offsets.
Johnston Holthaus Letter Agreement. Pursuant to a letter agreement, executed on February 28, 2025 (Johnston Holthaus Letter), Ms. Johnston Holthaus was eligible to receive the severance benefits pursuant to the Executive Severance Plan in the event she resigned for good reason (as defined in the letter agreement) within two years following our appointment of a new CEO, provided she executed and did not revoke a release of claims in favor of Intel. On September 7, 2025, Ms. Johnston Holthaus notified us of her decision to resign for good reason, but agreed to remain employed by us in a non-executive role through March 1, 2026 to facilitate a smooth transition. Upon her departure on March 1, 2026, Ms. Johnston Holthaus became entitled to severance benefits in accordance with the terms and conditions of the Executive Severance Plan in exchange for a release of claims.
Generally Available. The limited post-employment compensation arrangements made generally available to our executive officers, including the NEOs, consist of:
▪a 401(k) savings plan;
▪a discontinued discretionary company-funded retirement contribution plan, and a company-funded pension plan, each of which is intended to be tax-qualified;
▪a non-tax-qualified supplemental deferred compensation plan for certain highly compensated employees;
▪retirement, death, and disability acceleration provisions for equity awards; and
▪retirement and death provisions under the Annual Cash Bonus Plan.

58	Intel 2026 Proxy Statement

Retirement Benefits. The Compensation Committee allows the NEOs to participate in post-employment compensation plans to encourage them to save for retirement and to assist us in retaining the NEOs. The terms governing the retirement or deferred compensation benefits under these plans for the NEOs are the same as those available to other eligible employees in the U.S.
Intel makes matching contributions up to 5% for 2025 based on the amount of employee contributions under the 401(k) savings plan. To the extent that the amount of the matching contribution is limited by the Internal Revenue Code of 1986, as amended, we credit the additional match amount to the non-tax-qualified supplemental deferred compensation plan. Since January 1, 2015, plan assets contributed for U.S. participants and employer contributions have been participant-directed.
Starting January 1, 2011, the company-funded pension plan was closed to new hires. Effective January 1, 2015, future benefit accruals were frozen for all employees at or above a specific grade level, including all NEOs, and frozen for all employees effective January 1, 2020.
Equity Awards. Unvested PSUs and RSUs are canceled upon termination of employment for any reason other than retirement, death or disability. Our equity awards generally have the following post-employment provisions:
▪Retirement means termination of employment when (i) the employee is at least age of 60 or for purposes of PSUs only, at least age 60 with 5 years of service (each, Rule of Age 60) or (ii) the employee’s age plus years of service equals at least 75 (Rule of 75). Beginning with RSUs and PSUs granted in 2025, RSUs and PSUs will be eligible for retirement acceleration only if the termination of employment occurs at least one year following the applicable grant date.
▪PSUs. The number of PSUs eligible for accelerated vesting will be prorated by the number of months employed during the 36-month performance period. PSUs are not settled into shares of our common stock until after the end of the performance period based on actual performance results, even if the holder qualifies for early vesting.
▪RSUs. RSUs are subject to retirement vesting under the Rule of Age 60 or the Rule of 75, but not both. Upon a termination of employment when satisfying the Rule of Age 60, the employee receives one additional year of vesting for every five years of service. Upon termination of employment when satisfying the Rule of 75, the employee receives one additional year of vesting. Additional years of vesting means that any RSUs scheduled to vest within the number of years from the date of termination determined under the rule of Age 60 or Rule of 75 will be vested on the employee’s retirement date.
▪Upon disability or death all unvested RSUs become 100% vested, and unvested PSUs will become vested subject to actual performance.
Annual Cash Bonus Plan. The Annual Cash Bonus Plan has the following post-employment provisions, unless the Compensation Committee determines otherwise:
▪In the event a participant retires in accordance with the company’s US retirement eligibility rules, the participant will be eligible for a prorated portion of the annual cash bonus, based on the number of months of employment during the year and payable at the times other participants under the plan receive payout of their annual cash bonus.
▪In the event of a participant’s death, the participant’s estate will be eligible to receive the annual cash bonus the participant would have otherwise received if the participant had remained employed for the full performance period, payable at the times other participants under the plan receive payout of their annual cash bonus.
Clawback Policies
The Compensation Committee adopted the Intel Corporation Compensation Recoupment Policy (Compensation Recoupment Policy), effective as of October 2, 2023, which is available as an exhibit to our 2024 Annual Report on Form 10-K. This policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to our current and former “officers” under Rule 16a-1(f) of the Exchange Act, we must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to very limited exceptions to the extent the applicable financial reporting measure was attained during the three-year period preceding the date we are required to prepare an accounting restatement. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period (“little r” restatements). The policy requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.
In addition, both our Annual Cash Bonus Plan and equity plan, under which annual incentive cash payments and equity awards are made, include provisions for seeking the return (clawback) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated.

Compensation | Compensation Discussion and Analysis	59

Stock Ownership Guidelines
Purpose
The Board amended our stock ownership guidelines effective January 1, 2026 to better align our practices with the market and make our stockholding requirements both more meaningful and achievable. Our stock ownership guidelines apply to all executive team members and continue to align the interests of our senior management and stockholders’ interests.
Ownership Definition
The following Intel shares are counted towards meeting the stock ownership guidelines:
▪Shares held in trust for the individual or his/her immediate family;
▪Shares held directly by immediate family members who share the individual’s household;
▪Shares held in a business or partnership where the individual is the majority owner;
▪Shares held in the individual’s 401(k) plan account; and
▪Unvested RSUs.
Unvested PSUs and unexercised stock options do not count toward satisfying these ownership guidelines.
Measurement of Stock Ownership Compliance
Under our stock ownership guidelines, our executive officers must accumulate and hold shares of our common stock based on a multiple of base salary within five years of their becoming an executive team member. Beginning January 1, 2026, compliance with the stock ownership requirements is measured and re-measured every two years using the average stock price of the 12 months prior to and including the measurement date (Measurement Price). At each biennial measurement date, the executive’s stockholding will be compared against their guideline value based on the current Measurement Price. The executive will be considered in compliance if their holdings meet or exceed the ownership guideline value at that measurement date. Temporary fluctuations in stock price between re-measurement dates do not constitute non-compliance.
As of January 1, 2026, each of our NEOs had either met their respective ownership requirement in advance of the deadline or still had time to do so. The following table lists the specific ownership requirements for our NEOs, their status in meeting the guidelines, and their deadlines to meet the current requirements.

Name	Multiple of Base Salary Requirement	Status	Deadline
Lip-Bu Tan	10x	Met	Mar 2030
David A. Zinsner	5x	Met	Jan 2027
Naga Chandrasekaran	5x	Met	Aug 2029
April Miller Boise	5x	Met	July 2027
Michelle Johnston Holthaus	N/A	N/A	N/A
Christoph Schell	N/A	N/A	N/A
Insider Trading, Hedging, Derivatives, Short Sales and Pledging
Our insider trading policy governs the purchase, sale and other dispositions of our securities by directors, executives and employees and has procedures for the repurchase of our securities. The insider trading policy prohibits our personnel from engaging in insider trading, short sales or other short-position transactions in our common stock, transactions in publicly traded options and other derivatives based on the value of our common stock, or any hedging and monetization transactions that serve to insulate or mitigate against a potential change in our common stock price, including through the use of financial instruments such as prepaid forwards, equity swaps, collars and exchange funds. This policy does not restrict ownership of, or transactions related to, company-granted awards, such as PSUs, RSUs, employee stock options and other securities issued by us. Holding our common stock in a margin account and pledging our common stock as collateral for a loan is prohibited for directors, executive officers and other senior executives.
Our insider trading policy and procedures, including procedures that we follow with respect to transactions in our common stock, are designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards, and have been filed as an exhibit to our 2025 Annual Report on Form 10-K.

60	Intel 2026 Proxy Statement

Equity Award Grant Practices
Other than our CEO, our equity compensation programs for 2025 for employees did not include annual or periodic stock option awards. The Compensation Committee approved the grant of time-vested stock options and performance-based stock options to Mr. Tan on his start date as part of his new-hire compensation package. During 2025, the committee did not consider material nonpublic information when determining the timing or terms of equity awards to Intel’s executive officers, and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal 2025, we did not grant stock option awards during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.
Compensation Committee Report
The Compensation Committee, which is composed solely of independent directors of the Board, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of Intel’s executive officers. The committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into Intel’s 2025 Annual Report on Form 10-K.

Talent and Compensation Committee, as of March 23, 2026

Dion J. Weisler Chair	James J. Goetz	Alyssa H. Henry	Steve Sanghi

Compensation | Compensation Discussion and Analysis	61

Executive Compensation Tables
Summary Compensation Table
The following table lists the annual compensation for our 2025 NEOs for fiscal years 2025, 2024, and 2023 to the extent that they were NEOs during those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Lip-Bu Tan	2025	746,200	—	49,639,500	39,523,200	2,374,000	708,000	92,990,900
CEO
David A. Zinsner	2025	850,000	1,500,000	13,955,900	—	1,795,700	72,500	18,174,100
EVP and CFO, and Former Interim Co-CEO	2024	808,300	—	10,728,800	—	677,200	128,800	12,343,100
	2023	752,800	—	6,334,400	—	1,296,000	73,700	8,456,900
Naga Chandrasekaran	2025	787,500	1,000,000	10,243,700	—	1,636,700	48,900	13,716,800
EVP, CTOO, and GM, Intel Foundry
April Miller Boise	2025	750,000	—	7,847,000	—	1,558,200	37,500	10,192,700
EVP and CLO	2024	718,800		5,234,400		562,600	61,700	6,577,500
Michelle Johnston Holthaus	2025	993,800	1,500,000	28,062,900	—	2,406,400	110,400	33,073,500
Former CEO Intel Products, Former Interim Co-CEO	2024	808,300	—	11,018,800		677,200	121,700	12,626,000
	2023	752,800	—	7,033,000	—	1,333,800	79,100	9,198,700
Christoph Schell	2025	460,400	—	14,096,300	—	—	200,400	14,757,100
Former EVP and CCO, and GM, SMG	2024	808,300	—	10,024,500	—	603,400	53,500	11,489,700
	2023	752,800	—	6,433,300	—	1,245,400	45,000	8,476,500
Bonus. Mr. Zinsner and Ms. Johnston Holthaus each received a one-time cash payment of $1,500,000, payable at the end of the first quarter of 2025 for their service as interim Co-CEOs. Mr. Chandrasekaran received a make-whole cash sign on bonus upon joining Intel, the second installment of $1,000,000 was payable within 30 days following the first anniversary his start date.
Equity Awards. Under SEC rules, the values reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), of grants of stock awards to each of the NEOs.
The amounts in the “Stock Awards” column of the Summary Compensation Table for 2025 include, if applicable, the grant date fair value of (i) 1/3 of the target number of 2023 performance stock units (PSUs), (ii) 1/3 of the target number of 2024 PSUs, (iii) the full target number of 2025 PSUs, and (iv) the 2025 restricted stock units (RSUs) as shown in the Grants of Plan-Based Awards table below.
The amount in the “Stock Awards” column for the CEO includes the value of his 2025 annual PSUs and New Hire PSUs and the amount included in the “Option Awards” column for the CEO includes his 2025 annual stock option award and New Hire Options. As described above in “Reconciliation of our CEO’s Equity Awards with the Compensation Tables” on page 56, the difference in the value of equity awards negotiated in Mr. Tan’s Offer Letter and the value included above in the Summary Compensation Table for 2025 is due to SEC and accounting rules. The chart below shows the difference between the negotiated value of Mr. Tan’s equity awards and the value included in the Summary Compensation Table.

Award Type	Negotiated Equity Award Value	Summary Compensation Table Value
Annual PSUs	$14,400,000	$24,717,700
Annual Options	$9,600,000	$10,924,200
New Hire Options	$25,000,000	$28,599,000
New Hire PSUs	$17,000,000	$24,921,800
Total	$66,000,000	$89,162,700
The approved annual target LTI values of the RSUs and PSUs granted to our other NEOs in 2025 generally remained the same as the approved value for 2024 (other than for Mr. Chandrasekaran who was not an NEO in 2024, and Ms. Johnston Holthaus who received an increase in connection with her promotion to CEO, Intel Products), but the amounts shown in the “Stock Awards” column for 2025 are higher than those from 2024 because under the SEC rules and accounting standards for the executive compensation tables, the grant date for PSUs is deemed to occur (and thus to be reportable under the SEC’s proxy rules) when the performance goals for a performance

62	Intel 2026 Proxy Statement

period are set by the Compensation Committee. Since the 2023 PSUs and 2024 PSUs have performance goals with annually set objectives, the PSUs in the “Stock Awards” column for 2024 include 1/3 of the target number of 2022 PSUs, plus 1/3 of the target number of 2023 PSUs, plus 1/3 of the target number of 2024 PSUs. On the other hand, the PSUs in the “Stock Awards” column for 2025 include the full target number of 2025 PSUs in addition to 1/3 of the target number of 2023 PSUs plus 1/3 of the target number of 2024 PSUs.
We calculate the grant date fair value of an RSU by taking the average of the high and low trading prices of Intel common stock on the grant date and reducing it by the present value of dividends expected to be paid on Intel common stock before the RSU vests, because we do not pay or accrue dividends or dividend-equivalent amounts on unvested RSUs. The grant date fair values of the PSUs and stock options subject to a market condition (including the 2025 PSUs, New Hire PSUs, and New Hire Options) are determined using the Monte Carlo simulation valuation method.
The following table includes the assumptions used to calculate the aggregate grant date fair value of awards reported for each of 2023, 2024 and 2025, on a grant-date by grant-date basis.

	Assumptions
Grant Date	Award Type	Volatility	Expected Life (Years)	Risk-Free Interest Rate	Dividend Yield	Correlation coefficient to Index
3/18/2025	2025 PSU	47.5%	3.0	4.0%	—%	0.5053
3/18/2025	New Hire PSU	46.9%	3.0	4.0%	—%	0.5281
3/18/2025	Option	42.7%	5.0	4.0%	—%	N/A
3/18/2025	New Hire Option	37.3%	N/A	4.2%	—%	0.5232
2/28/2025	RSU	N/A	3.0	N/A	—%	N/A
2/28/2025	2025 PSU	46.3%	3.0	4.0%	—%	0.5322
2/12/2025	2024 PSU	47.7%	2.0	4.3%	—%	0.4792
2/12/2025	2023 PSU	56.1%	1.0	4.3%	—%	0.5285
2/29/2024	RSU	N/A	3.0	4.8%	1.2%	N/A
2/29/2024	2024 PSU	36.0%	3.0	4.4%	1.2%	0.5986
2/15/2024	2023 PSU	39.2%	2.0	4.6%	1.1%	0.6163
2/15/2024	2022 PSU	38.7%	1.0	5.0%	1.1%	0.4195
12/3/2023	Austerity RSU	N/A	1.0	5.3%	1.1%	N/A
5/30/2023	RSU	N/A	3.0	4.9%	1.7%	N/A
5/30/2023	2023 PSU	35.5%	3.0	4.2%	1.7%	0.6388
2/16/2023	2022 PSU	34.0%	2.0	4.6%	5.2%	0.6932
Award Type. The award types are as follows:

New Hire PSU	Strategic growth PSUs granted to our CEO	2025 PSU	PSUs granted in 2025	RSU	Restricted stock units
New Hire Option	Performance-based stock options granted to our CEO	2024 PSU	PSUs granted in 2024	Austerity RSU	Austerity RSUs granted in 2023
Option	Time-based stock options granted to our CEO	2023 PSU	PSUs granted in 2023
Volatility. The Monte Carlo simulation valuation for 2023 PSUs, 2024 PSUs, 2025 PSUs and CEO awards assumed a stock price volatility for the Intel Peers and a correlation coefficient between Intel and the Peers over the Volatility Period, and each of the assumptions and correlation coefficients were as follows:

Grant Date	Grant Type	Volatility Period	Peer Average Volatility	Peer Average Correlation coefficient
3/18/2025	2025 PSU	2.8	30.5%	0.4995
3/18/2025	New Hire Option	5.0	34.0%	0.5323
3/18/2025	New Hire PSU	3.0	30.5%	0.4995
2/28/2025	2025 PSU	2.8	30.2%	0.4927
2/12/2025	2024 PSU	1.9	27.3%	0.3538
2/12/2025	2023 PSU	0.9	28.4%	0.3139
2/29/2024	2024 PSU	2.8	30.6%	0.5458
2/15/2024	2023 PSU	1.9	31.6%	0.5700
2/15/2024	2022 PSU	0.9	27.3%	0.4122
5/30/2023	2023 PSU	2.6	34.0%	0.5426
2/16/2023	2022 PSU	1.9	32.2%	0.5829

Compensation | Executive Compensation Tables	63

Expected Life Years. For the 2025 PSUs, this reflects three years from the start of the performance period; for the portion of the 2024 PSUs deemed granted in February 2025, this reflects two years from the beginning of fiscal year 2025 through the end of the applicable performance period; for the portion of the 2023 PSUs deemed granted in February 2025, this reflects one year from the beginning of fiscal year 2025 through the end of the applicable performance period; for the 2025 Stock Options, this reflects the midpoint of the weighted average time to vest and the full contractual term; for the New Hire Options, exercise is assumed to occur at the midpoint of vesting and full contractual term within each iteration of the Monte Carlo simulation; and for the RSUs, this reflects the three-year vesting period from the grant date for the annual RSUs.
In 2025 we granted performance awards that vest (i) solely based on a market condition (relative TSR) and (ii) awards that vest based on both a market condition and performance conditions. Awards subject to market conditions, such as relative TSR, vest based on our stock price performance relative to a designated peer group or index over a specified measurement period. Because satisfaction of a market condition is not based on our operational or financial results, the number of shares that may ultimately be earned is not adjusted for accounting purposes after the grant date and the grant‑date fair value reflects the probability‑weighted outcome of the market condition using a Monte Carlo simulation valuation method. Awards subject to performance-conditions vest based on the achievement of specific operating or financial performance targets (including revenue growth percentage and cash flow from operations). Unlike market‑condition awards, performance‑condition awards are valued at the target level on the grant date for purposes of the Summary Compensation Table; however, the number of shares actually earned may range from 0% to a maximum percentage of the target award based on certified results after the performance period. Because the performance-related component of each of the 2023 PSUs and 2024 PSUs is based on separate measurements of our performance for each year in the applicable three-year performance period, FASB ASC Topic 718 requires the grant date fair value to be calculated with respect to 1/3 of each of the target number of 2023 PSUs and 2024 PSUs in each year of the applicable three-year performance period, with the value for each year based on the probable outcomes of the revenue growth percentage and cash flow from operations performance conditions against the goals set for that year, and the grant date fair value also takes into consideration the performance of the three-year relative TSR performance modifier for the performance period as of the applicable grant date.
The table below sets forth the grant date fair value for the performance-related component of the 2023 PSUs and 2024 PSUs deemed granted in 2025, which includes 1/3 of each of the target number of 2023 PSUs and 2024 PSUs that are eligible to vest based on 2025 performance, determined in accordance with FASB ASC Topic 718 principles (i) based on the probable outcome at target of the performance-related component as of the grant date, (ii) based upon achieving the maximum level of performance under the performance-related component in 2025, and (iii) based on the grant date fair value.

Name	Award Type	Target Outcome of Performance-Related Component Grant Date Fair Value ($)	Maximum Outcome of Performance-Related Component Grant Date Fair Value ($)	Target Outcome of Performance-Related Component Grant Date Number of Shares (#)	Maximum Outcome of Performance-Related Component Grant Date Number of Shares (#)
David A. Zinsner	2024 PSU	816,500	1,633,000	43,499	86,998
	2023 PSU	1,103,000	2,206,000	55,511	111,022
April Miller Boise	2024 PSU	456,000	912,000	24,295	48,590
	2023 PSU	668,500	1,336,900	33,642	67,284
Michelle Johnston Holthaus	2024 PSU	912,000	1,824,000	48,589	97,178
	2023 PSU	1,377,100	2,754,100	69,303	138,606
Christoph Schell	2024 PSU	816,500	1,633,000	43,499	86,998
	2023 PSU	1,243,400	2,486,800	62,576	125,152
Component Grant Date Fair Value and Number of Shares. The number of shares in the table represent the target and the maximum number of shares that each NEO could receive based on assumptions as of the applicable grant date. However, the value ultimately received by the executives is dependent upon Intel’s stock price at the time of payout as well as the satisfaction of the performance conditions. The grant date used to determine the target and the maximum number of shares and grant date fair value is February 12, 2025 for each of the 2023 PSUs and 2024 PSUs (the date the performance goals for 2025 were approved by the Compensation Committee).
Non-Equity Incentive Plan Compensation. The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table include annual incentive cash payments made under the Intel Corporation Executive Annual Performance Bonus Plan (Annual Cash Bonus Plan).

64	Intel 2026 Proxy Statement

All Other Compensation for 2025. The amounts in the “All Other Compensation” column of the Summary Compensation Table include tax-qualified matching company contributions to the 401(k) savings plan, matching company contributions to the non-qualified deferred compensation plan, and payments for perquisites, as detailed in the table below. Perquisites for 2025 include financial planning, eligibility for health evaluations, residential and travel-related security, relocation benefits, and company-matched charitable contributions.

Name	Retirement Plan Contributions ($)	Deferred Compensation Plan Contributions ($)	Tax Gross-Ups ($)	Financial Planning ($)	Residential and Travel-Related Security ($)	Relocation ($)	Other ($)
Lip-Bu Tan	17,500	—	—	—	605,500	—	85,000
David A. Zinsner	17,500	33,900	—	20,000	—	—	1,100
Naga Chandrasekaran	17,500	—	3,400	20,000	—	8,000	—
April Miller Boise	17,500	—	—	20,000	—	—	—
Michelle Johnston Holthaus	17,500	66,400	—	16,900	9,600	—	—
Christoph Schell	17,500	—	—	11,000	—	—	171,900
Retirement Plan Contributions. The amounts included in this column become payable only upon the earliest to occur of retirement, termination of employment, disability, or death (receipt may be deferred following retirement or termination of employment but no later than reaching age 70.5).
Deferred Compensation Plan Contributions. The amounts included in this column will be paid to the NEOs after a fixed period of years or upon termination of employment, in accordance with irrevocable elections made in the calendar year before the calendar year in which that compensation is deferred.
Tax Gross Ups. The amounts included in this column represent equalization payments to offset taxes imposed on Mr. Chandrasekaran’s relocation benefits, consistent with company-wide policy for relocation costs.
Residential and Travel-Related Security. For security purposes, our CEO is provided residential security, a car and security-trained driver (car service), company provided aircraft, and other travel-related security. The company-provided transportation security protections have both business and non-business use. $94,700 of the amount reported for Mr. Tan represents the incremental cost to Intel of the non-business component of the car service and $21,800 of the amount reported for Mr. Tan represents the incremental cost to Intel of the non-business component of the company provided aircraft. Mr. Tan also is provided residential security and other non-business travel-related security (incremental cost of $489,000), and while serving as interim CEO, Ms. Johnston Holthaus was provided other non-business travel-related security (incremental cost of $9,600). We do not consider these additional security measures to be a personal benefit for our CEO, but rather appropriate expenses for the benefit of Intel and its stockholders that arose out of our CEO’s duties and responsibilities and that were required by our Compensation Committee in order to mitigate risks to our business and ensure our CEO’s safety.
Relocation. The amounts included in this column represent relocation benefits for Mr. Chandrasekaran, consistent with company-wide policy on relocation costs.
Other. Amounts represent payments to NEOs for other perquisites, including payments for health & welfare services, executive physical benefits, and payments made by the Intel Foundation for matching charitable contributions on behalf of the NEOs. In addition to the payments for other perquisites described above, amounts to Mr. Tan represent attorney fees ( $85,000); and amounts for Mr. Schell are cash payments representing accrued but unused vacation ($98,100), accrued but unused sabbatical ($50,200), and holiday pay ($13,100).

Compensation | Executive Compensation Tables	65

Grants of Plan-Based Awards in Fiscal Year 2025
The following table presents equity awards granted under the 2006 Equity Incentive Plan and awards granted under our Annual Cash Bonus Plan in 2025. Under SEC rules, the values reported in the “Grant Date Fair Value of Stock Awards” column reflect the grant date fair value of grants of stock awards determined under accounting standards applied by Intel, as discussed above.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Approval Date	Award Type	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Lip-Bu Tan	3/18/2025	3/10/2025	PSU	—	—	631,796	1,263,592	—	—	—	—	24,717,700
	3/18/2025	3/10/2025	New Hire PSU	—	—	745,870	2,237,610	—	—	—	—	24,921,800
	3/18/2025	3/10/2025	Option	—	—	—	—	—	1,029,579	25.90	25.92	10,924,200
	3/18/2025	3/10/2025	New Hire Option	—	—	1,792,938	2,689,407	—	—	25.90	25.92	28,599,000
			Annual Cash	2,000,000	4,000,000	—	—	—	—	—	—	—
David A. Zinsner	2/12/2025	5/11/2023	PSU	—	—	55,511	111,022	—	—	—	—	1,103,000
	2/12/2025	1/23/2024	PSU	—	—	43,499	86,998	—	—	—	—	816,500
	2/28/2025	2/12/2025	PSU	—	—	211,091	422,182	—	—	—	—	7,067,300
	2/28/2025	2/12/2025	RSU	—	—	—	—	211,091	—	—	—	4,969,100
			Annual Cash	1,487,500	2,975,000	—	—	—	—	—	—	—
Naga Chandrasekaran	2/28/2025	2/12/2025	PSU	—	—	179,652	359,304	—	—	—	—	6,014,700
	2/28/2025	2/12/2025	RSU	—	—	—	—	179,652	—	—	—	4,229,000
			Annual Cash	1,374,000	2,748,000	—	—	—	—	—	—
April Miller Boise	2/12/2025	5/11/2023	PSU	—	—	33,642	67,284	—	—	—	—	668,500
	2/12/2025	1/23/2024	PSU	—	—	24,295	48,590	—	—	—	—	456,000
	2/28/2025	2/12/2025	PSU	—	—	117,897	235,794	—	—	—	—	3,947,200
	2/28/2025	2/12/2025	RSU	—	—	—	—	117,897	—	—	—	2,775,300
			Annual Cash	1,312,500	2,625,000	—	—	—	—	—	—	—
Michelle Johnston Holthaus	2/12/2025	5/11/2023	PSU	—	—	69,303	138,606	—	—	—	—	1,377,100
	2/12/2025	1/23/2024	PSU	—	—	48,589	97,178	—	—	—	—	912,000
	2/28/2025	2/12/2025	PSU	—	—	359,304	718,608	—	—	—	—	12,029,500
	2/28/2025	2/12/2025	RSU	—	—	—	—	583,869	—	—	—	13,744,300
			Annual Cash	2,000,000	4,000,000	—	—	—	—	—	—	—
Christoph Schell	2/12/2025	5/11/2023	PSU	—	—	62,576	125,152	—	—	—	—	1,243,400
	2/12/2025	1/23/2024	PSU	—	—	43,499	86,998	—	—	—	—	816,500
	2/28/2025	2/12/2025	PSU	—	—	211,091	422,182	—	—	—	—	7,067,300
	2/28/2025	2/12/2025	RSU	—	—	—	—	211,091	—	—	—	4,969,100
			Annual Cash	1,487,500	2,975,000	—	—	—	—	—	—	—
Award Types. The equity award type abbreviations are as follows: PSU—performance-based restricted stock units or performance stock units that vest based on performance results of two annual financial metrics (revenue growth percentage and cash flow from operations) and two three-year modifiers (relative TSR and revenue compounded annual growth rate (CAGR)), 2025 PSUs—performance stock units with a relative total shareholder return (rTSR) performance condition, measured based on Intel TSR relative to S&P 500 TSR over a three-year performance period; New Hire PSUs—performance stock units granted upon hire, based on Intel stock price appreciation over a three-year period, with a payout range of 0% to 300%, determined using linear interpolation; 2025 Option—time-vesting stock options granted in 2025 with no performance conditions; New Hire Option—stock options granted upon hire, with the first two years vesting at target, followed by vesting based on Intel TSR relative to S&P 500 TSR; RSU—restricted stock units.
Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The “Target” amounts reported in the “Annual Cash” rows are the NEOs’ annual incentive cash bonus target opportunities. Actual 2025 annual incentive cash payments are reported under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table on page 62. There is no threshold amount for the Annual Cash awards granted in 2025.

66	Intel 2026 Proxy Statement

Estimated Future Payouts Under Equity Incentive Plan Awards. These columns represent the target and maximum number of shares that could be received by each NEO; however, the value ultimately received by the NEO is dependent upon Intel’s stock price at the time of payout (as well as satisfaction of the performance conditions). In accordance with FASB ASC Topic 718, the grant date for performance-based awards is established when the performance objectives are set by the Compensation Committee. Because, in the case of the 2023 and 2024 PSUs, the Compensation Committee sets annual performance objectives for two of the financial metrics, the portion of the PSUs for which performance objectives were set in fiscal year 2025, or 1/3 of each of the target number of 2023 PSUs and 2024 PSUs, were deemed granted in 2025 in addition to the 2025 PSUs. There is no minimum number of shares that can be earned for the 2023 PSUs, 2024 PSUs and 2025 PSUs.
Grant Date Fair Value of Stock Awards. Amounts reported in this column are calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (see page 62). For each of the 2023 PSUs and 2024 PSUs, because the performance-related component is based on separate measurements of our performance for each year in the three-year performance period, FASB ASC Topic 718 requires the grant date fair value to be calculated with respect to 1/3 of each of the target number of the 2023 PSUs and 2024 PSUs in each year of the three-year performance period, with the grant date fair value for each year based on the probable outcomes of the revenue growth percentage and cash flow from operations performance conditions against the goals set for that year, and the performance of the three-year relative TSR performance modifier for the performance period as of the applicable grant date. For the 2025 PSU, New Hire PSU and New Hire Option, the valuation was calculated using a Monte Carlo simulation. The New Hire PSUs have a three-year performance period and may be earned from 0% to 300% based on stock‑price hurdles measured on the three‑year anniversary of the grant date, as well as Intel’s relative TSR performance compared to the members of the S&P 500 Index. For the New Hire Options, one-fifth of the options will vest each year until the fifth anniversary of the grant date, with a payout ranging from 50% to 150% based on Intel’s TSR ranking among the members of the S&P 500 Index over the performance period. For the Options, the valuation was determined using a Black-Scholes model, and one‑third of the options will vest on each of the first, second, and third anniversaries of the grant date.
Annual PSU Awards. The “Grants of Plan-Based Awards in Fiscal Year 2025” table above includes the target number of 2025 PSUs, and 1/3 of each the target number of 2023 PSUs and 2024 PSUs, that are eligible to vest based on 2025 performance. The 2023 PSUs, 2024 PSUs, and 2025 PSUs each have a three-year performance period and vest on January 31, 2026, January 31, 2027, and January 31, 2028, respectively. The number of shares of Intel common stock to be received at vesting will range from 0% to 200% of the total target number of PSUs granted. The 2025 PSUs vest based on achievement of three-year relative TSR (target payout requires above-median performance relative to the S&P 500 Index). The 2023 PSUs and 2024 PSUs vest based on our average achievement of annual performance objectives set by the Compensation Committee for each fiscal year during the respective performance period as to two financial metrics—revenue growth percentage (weighted 60%) and cash flow from operations (weighted 40%), with two modifiers that can each impact the overall score by plus or minus 25 points (for the 2024 PSUs, the two modifiers can only have a cumulative impact of plus or minus 25 points) based on our achievement of three-year performance objectives for relative TSR (where target payout requires above median performance compared to the S&P 500 Index) and three-year performance objectives for revenue CAGR. Further, the final payout for the 2023 PSUs, 2024 PSUs, and 2025 PSUs cannot exceed 100% of the target number of PSUs granted if our absolute TSR for the performance period is negative.
Annual RSU Awards. RSUs granted to the NEOs in 2025 vest on an annual basis over three years following the grant date.
Annual Cash Bonus Plan. Payout under the Annual Cash Bonus Plan ranges from 0% to 200% of the NEO’s target opportunity. For more Annual Cash Bonus Plan details, see “Annual Incentive Cash Compensation” beginning on page 48.
Stock Option Exercises and Stock Vested in Fiscal Year 2025
None of our NEOs exercised any options or had PSUs vest during fiscal year 2025. The following table provides information on the vesting of NEOs’ RSUs during fiscal year 2025.

		Option Awards		Stock Awards
Name	Grant Type	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Total Value Realized on Exercise and Vesting ($)
Lip-Bu Tan	RSU	—	—	—	—	—
David A. Zinsner	RSU	—	—	148,184	3,046,500	3,046,500
Naga Chandrasekaran	RSU	—	—	278,721	9,306,100	9,306,100
April Miller Boise	RSU	—	—	64,220	1,342,900	1,342,900
Michelle Johnston Holthaus	RSU	—	—	86,705	1,837,600	1,837,600
Christoph Schell	RSU	—	—	78,772	1,667,200	1,667,200
2022 PSU Payout. As reported in last year’s proxy statement, in 2025 the payout for the PSUs granted in 2022, with a January 2022 through December 2024 performance period, which would have vested in January 2025, paid out at 0% of target. The performance metrics for the PSUs were annual revenue growth percentage and CFFO metrics and three-year relative TSR and revenue CAGR modifiers. The PSUs paid out at 0% as a result of average performance for the annual goals of approximately 50% and below threshold performance for both of the three-year modifiers, which impacted the payout by -50%.

Compensation | Executive Compensation Tables	67

Outstanding Equity Awards at Fiscal Year-End 2025
The following table provides information regarding outstanding equity awards held by the NEOs as of December 27, 2025. Unless otherwise specified, market value for stock awards (PSUs and RSUs) is determined by multiplying the number of shares by the closing price of Intel common stock on Nasdaq on the last trading day of the fiscal year (December 26, 2025). Other than Mr. Tan, our NEOs did not hold any outstanding option awards as of December 27, 2025.

	Stock Option Awards
Name	Grant Date	Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Lip-Bu Tan	3/18/2025	Option	—	1,029,579	25.90	3/18/2032
	3/18/2025	New Hire Option	—	2,689,407	25.90	3/18/2035
	Total			3,718,986
David A. Zinsner	—	—	—	—	—	—
Naga Chandrasekaran	—	—	—	—	—	—
April Miller Boise	—	—	—	—	—	—
Michelle Johnston Holthaus	—	—	—	—	—	—
Christoph Schell	—	—	—	—	—	—
Stock Option Awards. Subject to continued employment through the applicable vest dates:
▪The Annual Options vest in annual installments over a three-year period from the grant date.
▪The New Hire Options vest in annual installments over a five-year period, with the first two installments vesting at target, and the last three installments vesting based on Intel’s TSR relative to the S&P 500 for the period starting from the grant date through the applicable vesting date. The New Hire Options are shown above at the maximum amount because performance as of the end of the year performance exceeded target.

	Stock Awards
Name	Grant Date	Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Lip-Bu Tan	3/18/2025	PSU	—	—	1,263,592	45,742,000
	3/18/2025	New Hire PSU	—	—	745,870	27,000,500
	Total		—	—	2,009,462	72,742,500
David A. Zinsner	2/28/2025	RSU/PSU	211,091	7,641,500	422,182	15,283,000
	2/29/2024	RSU/PSU	58,001	2,099,600	130,496	4,724,000
	5/30/2023	RSU/PSU	37,015	1,339,900	166,531	6,028,400
	Total		306,107	11,081,000	719,209	26,035,400
Naga Chandrasekaran	2/28/2025	RSU/PSU	179,652	6,503,400	359,304	13,006,800
	10/30/2024	RSU	205,391	7,435,200	—	—
	10/30/2024	MW RSU	132,030	4,779,500	—	—
	10/30/2024	New Hire RSU	110,026	3,982,900	—	—
	Total		627,099	22,701,000	359,304	13,006,800
April Miller Boise	2/28/2025	RSU/PSU	117,897	4,267,900	235,794	8,535,700
	2/29/2024	RSU/PSU	32,395	1,172,700	72,884	2,638,400
	5/30/2023	RSU/PSU	22,434	812,100	100,928	3,653,600
	Total		172,726	6,252,700	409,606	14,827,700
Michelle Johnston Holthaus	2/28/2025	RSU/PSU	583,869	21,136,100	718,608	26,013,600
	2/29/2024	RSU/PSU	64,789	2,345,400	145,767	5,276,800
	5/30/2023	RSU/PSU	46,212	1,672,900	207,911	7,526,400
	Total		694,870	25,154,400	1,072,286	38,816,800
Christoph Schell	—	—	—	—	—	—

68	Intel 2026 Proxy Statement

Stock Awards. Unless otherwise noted, RSUs and PSUs are shown at their target amount, and in each case, subject to continued employment through the applicable vest dates:
▪The RSUs granted on May 30, 2023, February 29, 2024, October 30, 2024, and February 28, 2025 vest in annual installments over a three-year period from the grant date.
▪The Make-Whole RSUs (MW RSUs) granted to Mr. Chandrasekaran on October 30, 2024 vest in quarterly installments over a two year period following the grant date.
▪The New Hire RSUs granted to Mr. Chandrasekaran on October 30, 2024 vest in annual installments over a three year period, with approximately 30% of the RSUs vesting on the first and second anniversaries of the grant date and approximately 40% vesting on the third anniversary of the grant date.
▪The 2023 PSUs and 2024 PSUs each have a three-year performance period from the start of the fiscal year of the grant date and vested on January 31, 2026 (in the case of the 2023 PSUs), and will vest on January 31, 2027 (in the case of the 2024 PSUs), based on our average achievement of annual performance objectives set by the Compensation Committee for each fiscal year during the performance period as to two financial metrics—revenue growth percentage (weighted 60%) and cash flow from operations (weighted 40%), with two modifiers that can each impact the overall score by plus or minus 25 points (for the 2024 PSUs, the two modifiers can only have a cumulative impact of plus or minus 25 points) based on our achievement of three-year performance objectives for relative TSR (where target payout requires above median performance compared to the S&P 500 Index) and three-year performance objectives for revenue CAGR. Further, the final payout for the 2023 PSUs and 2024 PSUs cannot exceed 100% of the target number of PSUs granted if our absolute TSR for the performance period is negative. The 2023 PSUs and 2024 PSUs are shown above at the target amount because the performance for the applicable number of completed years of the three-year performance period did not exceed target. Actual payout for the 2023 PSUs was 76%. However, in accordance with SEC rules and accounting standards, only 1/3 of each of the target number of 2023 PSUs and 2024 PSUs are shown in the Summary Compensation Table and Grants of Plan-Based Awards in Fiscal Year 2025 table above.
▪The 2025 PSUs have a three-year performance period from the start of the fiscal year of the grant date and will vest on January 31, 2028 based on achievement of three-year relative TSR (where target payout requires above median performance compared to the S&P 500 Index) relative to the S&P 500 Index. The payout opportunity for the 2025 PSUs may not exceed 100% of the target number of PSUs granted if our absolute TSR for the three-year performance period is negative. The 2025 PSUs are shown above at the maximum amount because performance as of the end of the first year of the performance period exceeded target.
▪The New Hire PSUs vest based on stock price growth over a three-year period and vest over a five-year period as follows: 50% of earned PSUs on the third anniversary of the grant date, and 25% on each of the fourth and fifth anniversaries of the grant date. The New Hire PSUs are shown above at the target amount.
Schell Equity Awards. Mr. Schell resigned from Intel effective June 30, 2025 and forfeited all of his outstanding equity awards.

Compensation | Executive Compensation Tables	69

Pension Benefits for Fiscal Year 2025
The following table shows the estimated present value of accumulated pension benefits for the NEOs.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Lip-Bu Tan	Pension Plan	N/A	N/A
David A. Zinsner	Pension Plan	N/A	N/A
Naga Chandrasekaran	Pension Plan	N/A	N/A
April Miller Boise	Pension Plan	N/A	N/A
Michelle Johnston Holthaus	Pension Plan	N/A	—
Christoph Schell	Pension Plan	N/A	N/A
Present Value of Accumulated Benefit. Until distribution, these benefits are also reflected in the NEO’s balance reported in the Non-Qualified Deferred Compensation table. The amounts of these tax-qualified pension plan arrangements are not tied to years of credited service. Upon termination, the amount that the NEO receives under the non-qualified deferred compensation plan will be reduced by the amount received under the tax-qualified pension plan arrangement.
Ms. Johnston Holthaus’ present value of accumulated benefit was zero as of 2025 fiscal year-end. None of the other NEOs are eligible for pension benefits as they were hired after January 1, 2011.
The U.S. Intel Minimum Pension Plan is a tax-qualified defined benefit plan with two components. The first component provides participants with retirement income that is determined by a pension formula based on final average compensation, Social Security-covered compensation, and length of service upon separation not to exceed 35 years. It provides pension benefits only if the annuitized value of a participant’s account balance in Intel’s tax-qualified retirement contribution plan is less than the pension plan benefit, in which case the pension plan funds a net benefit that makes up the difference. Effective January 1, 2015, compensation earned and service accruals were frozen as of December 31, 2014 in the U.S. Intel Minimum Pension Plan for all employees at or above a specific grade level, including all NEOs.
The second component is an arrangement under which pension benefits offset amounts that otherwise would be paid under the non-qualified deferred compensation plan described below. Employees who were participants in the non-qualified deferred compensation plan as of December 31, 2003 were able to consent to a one-time change to the non-qualified deferred compensation plan’s benefit formula. This change reduces the employee’s distribution amount from the non-qualified deferred compensation plan by the lump sum value of the employee’s tax-qualified pension plan arrangement at the time of distribution. Each participant’s pension plan arrangement was established as a fixed, single-life annuity amount based on assumed retirement at age 65. Each participant’s benefit was set based on a number of elements, including his or her non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that consider age and other factors, and limits that Intel sets for equitable administration. None of the NEOs were eligible to participate in these arrangements.
The benefit under both components of the plan are frozen, and accordingly, year-to-year differences in the present value of the accumulated benefit arise mostly from changes in the interest rate used to calculate present value and the participant’s age becoming closer to age 65. We calculated the present value assuming that the NEOs will remain in service until age 65, using the interest rate and other assumptions used by Intel for financial statement accounting, as reflected in Note 17 to the financial statements in our 2025 Annual Report on Form 10-K for the year-ended December 27, 2025.  An officer who terminates service before age 65 can elect to receive his or her benefits at any time following termination of employment, but not later than age 65. If such officer works past age 65, then his or her benefits must start upon termination of employment. Distributions before age 55 may be subject to a 10% federal penalty tax.

70	Intel 2026 Proxy Statement

Non-Qualified Deferred Compensation for Fiscal Year 2025
The following table shows the non-qualified deferred compensation activity for each NEO during fiscal year 2025.

Name	Executive Contributions in Last Fiscal Year ($)	Intel Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Lip-Bu Tan	—	—	—	—
David A. Zinsner	33,900	33,900	39,100	305,900
Naga Chandrasekaran	—	—	—	—
April Miller Boise	—	—	—	—
Michelle Johnston Holthaus	83,900	66,400	174,700	1,464,400
Christoph Schell	—	—	—	—
Executive Contributions in Last Fiscal Year. Amounts included in the Summary Compensation Table on page 62 in the “Salary” or “Non-Equity Incentive Plan Compensation” columns for 2025.
Intel Contributions in Last Fiscal Year. These amounts, which accrued during fiscal year 2025 and were credited to the participants’ accounts in 2026, are included in the Summary Compensation Table in the “All Other Compensation” column for 2025.
Aggregate Earnings (Losses) in Last Fiscal Year. These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
Aggregate Balance at Last Fiscal Year-End. These amounts are as of December 27, 2025 and do not take into account the amounts in the "Intel Contributions in Last Fiscal Year" column in the table above that were accrued during fiscal year 2025 but were credited to the participants' accounts in 2026. The following amounts are included in the fiscal year-end balance and previously were reported as compensation to the NEOs in the Summary Compensation Table for 2022 through 2025 (except for Messrs. Tan and Chandrasekaran who were not NEOs prior to 2025 and Ms. Boise who was not a NEO prior to 2024): Mr. Zinsner $205,800 and Ms. Johnston-Holthaus $551,200.
Intel will distribute the balances reported in the Non-Qualified Deferred Compensation table (plus any future contributions or earnings) to the NEOs in the manner that the officers have chosen under the plan’s terms. Some balances reported in the table above include the offset amount that the employee would receive under the tax-qualified pension plan arrangement; the actual amount distributed under this plan will be reduced by the benefit under the pension plan arrangement. See the Pension Benefits table on page 70 for these amounts.
The following table summarizes the total contributions made by the participant and Intel, including gains, losses, and distributions attributable to such contributions, that were previously reported (or that would have been reported had the participant been a NEO for all years) in the Summary Compensation Table over the life of the plan. The amounts in the table are as of December 27, 2025 and do not take into account any amounts that were accrued during fiscal year 2025 but were credited to the participants’ accounts in 2026.

Name	Aggregate Executive Deferrals over Life of Plan ($)	Aggregate Intel Contributions over Life of Plan ($)
Lip-Bu Tan	—	—
David A. Zinsner	181,500	124,400
Naga Chandrasekaran	—	—
April Miller Boise	—	—
Michelle Johnston Holthaus	577,700	886,700
Christoph Schell	—	—
Intel’s non-qualified deferred compensation plan allows certain highly compensated employees, including NEOs, to defer up to 60% of their salary and up to 75% of their annual incentive cash payment. Gains on equity compensation are not eligible for deferral. Beginning in 2020, Intel began making matching contributions on employee deferrals into the plan. Matching contributions are 100% vested. All NEOs who made deferral contributions received matching contributions. For 2019 and earlier, Intel made company contributions to the employee’s account representing the portion of Intel’s retirement contribution on eligible compensation (consisting of base salary and annual and quarterly incentive cash payments) earned in excess of the tax code annual compensation limit. These company contributions are subject to the six-year graded vesting provisions in the retirement contribution plan. In addition, these contributions vest upon death, disability, or reaching age 60. Ms. Johnston Holthaus is fully vested in the value of company contributions, as she has completed more than six years of service or reached the age of 60.

Compensation | Executive Compensation Tables	71

Employment Contracts and Change in Control Arrangements
All of Intel’s NEOs are employed at will, and in 2025, all of the NEOs, other than Mr. Tan, are eligible for severance benefits under the Executive Severance Plan in the event of a termination of employment by the company without cause (and for a good reason event for Ms. Johnston Holthaus pursuant to the Johnston Holthaus Letter). Mr. Tan’s eligibility for severance benefits is solely pursuant to the Tan Offer Letter, which provides that in the event Mr. Tan’s employment is terminated by Intel without cause (as defined in the Tan Offer Letter) following March 18, 2026, and he signs and does not revoke a release of claims in favor of Intel, then each of the equity grants set forth in the Tan Offer Letter that are then outstanding will be eligible to receive pro-rated vesting.
Under the Executive Severance Plan, if a participating NEO’s employment is terminated by the company without cause (as defined in the Executive Severance Plan), the executive generally will be entitled to the following benefits, which are more fully described in the footnotes to the Estimated Potential Payments table below:
▪a cash payment equal to 1.5 times the sum of the NEO’s base salary and target bonus opportunity, payable in installments over an 18-month period following termination of employment in accordance with the company’s payroll practices;
▪an additional lump-sum payment approximately equal to 18 months of the monthly premium for the NEO’s and his or her dependents’ participation in the company’s group health plans;
▪pro-rated vesting of eligible restricted stock units and eligible performance stock units based on the number of whole months of employment during the vesting period; provided that the vesting of time-based equity awards will accelerate at the time of termination of employment and performance-based equity awards will vest based on actual performance results at the end of the applicable performance period; and
▪outplacement services at the company’s expense for up to 18 months following their termination of employment.
In addition to any severance benefits Mr. Chandrasekaran may be entitled to under the Executive Severance Plan, he also will be entitled to certain severance payments pursuant to the Chandrasekaran Offer Letter if his employment is terminated by Intel without cause or he resigns for good reason (as each of those terms is defined in the Chandrasekaran Offer Letter) within a three year period after October 30, 2024.
See “Compensation Discussion and Analysis; Other Aspects of Our Executive Compensation Programs; Post-Employment Compensation Arrangements; Specific Arrangements” on page 58 for the details of these arrangements with the NEOs.
We do not provide “change in control” payments or benefits to our executive officers other than our CEO, Mr. Tan, who is entitled to pro-rated accelerated vesting of the equity awards set forth in the Tan Offer Letter in the event of a termination of employment without cause or for good reason (each as defined in the Tan Offer Letter) following a change in control (as defined in the Tan Offer Letter). See “Compensation Discussion and Analysis; Other Aspects of Our Executive Compensation Programs; Post-Employment Compensation Arrangements; Specific Arrangements; Tan Offer Letter” on page 58 for the details of our CEO’s arrangement.
The Compensation Committee adopted the Executive Officer Cash Severance Policy in February 2024 that provides Intel will not enter into any new employment agreement or severance agreement with any of our executive officers or establish any new severance plan or policy covering any of our executive officers that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity, without seeking stockholder ratification of such agreement, plan, or policy.

72	Intel 2026 Proxy Statement

Other Potential Post-Employment Payments
SEC rules require companies to report the amounts of benefits that are triggered by termination of employment. These amounts are reported in the following tables under the heading “Payment/Benefit.”
The table below reports the value of payments and benefits available to each of the NEOs upon the following specified events: voluntary separation or retirement, involuntary termination, involuntary termination after a change in control, or death or disability, assuming that the triggering events occurred on December 27, 2025, based on the price per share of Intel common stock on the last trading day of the fiscal year ($36.20 on December 26, 2025), except for Mr. Schell, for whom the table reports what he actually received in connection with his voluntary resignation from the company on June 30, 2025. Amounts actually received if an NEO ceases to be employed will vary based on factors such as the timing during the year of any such event, the company’s stock price, the NEO’s age, performance under the terms of applicable performance-based awards, and any changes to our benefit arrangements and policies. As previously disclosed, Ms. Johnston departed on March 1, 2026, and she was entitled to severance benefits in accordance with the terms and conditions of the Executive Severance Plan, in exchange for a release of claims in favor of the company.
Amounts shown do not include: (i) benefits earned during the term of the NEO’s employment that are available to all benefit-eligible salaried employees, (ii) the value of vested equity awards that the NEO is entitled to regardless of whether employment is terminated, and (iii) the value of vested deferred compensation and retirement benefits that are also reported in the tables above.

Name	Payment/Benefit	Voluntary Separation or Retirement ($)	Involuntary Termination ($)	Involuntary Termination after a Change in Control ($)	Death or Disability ($)
Lip-Bu Tan	Valuation of Option Vesting Acceleration	—	—	68,457,300	102,175,100
	Valuation of PSUs Vesting Acceleration	—	—	33,413,900	49,871,500
	Cash Severance Payment	—	—	—	—
	Other	—	—	—	—
	Total	—	—	101,871,200	152,046,600
David A. Zinsner	Valuation of RSUs Vesting Acceleration	—	—	—	11,081,100
	Valuation of PSUs Vesting Acceleration	—	—	—	16,947,000
	Cash Severance Payment	—	3,506,300	—	—
	Other	—	65,300	—	—
	Total	—	3,571,600	—	28,028,100
Naga Chandrasekaran	Valuation of RSUs Vesting Acceleration	—	—	—	6,503,400
	Valuation of PSUs Vesting Acceleration	—	—	—	22,701,000
	Cash Severance Payment	—	10,927,700	—	—
	Other	—	53,000	—	—
	Total	—	10,980,700	—	29,204,400
April Miller Boise	Valuation of RSUs Vesting Acceleration	—	—	—	6,252,700
	Valuation of PSUs Vesting Acceleration	—	—	—	9,683,000
	Cash Severance Payment	—	3,093,800	—	—
	Other	—	45,100	—	—
	Total	—	3,138,900	—	15,935,700
Michelle Johnston Holthaus	Valuation of RSUs Vesting Acceleration	2,845,400	2,845,400	—	23,981,400
	Valuation of PSUs Vesting Acceleration	10,996,800	10,996,800	—	24,003,600
	Cash Severance Payment	—	4,500,000	—	—
	Other	—	53,000	—	—
	Total	13,842,200	18,395,200	—	47,985,000
Christoph Schell	Valuation of RSUs Vesting Acceleration	—	—	—	—
	Valuation of PSUs Vesting Acceleration	—	—	—	—
	Cash Severance Payment	—	—	—	—
	Other	—	—	—	—
	Total	—	—	—	—
Valuation of PSU Acceleration. For the 2023 PSUs, which had vested as of the date of this proxy statement, valuation is based on the actual payout at 76%. The other outstanding PSUs are valued at target and the actual shares will not be known until the time of the applicable payout date after the end of the applicable performance period based on actual performance results.

Compensation | Executive Compensation Tables	73

Vesting Acceleration—Retirement Eligibility. Ms. Johnston Holthaus is retirement eligible under the Rule of 75 under our equity program. This means she will receive certain accelerated vesting of her equity awards in the event of her voluntary retirement or an involuntary termination.
Vesting Acceleration— Involuntary Termination. None of the equity awards that were outstanding as of December 27, 2025 were eligible for accelerated vesting under the Executive Severance Plan or the Tan Offer Letter.
Vesting Acceleration— Involuntary Termination following a Change in Control. Pursuant to the Tan Offer Letter, if a change in control (as defined in the Tan Offer Letter) occurs and Mr. Tan’s employment is terminated by the company without cause or he resigns for good reason (as each of those terms is defined in the Tan Offer Letter), each of the equity grants set forth in the Tan Offer Letter will be eligible to receive pro-rated vesting with respect to (i) 67% of outstanding and unvested shares subject to such award (at target performance, if applicable) if the termination of employment occurs prior to September 18, 2026 and (ii) 100% of outstanding and unvested shares subject to such award (at target performance, if applicable) if the termination of employment occurs on or after September 18, 2026.
Cash Severance Payment. For the NEOs other than Mr. Tan, represents a cash severance payment equal to 1.5 times the NEO’s base salary and target cash bonus opportunity payable pursuant to the Executive Severance Plan. For purposes of calculating the cash severance payment, the NEO’s base salary and target bonus opportunity are based on the rate in effect as of December 27, 2025 (and not based on base salary actually paid in 2025).
Pursuant to the Chandrasekaran Offer Letter, in the event Mr. Chandrasekaran’s employment is terminated by Intel without cause or he resigns for good reason (as each of those terms is defined in the Chandrasekaran Offer Letter), he is entitled to two additional severance payments depending on the separation date: (i) the value of the first payment declines from $7,000,000 by 1/3 each year over the three-year period following October 30, 2024 and (ii) the value of the second payment declines from $6,000,000 by 1/8 each quarter over the two-year period following October 30, 2024.
Other. Represents a cash payment approximately equal to 18 months of the monthly premium for the NEO’s and his or her dependents’ participation in the Company’s group health plans payable pursuant to the Executive Severance Plan.
Holthaus Departure. Ms. Johnston Holthaus’s employment terminated effective March 1, 2026, and she was entitled to severance benefits in accordance with the terms and conditions of the Executive Severance Plan.
Schell Departure. Mr. Schell was not entitled to any severance payments or equity acceleration upon his resignation from Intel on June 30, 2025, as reflected in the table above.
Equity Award Termination Provisions
General. Unvested PSUs and RSUs are canceled upon termination of employment for any reason other than retirement, death, or disability. Our equity awards generally have the following post-employment provisions:
▪Retirement means termination of employment when (i) the employee is at least age of 60 or for purposes of PSUs only, at least age 60 with 5 years of service (each, Rule of Age 60) or (ii) the employee’s age plus years of service equals at least 75 (Rule of 75). Beginning with RSUs and PSUs granted in 2025, RSUs and PSUs will be eligible for retirement acceleration only if the termination of employment occurs at least one year following the applicable grant date.
▪PSUs. The number of PSUs eligible for accelerated vesting will be prorated by the number of months employed during the 36-month performance period. PSUs are not settled into shares of our common stock until after the end of the performance period based on actual performance results, even if the holder qualifies for early vesting.
▪RSUs. RSUs are subject to retirement vesting under the Rule of Age 60 or the Rule of 75, but not both. Upon a termination of employment when satisfying the Rule of Age 60, the employee receives one additional year of vesting for every five years of service. Upon termination of employment when satisfying the Rule of 75, the employee receives one additional year of vesting. Additional years of vesting means that any RSUs scheduled to vest within the number of years from the date of termination determined under the rule of Age 60 or Rule of 75 will be vested on the employee’s retirement date.
▪Upon disability or death, all unvested RSUs become 100% vested, and unvested PSUs will become vested subject to actual performance.
▪Pursuant to the Executive Severance Plan, in the event of a termination without cause, the following equity awards are eligible for prorated accelerated vesting based on the number of whole months of employment during the vesting period or performance period, as applicable: (i) annual RSU and PSU awards granted to the employee (a) after the employee became eligible to participate in the Executive Severance Plan, and (b) more than one year prior to the date of employee’s termination of employment; and (ii) RSU and PSU awards designated by the company as “make-whole” awards granted to the employee after the employee became eligible to participate in the Executive Severance Plan. None of the equity awards that were outstanding as of December 27, 2025 were eligible for accelerated vesting under the Executive Severance Plan.

74	Intel 2026 Proxy Statement

Tan Offer Letter. The Tan Offer Letter provides that in the event Mr. Tan’s employment is terminated by the company without cause (as defined in the Tan Offer Letter) following March 18, 2026, and he signs and does not revoke a release of claims in favor of the company, then each of the equity grants set forth in the Tan Offer Letter that are then outstanding will be eligible to receive pro-rated vesting. The number of shares subject to each such award that are eligible to vest will be determined by multiplying the number of unvested shares subject to such award by a fraction, which will in no event be greater than one (1), the numerator of which is the total number of full months elapsed from the most recent vesting date to the date his employment terminates and the denominator of which is the total number of months remaining in the applicable vesting schedule. For performance based awards, performance will be determined as follows:
▪Annual PSUs: The greater of target and actual performance
▪New Hire Options: The greater of target and actual performance as of the termination date
▪New Hire PSUs: If the termination of employment occurs prior to the end of the performance period, the greater of target and actual performance as of the termination date, and if the termination of employment occurs following the end of the performance period, the number of PSUs actually earned
In addition, in the event a change in control (as defined in the Tan Offer Letter) occurs and Mr. Tan’s employment is terminated by the company without cause or he resigns for good reason (as each of those terms is defined in the Tan Offer Letter), and he signs and does not revoke a release of claims in favor of Intel, each of the equity grants set forth in the Tan Offer Letter will be eligible to receive pro-rated vesting with respect to (i) 67% of outstanding and unvested shares subject to such award (at target performance, if applicable) if the termination of employment occurs prior to September 18, 2026 and (ii) 100% of outstanding and unvested shares subject to such award (at target performance, if applicable) if the termination of employment occurs on or after September 18, 2026. Following such accelerated vesting, the Options and New Hire Options will remain exercisable for a period of 18 months following the date of termination (or until the expiration date, if earlier), subject to the terms of the transaction agreement governing the treatment of the Options and New Hire Options in connection with the transaction constituting a change in control.

Compensation | Executive Compensation Tables	75

CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2025 annual total compensation of our CEO Mr. Tan is $93,244,700, the 2025 annual total compensation of our median compensated employee is $114,900, and the ratio of these amounts is 812 to 1.
For purposes of the pay ratio calculation, Mr. Tan’s total 2025 annual compensation was calculated by (i) annualizing his base salary (rather than including base salary actually paid) because Mr. Tan was appointed as CEO effective March 18, 2025 and was not employed by the company for all of fiscal year 2025, and (ii) including all other compensation components Mr. Tan actually received in 2025 as described in the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and types of workforces, may operate in different countries and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. We are a global company with more than 54% of our employees located outside the U.S. and significant manufacturing operations. As a result, our employee population is different than that of other companies.
Our median employee works in Poland as a full-time software development engineer. For purposes of identifying our median compensated employee as of our measuring date of December 27, 2025, we used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation means the applicable annual base salary determined as of December 27, 2025, the annual incentive cash target amount or commission target amount payable for service in 2025, and the approved value of the annual equity awards granted during 2025, which we annualized for all permanent employees who did not work for the entire year. To identify our median compensated employee, we then calculated the total direct compensation for our global employee population and used the foreign currency exchange rates in effect on December 27, 2025.
As of December 27, 2025, we had 85,100 worldwide employees, and approximately 76% of our U.S. employees had total direct compensation in excess of our median employee’s total direct compensation.
Supplemental Pay Ratio
We are presenting an alternative pay ratio that we believe facilitates a better understanding of our CEO’s ongoing annual total compensation and better comparability. The pay ratio provided above is based on our CEO’s 2025 annual total compensation, which contained special one-time new-hire equity awards. The supplemental pay ratio excludes the non-recurring special equity awards and includes the representative ongoing intended long-term incentive equity award target value he received in 2026. For purposes of this ratio, our CEO’s 2025 annual total compensation would be $39,723,900, which when compared to the annual total compensation of our median compensated employee of $114,900, results in a pay ratio of 346 to 1.

	CEO Annual Total Compensation	Median Employee Annual Total Compensation	Pay Ratio
SEC Required Calculation	$93,244,700	$114,900	812:1
Supplemental Pay Ratio	$39,723,900	$114,900	346:1

76	Intel 2026 Proxy Statement

Pay Versus Performance
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act, and does not necessarily reflect the value of compensation actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions. Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by the NEOs, but rather is an amount calculated under SEC rules that includes, among other things, the year-over-year changes in the “fair value” of unvested equity-based awards. For discussion of how the committee seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis” section beginning on page 40.
The following table shows the information for the past five fiscal years of: (i) the Summary Compensation Table (SCT) total compensation amount (see page 62) for our principal executive officers (PEOs) and, on an average basis, our Non-PEO NEOs, (ii) the “compensation actually paid” (CAP) amount for our PEOs and, on an average basis, our Non-PEO NEOs (in each case, as determined in accordance with SEC rules), (iii) our TSR, (iv) our peer group TSR (Peer Group TSR), (v) our net income, and (vi) our revenue.
Pay for Performance Table

Year	SCT Total for Lip-Bu Tan ($)	CAP to Lip-Bu Tan ($)	Average SCT Total for Non-PEO NEOs ($)	Average CAP to Non- PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($B)	Revenue (Non- GAAP) ($B)
					TSR ($)	Peer Group TSR ($)
2025	92,990,900	161,645,068	12,888,867	14,951,946	85.08	264.83	(0.3)	52.9
2024	N/A	N/A	10,214,333	(2,842,898)	47.71	214.75	(18.8)	53.1
2023	N/A	N/A	8,815,275	23,524,978	116.52	153.86	1.7	54.2
2022	N/A	N/A	12,812,380	5,207,059	59.86	97.48	8.0	63.1
2021	N/A	N/A	10,538,800	2,003,497	111.80	135.12	19.9	74.7

Year	SCT Total for Robert H. Swan ($)	CAP to Robert H. Swan ($)	SCT Total for Patrick P. Gelsinger ($)	CAP to Patrick P. Gelsinger ($)	SCT Total for Michelle Johnston Holthaus ($)	CAP to Michelle Johnston Holthaus ($)	SCT Total for David A. Zinsner ($)	CAP to David A. Zinsner ($)

2025	N/A	N/A	N/A	N/A	33,073,500	55,929,253	18,174,100	31,258,742
2024	N/A	N/A	27,429,900	(82,216,617)	12,626,000	(13,792,850)	12,343,100	(14,258,138)
2023	N/A	N/A	16,855,400	82,484,119	N/A	N/A	N/A	N/A
2022	N/A	N/A	11,614,700	(78,501,522)	N/A	N/A	N/A	N/A
2021	605,300	(26,428,474)	178,590,400	124,177,488	N/A	N/A	N/A	N/A
NEOs. The following table shows the PEO(s) and Non-PEO NEOs for each year.

	PEO	Non-PEO NEOs
2025	Lip-Bu Tan;† Michelle Johnston Holthaus; David A. Zinsner††	Nagasubramaniyan Chandrasekaran, April Miller Boise and Christoph Schell
2024	Patrick P. Gelsinger; Michelle Johnston Holthaus; David A. Zinsner††	Christoph Schell, Justin Hotard and April Miller Boise
2023	Patrick P. Gelsinger	Michelle Johnston Holthaus, Sandra L. Rivera, David A. Zinsner and Christoph Schell
2022	Patrick P. Gelsinger	Michelle Johnston Holthaus, Sandra L. Rivera, David A. Zinsner, Christoph Schell and George S. Davis
2021	Robert H. Swan; Patrick P. Gelsinger†††	Sandra L. Rivera, Steven R. Rodgers, George S. Davis, Gregory M. Bryant and Navin Shenoy
†    Mr. Tan was appointed Intel’s CEO effective March 18, 2025.
††    Mr. Gelsinger ceased being Intel’s CEO effective as of December 1, 2024. Ms. Johnston Holthaus and Mr. Zinsner served as Intel’s Interim Co-CEOs effective as of December 1, 2024 until March 18, 2025.
†††    Mr. Swan ceased being Intel’s CEO effective as of February 15, 2021, and Mr. Gelsinger was appointed Intel’s CEO effective as of February 15, 2021.

Compensation | Pay Versus Performance	77

Compensation Actually Paid. The dollar amounts reported represent the “compensation actually paid,” as calculated in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our executives during the applicable year. In accordance with SEC rules, certain adjustments were made to the Summary Compensation Table total compensation to determine the amount of “compensation actually paid,” including adding (i) the year-end value of equity awards granted during the reported year, and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (see beginning on page 62 for additional information on assumption methodologies).
Compensation Actually Paid Calculations. The following table shows the adjustments made to the Summary Compensation Table total compensation to calculate “compensation actually paid” to each of our PEOs for 2025, Messrs. Tan and Zinsner and Ms. Johnston Holthaus, and the average “compensation actually paid” to our Non-PEO NEOs for 2025.

	Lip-Bu Tan ($)	Michelle Johnston Holthaus ($)	David A. Zinsner ($)	Average for Non-PEO NEOs ($)
Summary Compensation Table (SCT) Total	92,990,900	33,073,500	18,174,100	12,888,867
Minus, the amounts reported as “Stock Awards” and “Option Awards” in the SCT	89,162,700	28,062,900	13,955,900	10,729,000
Plus, the fair value as of 2025 fiscal year end of equity awards granted in 2025 and unvested as of year end	157,816,868	43,147,021	20,572,929	9,666,375
Plus, the change in fair value as of 2025 fiscal year end (from 2024 fiscal year end) of outstanding and unvested equity awards granted in a prior year	—	7,702,249	6,467,410	3,633,153
Plus, the change in fair value as of the vesting date (from 2024 fiscal year end) of equity awards granted in a prior year that vested during 2025	—	69,383	203	1,219,327
Minus, the fair value as of 2024 fiscal year end of awards that were forfeited during 2025	—	—	—	1,726,776
Equals Compensation Actually Paid (CAP)*	161,645,068	55,929,253	31,258,742	14,951,946
*    No adjustments were made to CAP for defined benefit and actuarial pension plans because there was no change in pension value reported in the SCT for any of the NEOs in 2025, and the pension plan benefit that certain NEOs participated in was frozen effective in January 2020, so there is no ongoing service cost.
TSR. Pursuant to the SEC rules, company TSR and Peer Group TSR is determined based on the value of an initial fixed investment of $100 on December 24, 2020, the last trading day prior to the commencement of fiscal year 2021, through the end of the listed year. The Peer Group TSR set forth in this table utilizes the S&P 500 IT Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K under the Exchange Act, and included in our 2025 Annual Report on Form 10-K.
Company Selected Measure. Revenue (Non-GAAP) is the financial measure that was determined to be the most important financial performance measure linking “compensation actually paid” to our NEOs to company performance for 2025 and therefore was selected as the 2025 “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K under the Exchange Act. For 2025, 2024, 2023 and 2022, revenue (non-GAAP) is the same as the company’s reported consolidated GAAP revenue (i.e., no adjustments to GAAP revenue were made in 2025, 2024, 2023 and 2022). For 2021, revenue (non-GAAP) is the company’s reported consolidated GAAP revenue ($79.0 billion) less revenue during 2021 from the NAND memory business we agreed to sell to SK hynix ($4.3 billion).
2025 Performance Measures
In accordance with SEC rules, the following table lists the three financial performance measures that, in the company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to our NEOs to company performance for 2025, as further described in our Compensation Discussion and Analysis within the sections titled “Annual Incentive Cash Compensation” (see page 48) and “2025 PSU Awards” (see page 53).

Three Most Important Performance Measures
Revenue (Non-GAAP)
Gross Margin Percentage (Non-GAAP)
Relative TSR

78	Intel 2026 Proxy Statement

Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with SEC rules, the charts below illustrate how “compensation actually paid” (CAP) to our NEOs aligns with our company’s financial performance as measured by our TSR, our Peer Group TSR, our net income, and our revenue.
Compensation Actually Paid vs. Intel TSR and S&P 500 IT Index TSR

Tan CAP ($M)	Holthaus CAP ($M)	Zinsner CAP ($M)	Gelsinger CAP ($M)

Swan CAP ($M)	Avg NEO CAP ($M)	S&P 500 IT TSR	INTC TSR
Compensation Actually Paid vs. Net Income and Revenue (Non-GAAP)

Tan CAP ($M)	Holthaus CAP ($M)	Zinsner CAP ($M)	Gelsinger CAP ($M)

Swan CAP ($M)	Avg NEO CAP ($M)	Net Income ($B)	Non-GAAP Revenue ($B)

Compensation | Pay Versus Performance	79

Equity Incentive Plans
Equity Incentive Plan

Proposal 4
Approval of Amendment and Restatement of the 2006 Equity Incentive Plan
The Board is requesting that stockholders vote in favor of amending and restating the 2006 Equity Incentive Plan (EIP) to add 150 million shares to the share reserve and extend the term of the EIP for an additional three years. Since the EIP was first adopted in 2006, it has been our practice to present it to stockholders for re-approval regularly and frequently to allow stockholders to review our use of equity compensation and to vote on the continued use of the EIP. If this Proposal is approved, the term of the EIP will also extend to 2030. If not approved, the share reserve under the EIP will not be increased and the EIP will terminate on July 30, 2027.
The EIP is the sole plan for granting equity awards to eligible employees and non-employee directors. The Board believes that maintaining the EIP is in the best interest of stockholders and Intel, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors; align employee and stockholder interests; link employee compensation to company performance; and maintain a culture based on employee stock ownership.
The EIP and our equity compensation programs reflect good corporate governance practices. Equity awards are broadly granted to eligible members of Intel’s workforce (e.g., ~73% of Intel’s workforce received an equity award in 2025). The EIP authorizes us to grant four types of equity awards: stock options, stock appreciation rights (SARs), restricted stock, and restricted stock units (RSUs). In practice, we have used the EIP to grant time-based RSUs, performance-based RSUs or Performance Stock Units (PSUs), and stock options.

The Board recommends that you vote “FOR” approval of the amendment and restatement of the EIP.

Please note that the following summary of major features of the amended and restated EIP is qualified in its entirety by reference to the actual text of the amended and restated EIP, which is included as Appendix A beginning on page A-1.
Key Changes to the EIP
We are requesting that stockholders approve the amended and restated EIP, which includes approval of the following:
Addition of 150 million shares. The Board requests the addition of 150 million shares of our common stock to the EIP. These 150 million shares represent approximately 3.0% of our outstanding shares of common stock as of March 1, 2026 (5,013,325,357 shares). We carefully manage share usage under our equity plans—over the last three fiscal years, our annual gross burn rate has averaged 1.99%. We last sought stockholder approval for an increase to the EIP share reserve in 2025 and are seeking stockholder approval again in 2026 so that we have, based on current estimates regarding future share usage, sufficient share reserve through 2029. In 2025 under our equity plans, we granted equity awards covering 107.3 million shares (at target for performance awards). If approved, we expect this additional share request would allow us to maintain our regular equity compensation program without interruption until June 2029.
Extension of the expiration date of the EIP to June 30, 2030. The EIP is currently scheduled to expire on June 30, 2027, and we are requesting an extension of the expiration of the plan to June 30, 2030. This 3-year extension is different than our recent practice of annual renewal cycles and is a return to our past practice of multi-year (triennial or biennial) renewal cycles, which gives our stockholders the ability to evaluate and vote on the continuation of our plan on a frequent basis, while aligning Intel with common market practice.

80	Intel 2026 Proxy Statement

Share Reservation
The following table summarizes the number of shares subject to outstanding awards and that would be authorized for issuance as of March 1, 2026 under our equity plans, other than our 2006 Employee Stock Purchase Plan (ESPP), if this Proposal is approved. In addition to the EIP, there are outstanding awards under plans we assumed in connection with acquisitions. As of March 1, 2026, the EIP and the ESPP are Intel’s only active equity plans, and no future grants will be made under the plans assumed in connection with acquisitions.
Share Reservation Under Our Equity Plans (Excluding ESPP)

Millions
Outstanding awards as of March 1, 2026	155.2
Outstanding Options/SARs	4.9
Outstanding RSUs and PSUs	150.3
Additional shares issuable if PSUs and performance stock options vest at maximum payout levels	7.4
Shares available for new grants as of March 1, 2026 under EIP	206.5
Total number of shares issuable as of March 1, 2026 (outstanding awards plus potential new grants)	369.1
Additional shares requested under this Proposal	150.0
Total shares authorized for issuance after March 1, 2026 (if this Proposal is approved)	519.1
Outstanding awards as of March 1, 2026. This number also assumes that PSUs outstanding as of March 1, 2026 will convert at 100% of their target amounts upon vesting. PSUs are granted at a target share amount, and can convert into Intel shares anywhere from 0% to 200% of that target amount upon vesting, depending on achieving specified performance criteria. For more information on PSUs, see “Compensation; Executive Compensation Tables; Grants of Plan-Based Awards in Fiscal Year 2025” on page 66.
Outstanding Options/SARs. The weighted average exercise price is $33.0. The weighted average remaining term is 7.13 years.
Additional shares issuable if PSUs/Options vest at maximum payout levels. This is the additional number of shares that would be issued if PSUs and performance stock options outstanding as of March 1, 2026 convert at maximum performance amounts upon vesting.
Shares available for new grants as of March 1, 2026 under the EIP. Assumes PSUs outstanding as of March 1, 2026 vest at maximum payout levels.
Additional shares requested under this Proposal. If this Proposal is approved, an estimated 356.5 million shares would be available for new grants under the EIP. That number is an estimate because the shares available may increase due to cancellations and expirations and decrease due to new grants between March 1, 2026 and the effective date of the EIP amendment and restatement.
Reasons to Vote for the Proposal
Long-term equity is a key component of our compensation programs. The Board believes that equity awards help to attract, motivate, and retain talented employees, non-employee directors, and Consultants (as defined in the EIP).
Equity awards granted under the EIP align participant and stockholder interests. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, link participant compensation to company performance, maintain a culture based on employee stock ownership, and retain talented employees in a highly competitive labor market.
The EIP is the sole active plan for granting equity awards. If stockholders do not approve the increase in the share reserve, the share reserve under the EIP will be too low to appropriately implement our 2026 and 2027 compensation plans and we will lose access to an important compensation tool in the labor markets in which we compete.
Limitations on our ability to grant equity awards would have significant negative consequences to Intel and stockholders. One alternative to using equity awards would be to significantly increase cash compensation. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business and would negatively impact our ability to attract, motivate, and retain employees, non-employee directors, and Consultants, in addition to weakening the link between the incentives of our equity award recipients and our stockholders.
We manage our equity compensation program thoughtfully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward, and retain employees. We are also mindful of the ratio of our stock-based compensation expense to our revenues over time.

Equity Incentive Plans | Equity Incentive Plan	81

The EIP and our equity compensation programs are designed to reflect leading corporate governance practices:

Feature/Practice	Description

No Liberal Share Recycling	Shares used to pay the exercise price or withholding taxes for an outstanding award, unissued shares resulting from the net settlement of outstanding SARs, and shares purchased by Intel in the open market using the proceeds of option exercises do not become available for issuance as future awards.

No Evergreen Provision	The EIP does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the plan.

No Automatic Grants	The EIP does not provide for automatic grants to any participant.

No Tax Gross-Ups	The EIP does not provide for any tax gross-ups.

No Discounted Options or SARs	Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

No Repricing Without Stockholder Approval	Other than in connection with a change in Intel’s capitalization, the purchase price of a stock option or SAR may not be reduced without stockholder approval, and underwater options and SARs may not be exchanged, or canceled and re-granted, for awards with a lower exercise price or for cash without stockholder approval.

No Reload Grants	Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option, are not permitted.

Clawback
If the Compensation Committee determines a participant committed an act of misconduct specified in the EIP, the participant’s unvested RSUs (including PSUs) and restricted stock will be canceled and none of the participant’s options and SARs will be exercisable. The EIP also provides that awards thereunder will be subject to recovery in accordance with our Compensation Recoupment Policy. See below “Clawback Provision for Executive Officers” on page 85.

Individual Limits on Awards	The EIP limits the number of shares underlying awards that may be granted to a participant in a calendar year. There are further limits on the number that may be granted to a non-employee director.

Minimum Performance Period	Any PSU or performance-based restricted stock award must be based on performance over a period of one year or longer. Our PSUs have a performance period of at least three years, which we believe promotes the creation of long-term value. Our senior-level employees receive at least 50% of their equity compensation in PSUs (our CEO receives 60% in PSUs).

Frequent Re-approval	This amendment and restatement would extend the plan term by three years, which supports our philosophy of frequent stockholder review of the plan. This requires us to regularly and frequently present the EIP to stockholders for re-approval and extension.

Independent Administration	The EIP is administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq’s independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act.

Background on Equity Compensation at Intel
Intel granted equity awards to approximately 73% of its employees in 2025, a practice that is highly supported by our stockholders as it further aligns employee and stockholder interests. While we typically grant equity awards on a pre-established quarterly schedule, we grant most of our awards in the second quarter of each year as part of our company-wide employee performance evaluation.
Equity Award Grants in 2025 under the EIP

Category	Number of Shares Subject to Awards Granted (in millions)	% of Total 2025 Grants
Non-employee Directors	0.19	0.2%
NEOs	6.58	6.1%
All Other Participating Employees	100.52	93.7%
Total	107.29	100.0%
Except for our NEOs and other senior leaders, from 2015 through 2025, we have granted equity awards under the EIP exclusively in the form of RSUs and PSUs. The employees in our broad-based equity award program and non-employee directors receive RSUs. Our senior-level employees generally receive long-term incentive equity awards consisting of PSUs

82	Intel 2026 Proxy Statement

and RSUs, with our senior-level employees generally receiving at least 50% of their equity awards in the form of PSUs (our former CEO received 80% in PSUs and our current CEO receives 60% in PSUs). The payout of PSUs is subject to a performance-based formula. They are granted at a target share amount, and the number of shares a participant ultimately receives, depending on Intel’s performance, can range from 0% to 200% of the target. For more information on our PSUs, see “Compensation Discussion and Analysis” on page 40 for a description of our current executive compensation programs. Additionally, in 2025, in connection with Mr. Tan’s commencement of employment, we granted him one-time, new-hire equity awards in the form of (i) new-hire PSUs that vest based on stock price growth over a three-year period and vest over a five-year period and (ii) new-hire stock options that vest over a five-year period based on Intel’s TSR relative to the S&P 500 Index.
We believe RSUs, PSUs, strategic growth PSUs, and strategic growth performance stock options are an effective means to align the interests of our employees and stockholders, and PSUs provide our senior leadership with at-risk compensation that rewards performance. The number of shares issued under awards may be lower or, in the case of PSUs, higher than the nominal number of shares stated in the awards, but in no case may the limits set forth in our equity plans be exceeded.
Net Burn Rate, Gross Burn Rate, and Overhang
We review a number of metrics to assess the cumulative impact of our equity compensation program (other than ESPP):
▪Net Burn Rate. Our net burn rate is equal to our total equity awards granted less cancellations, divided by total shares of common stock outstanding at the end of the year. Net burn rate shows how rapidly the shares reserved for our EIP are being depleted, while reflecting that canceled awards are returned to the plan. Carefully monitoring our net burn rate helps us limit long-term stockholder dilution from our equity compensation program. Intel’s long-term goal is to limit the average net burn rate under our equity compensation program (other than ESPP) to less than 2%. Over the past three fiscal years, our annual net burn rate averaged 1.22% (1.36% in 2025).
▪Gross Burn Rate. Gross burn rate is another measure of share utilization that differs from net burn rate by not taking into account award cancellations. It is equal to our total equity awards granted divided by total shares of common stock outstanding at the end of the year. Over the last three fiscal years, our annual gross burn rate has averaged 1.99% (2.15% in 2025).
▪Overhang. Overhang measures potential stockholder dilution and is equal to the number of shares subject to our outstanding equity awards, plus the number of shares available to be granted, divided by total shares of common stock outstanding at the end of the year. Over the past three fiscal years, our overhang has averaged 7.7% (7.5% in 2025). If the 150 million shares requested in this Proposal were added to the number of shares available at the end of 2025, then our overhang in 2025, based on the same calculation, would have been 10.5%.
Key Metrics for the Past Three Fiscal Years Under Equity Plans (Other than ESPP)

	2025 (%)	2024(%)	2023(%)	Average (%)
Net Burn Rate	1.36	0.54	1.76	1.22
Gross Burn Rate	2.15	1.49	2.32	1.99
Overhang	7.51	6.73	8.86	7.70
Percentage of Equity Awards Granted to NEOs	6.10	2.50	2.10	3.57

Equity Incentive Plans | Equity Incentive Plan	83

Key Terms of the Amended and Restated 2006 Equity Incentive Plan
The following is a summary of the key provisions of the amended and restated EIP, which is subject to stockholder approval of this Proposal. Some of these provisions are described in greater detail below, and the summary and descriptions are qualified by reference to the terms of the amended and restated EIP, which is set forth as Appendix A beginning on page A-1 of this proxy statement.

Plan Term:	May 17, 2006 to June 30, 2030

Eligible Participants:
All of our full-time and part-time employees and Consultants (as defined in the EIP) (85,857 employees and zero Consultants, in each case, as of March 1, 2026), were legally eligible to participate, and our non-employee directors (11 individuals, as of March 1, 2026). No equity awards have been made to Consultants to date.

Shares Authorized:
519.1 million shares may be issued as of March 1, 2026, pursuant to either new grants after that date or awards outstanding as of that date, subject to adjustment only to reflect stock splits and similar changes in Intel’s capitalization.

Award Types (available to all eligible participants, including non-employee directors):	RSUs, restricted stock, stock options and SARs.

Individual Award Limitations:
The EIP limits the number of shares subject to awards granted to an individual participant in any calendar year to:
▪ No more than four million shares subject to stock options or SARs to an individual participant during any calendar year.
▪No more than four million shares subject to restricted stock or RSU grants to an individual participant during any calendar year.
These limits are subject to adjustment to reflect stock splits and similar changes in Intel’s capitalization and are greater than the number of stock options or RSUs that we have granted to any individual in the past.

Other Award Limitations:	The aggregate dollar value of equity-based awards and cash compensation granted to a non-employee director under the EIP or otherwise during any fiscal year may not exceed $1,250,000. For purposes of valuing any equity-based compensation, the amount will be determined using the grant date fair value of the award.

Vesting:	No stock option may be exercised less than one year from the grant date (except upon the death, disability, or retirement of the participant). For RSUs and restricted stock, no vesting condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year.

Non-Employee Director Awards
Each non-employee director may be granted awards for a number of shares, as determined by the Board, but the grant date fair value of the awards, when combined with the director’s annual cash compensation, cannot exceed $1,250,000 in any fiscal year. See page 28 for a description of our current non-employee director compensation program.
Vesting of Restricted Stock and RSUs
The Compensation Committee (or, for non-employee director awards, the Board) may make the grant, issuance, retention, or vesting of restricted stock and RSUs contingent upon, among other conditions, continued service with Intel, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate.
Vesting and Exercise of Stock Options and SARs
The exercise price of stock options granted under the EIP may not be less than the market value (the average of the high and low market price) of our common stock on the grant date. The stock option term may not be longer than seven years in the case of stock options vesting in full in less than five years, and may not be longer than 10 years in the case of stock options vesting in full in five or more years. The Compensation Committee (or, for non-employee director awards, the Board) will determine when each stock option becomes exercisable, including the establishment of performance-vesting criteria, if any, provided that no stock option may be exercised less than one year from the grant date (except upon the death, disability, or retirement of the participant). Similar terms and limitations apply to SARs.

84	Intel 2026 Proxy Statement

Performance-Vesting Criteria
For awards with performance-vesting criteria, the Compensation Committee may, but need not, select one or more of the following factors for such performance-vesting criteria, each of which may be adjusted as provided in the EIP: (a) cash flow, (b) earnings per share, (c) earnings before one or more of interest, taxes, depreciation, and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) gross margin, operating margin, or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. These factors may be applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, on a U.S. GAAP or non-GAAP basis.
Dividends
Unless specified by the Compensation Committee, the shares issuable under an award may not be adjusted to reflect cash dividends or other rights that may be paid or issued to stockholders prior to the issuance of those shares. The committee may specify that dividends or dividend equivalent amounts will be credited and/or payable with respect to the shares subject to an award, unless the award is a stock option or SAR. Furthermore, to the extent dividends or dividend equivalents are credited or payable in connection with an award, the dividends and dividend equivalents must be subject to the same restrictions and risk of forfeiture as the underlying award and may not be paid until the underlying award vests.
Transferability
Awards granted under the EIP are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Compensation Committee. The committee has sole discretion to permit the transfer of an award.
Administration
The Compensation Committee, which is made up entirely of independent directors, administers the EIP. The EIP grants broad authority to the plan administrator to do all things necessary or desirable, in its sole discretion, in connection with the administration of the EIP. The committee will select the participants who receive awards on the basis of their service; determine the number of shares covered thereby; and, subject to the terms and limitations expressly set forth in the EIP, establish the terms, conditions, and other provisions of the grants. The committee may interpret the EIP and establish, amend, and rescind any rules related to the EIP, and make remedial changes to the terms of an outstanding award to comply with applicable laws, regulations, and listing requirements, and to avoid unintended consequences resulting from unexpected events.
The Compensation Committee may delegate to a committee of one or more officers the ability to grant awards and take other actions with respect to participants (other than such officers themselves) who are not directors or executive officers, provided that the committee specifies limits on the number of awards that may be granted. The committee has delegated authority to a committee consisting of the CEO and the Chief People Officer (CPO) to grant awards to non-executive employees within limits and a budget pre-approved by the committee. The committee has also delegated administrative and ministerial functions under the EIP to the Chief People Officer.
Clawback Provision for Executive Officers
The EIP provides that awards thereunder will be subject to recovery in accordance with our Compensation Recoupment Policy adopted to comply with Section 10D of the Exchange Act and Nasdaq listing standards. In addition, for any participant who is determined by the Board to be an “executive officer, and who is not otherwise subject to the Compensation Recoupment Policy, if the Compensation Committee determines that the participant engaged in an act of embezzlement, fraud, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate Intel’s financial statements, the participant may be required to repay option proceeds and/or restricted stock proceeds resulting from any sale or other disposition of shares effected during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The terms “option proceeds” and “restricted stock proceeds” mean, with respect to any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, or on the vesting of restricted stock or an RSU, an amount determined appropriate by the committee to reflect the effect of the restatement, up to the amount equal to the number of shares sold or disposed of, multiplied by the market value per share of Intel’s common stock at the time of such sale or disposition (or the difference between such price and the exercise price for Options or SARs).

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Amendments Requiring Stockholder Approval
The Board may terminate, amend, or suspend the EIP, provided that stockholder approval is required for any amendment (except those described in “Adjustments” below) that would:
▪increase the number of shares that may be issued under the EIP;
▪extend the term of the EIP;
▪change the class of persons eligible to participate in the EIP;
▪grant stock options at less than the market value;
▪reduce the price of an outstanding stock option or SAR;
▪reprice, repurchase, or exchange underwater stock options or SARs; or
▪otherwise implement any amendment required to be approved by stockholders under the Nasdaq rules.
Adjustments
In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in FASB ASC Topic 718) affecting our common stock, the Compensation Committee will equitably adjust: the number and kind of shares available for grant under the EIP; the number and kind of shares subject to the various limitations set forth in the EIP and subject to outstanding awards under the EIP; and the exercise or settlement price of outstanding stock options and of other awards.
The impact of a merger or other reorganization of Intel on outstanding awards under the EIP will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the EIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.
U.S. Federal Tax Consequences
The United States federal income tax consequences of awards under the EIP are summarized below. The following summary does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Tax consequences for any particular individual may be different. This discussion also does not address the tax consequences under applicable foreign, municipality, state, and local law.
▪Restricted Stock Awards: A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (generally, when the restricted stock award becomes transferable). We generally will be entitled to a deduction at the time when, and in the amount, the participant recognizes ordinary income on account of the lapse of the restrictions, subject to the deduction limitation imposed by Section 162(m) of the tax code. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the tax code, a participant may elect to recognize ordinary income at the time the shares of restricted stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact such shares of restricted stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent, ordinary income is recognized by such participant, subject to the deduction limitation imposed by Section 162(m) of the tax code.
▪RSUs and PSUs: In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount, subject to the deduction limitation imposed by Section 162(m) of the tax code. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed on RSUs in the year of vesting (which may occur prior to the year of settlement).
▪Options: Stock option grants under the EIP may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code.

86	Intel 2026 Proxy Statement

▪Non-qualified stock options: An optionee generally will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, the optionee recognizes as ordinary income, subject to the deduction limitation imposed by Section 162(m) of the tax code. The optionee’s tax basis in any shares received upon exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.
▪Incentive stock options: Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. However, if the shares of our common stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain (a “disqualifying disposition”). If a participant recognizes ordinary income due to a disqualifying disposition of an incentive stock option, we would generally be entitled to a deduction in the same amount, subject to the deduction limitation imposed by Section 162(m) of the tax code.
▪Stock appreciation rights: A participant who is granted a stock appreciation right generally will not recognize ordinary income upon receipt of the stock appreciation right. Rather, at the time of exercise of such stock appreciation right, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at the same time, and in the same amount that, ordinary income is recognized by such participant, subject to the deduction limitation imposed by Section 162(m) of the tax code. The participant’s tax basis in any share received upon exercise of a stock appreciation right will be the fair market value of the share on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
▪Section 409A: Section 409A of the tax code provides additional tax rules governing non-qualified deferred compensation. Generally, Section 409A will not apply to awards granted under the EIP, but may apply in some cases to RSUs and PSUs. For such awards subject to Section 409A, certain officers of the company may experience a delay of up to six months in the settlement of the awards in shares of company stock.
▪Section 162(m): Section 162(m) of the tax code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain executive officers that constituted “covered employees” under Section 162(m) of the tax code, and thus we expect that we will be unable to deduct all compensation in excess of $1 million paid to certain of our executive officers.
New Plan Benefits; Market Value of Securities
The Compensation Committee has the discretion to grant awards under the EIP, and the committee has not determined future awards or who might receive them. Accordingly, the benefits that will be granted or paid under the amended and restated EIP are not currently determinable. However, on the date of the 2026 Annual Meeting, each non-employee director is expected to receive an annual RSU grant with a target value of $250,000. Non-employee directors may also elect to receive RSUs in lieu of their cash fees.
As of March 1, 2026, the closing price of a share of Intel common stock was $45.61.

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Existing Plan Benefits
Pursuant to SEC rules, the following table lists the number of stock options, PSUs (at target), and RSUs granted under the EIP from May 17, 2006 (when the EIP was initially approved by stockholders) through March 1, 2026, whether or not outstanding, vested, or forfeited, as applicable.

Name and Position	Stock Options	PSUs	RSUs
Lip-Bu Tan, CEO	3,290,604	1,684,358	50,905
David A. Zinsner, EVP, CFO, and Former Interim Co-CEO	—	780,833	819,523
Nagasubramaniyan Chandrasekaran, EVP, CTOO, and GM, Foundry	—	264,845	991,013
April Miller Boise, EVP and CLO	—	380,293	379,344
Michelle Johnston Holthaus, Former CEO, Intel Products	332,911	1,261,322	1,473,405
Christoph Schell, Former EVP and CCO, and GM, SMG	—	626,066	525,275
All current executive officers as a group	3,623,515	4,997,717	4,239,465
All current non-employee directors and director nominees as a group	—	333,788	504,387
Each associate of the above-mentioned executive officers, directors, and director nominees	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees as a group (excluding executive officers)	260,300,065	53,704,157	1,005,193,792
Registration with the SEC. We intend to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the EIP in 2026.

88	Intel 2026 Proxy Statement

Employee Stock Purchase Plan

Proposal 5
Approval of Amendment and Restatement of the 2006 Employee Stock Purchase Plan (ESPP)
The Board is requesting that stockholders vote in favor of amending and restating the 2006 Employee Stock Purchase Plan (ESPP) to add 133 million shares to the share reserve and extend the term of the ESPP for an additional five years. The ESPP was first approved by stockholders in 2006 with a five-year term, re-approved for additional five-year terms in 2011, 2015 and 2020. The 2020 approval also added 150 million shares to the authorized grant amount. If this Proposal is approved, 133 million shares will be added to the authorized grant amount to increase the plan total to 656 million shares, and the term of the ESPP will extend to August 31, 2031. If not approved, the share reserve under the ESPP will not be increased and the ESPP will terminate on August 31, 2026.
The ESPP provides employees with the opportunity to acquire an ownership stake in the company through participation in a payroll deduction-based employee stock purchase plan. The majority of companies we compete with for talent offer stock purchase programs. Extending the ESPP is in the best interest of stockholders and Intel, as it offers employees the opportunity to purchase common stock of Intel, thus providing additional incentive to contribute to the prosperity of the company. Additionally, the ESPP enables Intel to compete for talent in markets in which we operate and motivate and retain the best employees with a market-competitive benefit at a reasonable cost to stockholders.

The Board recommends that you vote “FOR” approval of the amendment and restatement of the ESPP.

Please note that the following summary of major features of the amended and restated ESPP is qualified in its entirety by reference to the actual text of the amended and restated ESPP, which is included as Appendix B beginning on page B-1 to this proxy statement.
Key Changes to the ESPP
We are requesting that stockholders approve the amended and restated ESPP, which includes approval of the following:
Addition of 133 million shares. The Board requests the addition of 133 million shares of our common stock to the ESPP. These 133 million shares represent approximately 2.65% of our outstanding shares of common stock as of March 1, 2026 (5,013,325,357 shares). If approved, we expect this additional share request would allow us to continue employee participation in the ESPP for the next five years.
Extension of the expiration date of the ESPP to 2031. The ESPP is currently scheduled to expire on August 31, 2026, and we are requesting a five-year extension of the expiration of the plan to August 31, 2031.
Background on Stock Purchase Plans at Intel
The ESPP was adopted by the Board on February 23, 2006 and was last approved by Intel’s stockholders on May 14, 2020 for a total authorization of 523 million shares. Participation is voluntary and requires that employees make contributions through payroll deductions. In the subscription period ending February 2026, approximately 74.2% of Intel’s eligible employees were participating (approximately 60,076 participants out of about 80,970 eligible employees).
Intel’s ESPP allows employees to purchase stock twice a year at the end of each six-month subscription period. The purchase price is 85% (or such higher percentage as may be established by the Compensation Committee) of the fair market value of the stock on the last trading day of the subscription period. Employees can contribute between 2% and 15% of their annual compensation (or such other percentages as the Compensation Committee may establish from time to time), but may not purchase more than $25,000 in value in any calendar year.
Employees purchased 34 million shares in 2025 for $757 million under the ESPP (39 million shares of common stock for $972 million in 2024 and 43 million shares for $1.0 billion in 2023). Annual dilution from the shares purchased under the ESPP was approximately 0.7% in 2025, 0.9% in 2024 and 1.0% in 2023. Annual dilution equals shares purchased divided by shares outstanding at the end of the year.

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Millions
Shares issued from 2006 through March 1, 2026 under the ESPP	451.3
Total shares available for issuance from March 1, 2026 through August 31, 2026	71.7
Total shares authorized to date under the ESPP	523
Additional shares requested under this amendment	133
Total shares available for issuance from March 1, 2026 through August 31, 2031	204.7
Total authorization of ESPP for issuance from May 2006 through August 31, 2031	656
Key Terms
The key terms of the ESPP, including the proposed extension, are summarized below.
Eligibility
Employees of Intel and certain of its subsidiaries are generally eligible to participate in the ESPP. The subsidiaries whose employees are entitled to participate may be changed from time to time by the Compensation Committee. Such individuals employed on the last day of an enrollment period are eligible to participate in the ESPP. The Compensation Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) before an enrollment period begins.
Employees are not eligible to participate in the ESPP if they would immediately after such purchase own (directly or indirectly) stock that, when added to shares that the employees may purchase under outstanding options, amounts to 5% or more of the total combined voting power or value of all classes of stock of Intel. The Compensation Committee may also exclude certain highly compensated employees (within the meaning of Code section 414(q)) from eligibility under the ESPP. Participation is voluntary and requires that employees make contributions through payroll deductions. In the subscription period ending February 2026, approximately 74.2% of Intel’s eligible employees were participating (approximately 60,076 participants out of about 80,970 eligible employees).
Limit on Amount of Shares That May Be Purchased by a Participant
Employees may not purchase stock under the ESPP in any one calendar year in an amount that, when added to stock the employees are entitled to purchase under similar plans, if any, exceeds $25,000 in market value (determined when rights to participate arise).
Enrollment and Participation
An eligible employee who wants to enroll and participate in the ESPP must file a completed subscription agreement (which includes a payroll deduction authorization) with Intel during an enrollment period. The subscription agreement authorizes Intel to withhold automatically a percentage of the participant’s regular earnings through regular payroll deductions, and the amount of the deduction is credited to a ESPP account in the participant’s name on Intel’s books during the subscription period. The minimum deduction allowed is 2% of regular earnings, and the maximum deduction is 15% of regular earnings (or such other percentages as the Compensation Committee may establish from time to time before an enrollment period begins), but employees will not be able to purchase more than $25,000 in market value in any calendar year. No interest shall be paid or credited with respect to such payroll deductions. Participants may change their rate of contribution for the next subscription period by filing a new subscription agreement during the applicable enrollment period. If a participant has not followed such procedures to change the rate of contribution, the rate of contribution continues at the originally elected rate throughout the subscription period and future subscription periods. To the extent necessary to comply with the $25,000 limit applicable to stock purchase plan purchases for a given calendar year, the committee may reduce a participant’s payroll deductions to 0% at any time during a subscription period scheduled to end during such calendar year. Participants may decrease, but may not increase, their rate of contribution once during any subscription period by filing an amended subscription agreement.
Enrollment Periods
The enrollment periods for the February 20 and August 20 subscription periods are January 1 through 31 and July 1 through 31, respectively. The duration and timing of enrollment periods may be changed or modified by the Compensation Committee.

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Subscription Periods
The ESPP generally is implemented by a series of six-month subscription periods, with new subscription periods commencing on each February 20 and August 20, and ending on the last trading day in the six-month periods ending on the following August 19 and February 19, respectively, or on such other date as the Compensation Committee shall determine. The committee has the authority to change the frequency and/or duration of subscription periods (including the commencement dates thereof) with respect to future subscription periods if such change is announced at least 30 days prior to the beginning of the applicable enrollment period.
Purchase of Stock
On the last day of each subscription period, participants purchase the number of whole shares obtained by dividing the aggregate amount in their ESPP accounts by the purchase price for that subscription period. No fractional shares are credited or issued. The purchase price for a subscription period will be 85% of the “market value” of the common stock on the last day of the subscription period. “Market value” is the average of the highest and lowest selling price reported on the applicable date. The Compensation Committee may change the percentage of market value applied to determine the purchase price with respect to any future subscription period, but not below 85%. If the aggregate number of shares subscribed for in any subscription period exceeds the number of shares that remain available for sale under the ESPP, the number of shares each participant may purchase will be proportionately reduced. In order to satisfy a qualification requirement of Section 423 of the tax code, the ESPP specifies that no participant may purchase more than 72,000 shares in a subscription period. If the number of shares to be credited to a participant’s ESPP account in a subscription period exceeds this limit, the participant’s ESPP account will be credited with the maximum number of shares permissible, and the remaining amount will be refunded in cash.
Transferability
Participants may not assign, transfer, pledge, or otherwise dispose of their subscription or other rights under the ESPP to any other person, and any attempted assignment, transfer, pledge, or other disposition will be void and treated as an election by the participant to discontinue participation in the plan.
Withdrawal
During a subscription period, participants may withdraw from participation in the ESPP at any time before the last 48 hours of such subscription period by giving notice to Intel. Upon withdrawal from participation, the balance in the participant’s ESPP account will be refunded to him or her in cash without interest, his or her right to participate in the current subscription period will be automatically terminated, and no further payroll deductions for the purchase of stock will be made during the subscription period. The Compensation Committee may change the rules pertaining to the timing of withdrawals, limiting the frequency with which participants may withdraw and re-enroll in the ESPP, and may impose a waiting period on participants who want to re-enroll following withdrawal.
Administration
The Compensation Committee, which is made up entirely of independent directors, administers the ESPP. The committee may interpret the ESPP and establish, amend, and rescind any rules related to the ESPP. The committee may construe and interpret the provisions and supervise the administration of the ESPP, make factual determinations relevant to ESPP entitlements, and take all action in connection with the administration of the ESPP. The committee may delegate to a sub-committee or to an officer or officers of Intel the day-to-day administration of the ESPP.
Adjustments
The number of shares subject to the ESPP, and the number of shares subject to, and the purchase price of, outstanding rights to purchase shares, will be equitably adjusted by the Board in the event of changes in the outstanding stock of Intel by reason of merger, consolidation, spin-off, stock dividends, stock splits, consolidations, recapitalizations, reorganizations, or similar events.
Sub-Plans
The Compensation Committee may adopt rules, procedures, or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the ESPP in a manner that may not comply with the requirements of Section 423 of the tax code.

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Amendment and Termination of the ESPP
The Board may amend, modify, or terminate the ESPP at any time without notice, provided that no amendment may be adopted without the approval of the stockholders that would increase the total number of shares subject to the ESPP (except as described above with respect to “Adjustments”) or for which stockholder approval is required under applicable law. Unless terminated sooner by the Board, the ESPP will automatically terminate on August 31, 2026.
U.S. Federal Tax Consequences
The federal tax rules applicable to the ESPP under the tax code are summarized below. This summary does not include the tax laws of any municipality, state, or foreign country in which a participant resides. The plan is intended to qualify as an “employee stock purchase plan” under the provisions of Section 423 of the tax code. No taxable income is recognized by a participant either at the time a right is granted to purchase stock under the ESPP or at the time shares are purchased thereunder.
If a participant does not dispose of shares acquired under the ESPP before two years after the grant date (which for each subscription period is the last day on which stock is traded before the end of the enrollment period preceding that subscription period), upon such qualifying disposition, the lesser of (a) the excess of the amount realized on sale of the stock over the purchase price or (b) 15% (or, if applicable, such other discount selected by the Compensation Committee, as described under “Purchase Price” above) of the market value of the shares on the grant date will be ordinary income subject to federal income tax. Federal long-term capital gain tax will apply to the excess, if any, of the sale’s proceeds on the date of disposition over the sum of the purchase price and the amount of ordinary income recognized upon disposition. If a qualifying disposition produces a loss (the value of the shares on the date of disposition is less than the purchase price), no ordinary income will be recognized and federal long-term capital loss will apply, provided that the disposition involves certain unrelated parties.
If a participant disposes of the shares earlier than two years after the grant date, upon such disqualifying disposition the difference between the purchase price and the market value of the shares on the date of purchase (the last day of a subscription period) will be taxed to the participant as ordinary income and will be deductible by Intel. The difference, if any, of the sale proceeds over the market value of the shares on the date of purchase will be taxed as long-term or short-term capital gain or loss, depending on the holding period and the market value of the shares on the date of sale.
New Plan Benefits
Participation in the ESPP is voluntary, so awards granted under the ESPP are subject to the elections of the participants based on the level of participation. The benefits that will be awarded or paid under the amended and restated ESPP are not currently determinable. The benefits will vary depending on the level of participation by an individual participant and subject to the annual $25,000 limit described above. As of March 1, 2026, the closing price of a share of Intel common stock was $45.61.
Existing Plan Benefits. Pursuant to SEC rules, the following table lists the number of shares subject to options (exercised and unexercised) granted through March 1, 2026 that count against the maximum share authorization of the ESPP. Exercised options under the ESPP is the number of shares purchased under the ESPP prior to March 1, 2026. Unexercised options under the ESPP is the number of shares that were purchased on the purchase date following March 1, 2026.

Name and Position	Number of Shares
Lip-Bu Tan, CEO	561
David A. Zinsner, EVP, CFO, and Former Interim Co-CEO	3,051
Nagasubramaniyan Chandrasekaran, EVP, CTOO, and GM, Foundry	—
April Miller Boise, EVP and CLO	2,760
Michelle Johnston Holthaus, Former CEO, Intel Products	20,689
Christoph Schell, Former EVP and CCO, and GM, SMG	—
All current executive officers as a group	27,061
All current non-employee directors and director nominees as a group	—
Each associate of the above-mentioned executive officers, directors, and director nominees	27,061
Each other person who received or is to receive 5% of such options, warrants or rights	—
All employees as a group (excluding executive officers)	451,246,535
Registration with the SEC. We intend to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the ESPP in 2026.

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Equity Compensation Plan Information
Information as of December 27, 2025 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table (shares of common stock in millions):

Plan Category	(A) Number of Shares to Be Issued Upon Exercise of Outstanding Options and Rights	(B) Weighted Average Exercise Price of Outstanding Options ($)	(C) Number of Shares Remaining Available for Future Issuance under Equity Incentive Plans (Excluding Shares Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	131.4	32.56	326.6
Equity Compensation Plans Not Approved by Stockholders	—	1.82	—
Total	131.4	32.53	326.6
Number of Shares to Be Issued Upon Exercise of Outstanding Options and Rights. Includes a maximum of 9.3 million additional shares that could be issued for outstanding PSUs and performance stock options.
Weighted Average Exercise Price of Outstanding Options. The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs and PSUs, which have no exercise price. The weighted average remaining term of the outstanding stock options is 7.2 years.
Number of Shares Remaining Available for Future Issuance under Equity Incentive Plans. Includes 83 million shares available for issuance under the 2006 Employee Stock Purchase Plan, including 11 million shares subject to purchase during the purchase period in effect as of December 27, 2025, and 243.9 million shares available under the EIP, assuming shares will be issued at the maximum vesting amount for outstanding PSUs and performance stock options. If it is assumed that shares will be issued at the target vesting amount for outstanding PSUs and performance stock options, an additional 9 million shares would be included in the shares available for future issuance under the EIP, for a total of 253 million shares. This 253 million shares is the number reported in Note 18 to the financial statements in our 2025 Annual Report on Form 10-K for the year ended December 27, 2025.
Equity Compensation Plans Not Approved by Stockholders. Includes minimal number of shares issuable under outstanding options that were originally granted under plans that we assumed in connection with acquisitions.

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Stockholder Proposals

Proposal 6
Requests a Report on Risk of China Exposure
The following stockholder proposal will be voted on at the 2026 Annual Meeting if properly presented by or on behalf of the stockholder proponent.
Proponent: The Heritage Foundation, 214 Massachusetts Ave NE, Washington, D.C. 20002-4999, is the owner of 1,778 shares of Intel common stock and has authorized Bowyer Research Inc. to submit the following proposal.

The Board recommends that you vote “AGAINST” this proposal.

Report on Risk of China Exposure
Whereas: As a dominant global company, Intel has an obligation to its shareholders to ensure its assets are not unduly exposed to geopolitical and regulatory risks that could jeopardize financial performance. Yet the company’s operations and supply chains involve significant exposure[1] to the People’s Republic of China, exposure increasingly associated with significant concerns surrounding threats to Intel revenue.
This exposure introduces substantial risk, particularly in light of potential sanctions,[2] trade restrictions, and forced labor enforcement actions. The Chinese Communist Party (CCP) poses a direct threat to the revenue of U.S. companies, and U.S. companies operating in China face scrutiny[3] for inadvertently supporting entities tied to the People’s Liberation Army. These risks are materially significant to shareholders and, aside from the clear threat to Intel’s revenue, may additionally result in reputational damage, legal liabilities, and operational disruptions.
If further tariffs or sanctions are imposed on China, corporations with significant exposure could face substantial losses in assets and revenue streams comparable to those suffered by companies exiting Russia after its invasion of Ukraine. The Uyghur Forced Labor Prevention Act (UFLPA) prohibits[4] goods tied to forced labor from entering the U.S., and since 2022, U.S. Customs and Border Protection has detained[5] billions of dollars’ worth of goods. Future trade restrictions or sanctions could further impact companies like Intel dependent on the Chinese industry and supply chains and negatively affect their ability to deliver returns to shareholders.
As per data[6] from the corporate accountability group 1792 Exchange, Intel’s financial exposure to China places $41 billion in company assets at risk, a notable proportion of the company’s more than $150 billion in global assets. This risk only becomes more significant when estimated sanctions (estimated at more than $5 billion) and international ramifications are considered, which could put more than $18 billion at risk, threatening more than 25% of Intel’s annual global revenue. While Intel has reportedly disclosed elements of its China exposure,[7] it has not disclosed the potential concessions made to secure CCP approval for operations, how these arrangements influence corporate decision-making, and the long-term risk this poses to shareholder return. This lack of transparency leaves shareholders unable to adequately assess risk. As such, shareholders are right to ask Intel to explain the steps it is taking to mitigate these risks to revenue and continued company success.
In keeping with its fiduciary obligation, Intel should commission and publish an assessment of the risks to company revenue created by its exposure to China. This review should evaluate the company’s exposure and provide recommendations for mitigating material risks.
Resolved: Shareholders request that the Board of Directors of Intel, Inc. prepare a report, at reasonable expense and excluding proprietary information, disclosing the Company’s business dealings in China and assessing related risks. This report should be made available to shareholders within one year and published on the Company’s website.
[1] https://pro.thestreet.com/investing/Intel-tops-list-u
[2] https://www.bloomberg.com/news/articles/2025-05-30/us-plans-wider-china-tech-sanctions-with-subsidiary-crackdown
[3] https://www.nytimes.com/2024/09/23/us/politics/us-china-research-military.html
[4] https://www.cbp.gov/trade/forced-labor/UFLPA
[5] https://www.cbp.gov/newsroom/stats/trade/uyghur-forced-labor-prevention-act-statistics
[6] https://1792exchange.com/spotlight-reports/china-risk-database/
[7] https://1792exchange.com/spotlight-reports/china-risk-database/company/824

94	Intel 2026 Proxy Statement

Proposal 6
Board Statement of Opposition — Report on Risk of China Exposure
The Board recommends a vote AGAINST this proposal.
The requested report is unnecessary given we already provide extensive information on our international operations.
As a public company, we already regularly update stockholders on the scope of our global footprint and material risks through our SEC filings, including our Annual Report on Form 10-K. These disclosures address, among other matters, geopolitical developments, trade and regulatory policies, including the impacts of tariffs and our compliance with export control regulations, our revenue by geographic region and risks arising from doing business internationally, providing a comprehensive view of our global operations. In addition, we voluntarily provide further transparency regarding our global supply chain and operations through our annual Corporate Responsibility Report and related responsible business disclosures. Given the breadth of our existing disclosures, the requested report would not meaningfully add to the information already available to stockholders.
The proposal is highly prescriptive and attempts to inappropriately restrict our ability to manage our ordinary business operations and business strategies.
We operate and serve customers across many countries, and decisions regarding the location of our operations require careful, multifaceted analyses. These decisions consider a broad range of factors, including geopolitical conditions, trade and regulatory environments, manufacturing capabilities, customer demand, operational efficiency and our ability to serve a global customer base, as well as financial, legal, tax and reputational considerations. While the requested report is presented as a neutral fact‑finding exercise, the specificity and prescriptive nature of the supporting statement suggest a preferred course of action. As such, the proposal would inappropriately interfere with management’s ability to exercise informed judgment and flexibility in overseeing our global operations and footprint.
Ceasing to do business in China is not in the best interests of stockholders because it is not aligned to the global realities of the semiconductor industry.
The proponent’s underlying aim appears to be to suggest we should reduce or eliminate our exposure to China. This suggestion is not in the best interest of stockholders because it is not aligned to the global realities of the semiconductor industry. The design, development and manufacturing of leading-edge semiconductors is highly capital intensive and requires significant economies of scale. China represents one of the largest markets for semiconductors and is important for us and other large semiconductor companies to achieve the economies of scale necessary to be competitive globally. Our business in China (24% of 2025 revenues based on customer billing location) is consistent with the exposure of other large semiconductor companies: AMD (22%), Apple (15%), Broadcom (17%), NVIDIA (13%), Texas Instruments (21%) and Qualcomm (46%). Participation in the China market is a structural feature of the global semiconductor industry, not a company-specific choice. Abandoning China would have significant negative ramifications to our revenues and business globally and, as such, would not be in the best interests of stockholders.
We seek to do business in all significant markets around the world in full compliance with laws, and doing so advances our goal of being one of the world’s leading global semiconductor companies. We are the only company undertaking research, design and development of next generation semiconductor manufacturing technologies and high-volume manufacturing of logic semiconductors utilizing leading-edge process technologies in the United States, making us a strategically important company from both a national economic and national security perspective. We have large-scale and highly capital intensive leading-edge manufacturing facilities in Arizona and Oregon, are investing in a new facility in Ohio for future state-of-the-art semiconductor manufacturing, and are a leader in advanced packaging of leading-edge semiconductors with our New Mexico facility. Our ability to access and compete in markets globally is critical to our ability to sustain and advance our business and future expansion plans.
We already have robust oversight of enterprise risk, compliance and operations.
The Board and its committees receive regular updates on enterprise risk management, international operations, trade policies and supply‑chain risks. The Audit Committee oversees major financial, compliance, and ethics risks, while the Governance Committee oversees geopolitical risks and responsible business practices. These processes are appropriate and effective and eliminate the need for the requested report.

Stockholder Proposals	95

Proposal 7
Requests a Report on Intel’s Human Rights Due Diligence Process
The following stockholder proposal will be voted on at the 2026 Annual Meeting if properly presented by or on behalf of the stockholder proponent.
Proponent: Nicholas Collins, 1110 W Elliot Rd, #1072, Tempe, AZ 85284, is the owner of no less than $25,000 in market value of shares of Intel common stock and submitted the following proposal.

The Board recommends that you vote “AGAINST” this proposal.

WHEREAS: Intel Corporation operates a complex global supply chain spanning multiple Conflict-Affected and High-Risk Areas (CAHRAs), including the Democratic Republic of Congo (DRC), China (Xinjiang), Israel and the Occupied Palestinian Territory (OPT);
WHEREAS: Intel has publicly committed to responsible sourcing and human rights principles, including through its Code of Conduct and Global Human Rights Principles and Approach as well as through its participation as a co-founder and active member of the Responsible Business Alliance (RBA);
WHEREAS: The United Nations Guiding Principles on Business and Human Rights (UNGPs) establish that companies have a responsibility to respect human rights, conduct human rights due diligence, and remedy adverse impacts, regardless of whether host governments fulfill their own human rights obligations;
WHEREAS: The Organisation for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises recommend enhanced due diligence for operations in conflict-affected areas, including ongoing risk assessment, clear disengagement strategies, and meaningful stakeholder engagement;
WHEREAS: Inadequate human rights due diligence in CAHRAs exposes Intel to material financial, legal, reputational, and operational risks, including potential supply chain disruptions, regulatory sanctions, investor divestment, consumer boycotts, and litigation;
WHEREAS: Shareholders lack sufficient information to assess whether Intel's current human rights due diligence processes are adequate to identify, prevent, and mitigate severe risks in CAHRAs, or whether Board oversight of these processes is robust;
WHEREAS: An independent third-party review of human rights due diligence systems provides critical transparency, strengthens investor confidence, and helps protect long-term shareholder value;
THEREFORE BE IT RESOLVED: Shareholders request that the Board of Directors oversee an independent review and publish a report, at reasonable cost and excluding proprietary information, evaluating the effectiveness of Intel Corporation’s human rights due diligence (HRDD) processes in Conflict-Affected and High-Risk Areas (CAHRAs), including but not limited to Israel and the Occupied Palestinian Territory (OPT), China (Xinjiang), and the Democratic Republic of Congo (DRC).
The report should address:
▪Whether Intel’s current HRDD systems identify, prevent, and mitigate actual or potential adverse human rights impacts;
▪Gaps between policy and implementation;
▪Integration of HRDD findings into supplier selection, contract terms, product deployment, and risk management;
▪Board-level oversight mechanisms;
▪Actions taken when severe risk is identified, including service modification, suspension, or contract termination.

96	Intel 2026 Proxy Statement

Proposal 7
Board Statement of Opposition — Report on Intel’s Human Rights Due Diligence Process
The Board recommends a vote AGAINST this proposal.
We have long taken a leadership role with respect to human rights.
We publicly and transparently report on our corporate support of and performance on human rights. We first adopted our Principles on Human Rights in 2009 and those principles continue to apply to all employees, contractors and business relationships, including our supply chain. Our responsible supply chain practices are aligned with Responsible Business Alliance (RBA) principles aimed at preventing, identifying and mitigating risks in the supply chain. Consistent with this, our current Board and Board committee structure provides active and informed oversight of human rights and other risks.
Since 2016, we have regularly engaged with third parties who specialize in human rights to conduct human rights impact assessments (HRIAs), review our processes and validate human rights risks across the enterprise. One output of this work is our Human Rights Saliency Matrix. HRIAs are part of our due diligence process to help identify potential impacts. They involve internal cross-functional stakeholders as well as external stakeholders from governments, non-governmental organizations (NGOs), other companies and investors. Our commitment to due diligence is global and ongoing, and includes corporate-wide assessments, supply chain due diligence and due diligence to inform operations in specific markets. Our HRIAs, Salient Risk Matrix and Salient Human Rights Risk mapping are publicly available through the report builder on our corporate social responsibility website and human rights website.
We already have a robust governance process in place to oversee human rights due diligence.
The Board and its committees receive regular updates from management and routinely consider findings from our enterprise risk management process. Specifically, the Audit Committee supports the Board in the oversight of major financial and insurance risks and our ethics and compliance program. The Governance Committee supports the Board in the oversight of geopolitical risks and our responsible business practices, including with respect to human rights.
As appropriate, we conduct heightened due diligence in certain geographies through country-level HRIAs. Insights from these studies inform decision-making, shape and refine our policies and practices and support risk mitigation. Our due diligence is ongoing and adaptive: assessments are updated as conditions or our engagement in the geography may change and lessons learned from emerging challenges are incorporated to continuously strengthen our processes. We believe these processes are reasonable and designed to identify, assess and respond to potential human rights risks associated with our activities or policies and obviate the need to commission the report requested by the proposal.
The requested report is unnecessary and would be a costly diversion of corporate resources.
We are committed to acting as an ethical and responsible corporate citizen and have long been a leader in promoting human rights. The Board believes that the requested report is unnecessary and would be a costly diversion of corporate resources. The Board further believes its existing frameworks for management of financial, geopolitical and other enterprise risks, oversight of corporate responsibility matters such as human rights in the supply chain, and robust annual engagement with stockholders and other stakeholders on such topics are more appropriate and effective approaches to support decision making with respect to our operations in the future.

Stockholder Proposals	97

Proposal 8
Requests an Enduring Policy Separating the Chair and CEO Roles
The following stockholder proposal will be voted on at the 2026 Annual Meeting if properly presented by or on behalf of the stockholder proponent.
Proponent: John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, is the owner of 100 shares of Intel common stock and submitted the following proposal.

The Board recommends that you vote “AGAINST” this proposal.

Proposal 8—Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.
The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.
The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.
An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.
This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.
This may be a particularly good time to consider the merits of this proposal. Intel stock was at $69 in 2020 and fell to $36 in late 2025 despite a robust stock market.
Unfavorable news reports regarding Intel emerged in 2025.
lntel reported a GAAP loss of $2.9 billion in Q2 2025, mainly due to $1.9 billion in restructuring costs and $800 million in asset impairment charges.
The Intel Foundry segment, a key part of its turnaround strategy, continues to post significant operating losses, which widened in Q2 2025. In July 2025, Intel announced major workforce reductions, planning to cut its workforce by approximately 25-30% by the end of the year, a reduction of over 25,000 jobs.
As part of its cost-cutting efforts, Intel canceled planned projects in Germany and Poland and slowed construction on its flagship Ohio chip factory. Intel considered limiting its advanced 18A manufacturing process to internal use only, which would undermine its ambition to grow its foundry business by attracting external customers.
Intel delayed its first 18A server product, Clearwater Forest, until the first half of 2026. This has fueled market skepticism about the company's ability to smoothly ramp up its advanced manufacturing nodes.
Analysts remain concerned about Intel's "competitive outlook" in the crucial AI market, citing a perceived lack of a clear product strategy for AI accelerators and uncompetitive server CPUs compared to rivals.
In Q2 2025, Intel continued to lose market share to AMD in the server CPU market. The competitive landscape in Al intensified in October 2025, when AMD announced a multi-year, multi-billion-dollar partnership with OpenAI. Intel also continues to face intense rivalry from Nvidia, which has dominated the high-end AI market.
In October 2025 Citi downgraded Intel stock to "Sell."
Please vote yes:
Independent Board Chairman—Proposal 8

98	Intel 2026 Proxy Statement

Proposal 8
Board Statement of Opposition — Enduring Policy Separating the Chair and CEO Roles
The Board recommends a vote AGAINST this proposal.
Our existing governance framework already provides for separation of the Board Chair and CEO roles.
Implementation of this proposal is unnecessary given the Board’s commitment to strong, independent leadership and effective oversight of management. Consistent with this commitment, and to support robust Board oversight and allow the CEO to focus on managing the company’s business, our Corporate Governance Guidelines establish a general policy that the positions of chair and CEO be separate. Consistent with this policy, for well more than a decade we have not had a current or former CEO serve as Board Chair. In circumstances warranting a non-independent director serving as Board Chair, the guidelines provide that the independent directors will appoint a lead independent director to help ensure continued independent leadership and oversight. In addition, the guidelines delineate robust responsibilities for the lead independent director role.
Consistent with this policy, Frank D. Yeary, an independent director, currently serves as our Board Chair. The Board has benefitted from having an independent chair. This structure has facilitated relations between the Board, the CEO and other senior management, assisted the Board in reaching consensus on strategies and policies, fostered a robust evaluation process and supported oversight by the independent directors.
The Board should be able to adapt its leadership structure as appropriate to address changing circumstances.
The proposal’s request for an “enduring” independent chair policy is fundamentally at odds with a core tenet of Delaware corporate law—a board must act in the best interests of the company and its stockholders. This includes when making decisions on board leadership. Consistent with this, under our Corporate Governance Guidelines, the Board retains flexibility to evaluate and adapt its leadership structure in light of changing circumstances.
This flexibility has been particularly important for us during times of leadership transition. For example, in December 2024, following our prior CEO’s departure, the Board appointed interim co-CEOs to run the business until a permanent CEO successor was appointed. To facilitate more active Board oversight of the business and the interim co-CEOs during that period while preserving independent Board leadership, the Board appointed Mr. Yeary as Interim Executive Chair. Consistent with its existing policy, the Board simultaneously appointed Ms. Henry as Lead Independent Director. Upon the appointment of the company’s new CEO in March 2025, Mr. Yeary returned to serving as independent Board Chair.
Given Intel’s existing policy providing for an independent Board Chair, and the need for and appropriateness of preserving the Board’s flexibility to adapt to changing circumstances, the Board believes the proposal is unnecessary, is inappropriate and is not in stockholders’ best interests.

Stockholder Proposals	99

Additional Information
2026 Annual Meeting
How Will the 2026 Annual Meeting Be Conducted?
We are pleased this year to again conduct the 2026 Annual Meeting online via the Internet through a live webcast and online stockholder tools. We continue to use the virtual annual meeting format to facilitate stockholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our stockholders. This format empowers stockholders to participate fully around the world, at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. For example:
▪We Encourage Questions. Our stockholders have multiple opportunities to submit questions for the meeting. Stockholders may submit a question online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many stockholder-submitted questions as time permits.
▪We Believe in Transparency. Although participation in the live webcast (i.e., ability to vote and ask questions) is available only to stockholders as of the record date, anyone (whether or not a stockholder) can view the live webcast and, following completion of the 2026 Annual Meeting, a webcast replay, including the Q&A session, and the final report of the inspector of election will be posted to our Investor Relations website at www.intc.com and will remain posted for at least one year.
▪We Proactively Take Steps to Facilitate Your Participation. During the Annual Meeting, proponents of the stockholder proposals included in this proxy statement will have a dedicated call-in line designed to facilitate their ability to present their proposals. In addition, we offer live technical support for all stockholders attending the meeting.
How Do I Attend the Meeting?
The 2026 Annual Meeting website is www.virtualshareholdermeeting.com/Intel26. If you were an Intel stockholder as of the close of business on March 16, 2026 or if you hold a valid proxy for the Annual Meeting, you may attend and participate in the Annual Meeting. Other persons may still view, but not participate in, the meeting through the same meeting website. If you plan to attend and participate in the meeting, please see below for what you will need to gain admission.

Stockholders of Record
If you are a stockholder of record, you will need to use your control number on your Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/Intel26.
Stockholders of record—those holding shares directly with Computershare Trust Company, N.A.—will be on a list maintained by the inspector of elections.

Beneficial Stockholder
If you are a beneficial stockholder and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or notice. Otherwise, beneficial stockholders who do not have a control number or access code should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a "legal proxy" in order to be able to attend, participate in, or vote at the Annual Meeting.
“Beneficial” or “street name” stockholders—those holding shares through a broker, bank, or other nominee.

If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting login page.
Asking Questions. Stockholders have multiple opportunities to submit questions to Intel for the Annual Meeting. Stockholders who wish to submit a question in advance may do so at either www.proxyvote.com or on our Annual Meeting website, www.virtualshareholdermeeting.com/Intel26. Stockholders also may submit questions live during the meeting at the meeting website. Stockholders can also access copies of the proxy statement and annual report at our Annual Meeting website.
If you cannot attend, following the meeting, a replay of our Annual Meeting webcast will be available on our Investor Relations website at www.intc.com and will remain posted for at least one year.

100	Intel 2026 Proxy Statement

How Do I Get a List of Stockholders Entitled to Vote?
Intel’s list of stockholders as of March 16, 2026 will be available for inspection at our headquarters for the 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, call our Investor Relations department at (408) 765-1480 to schedule an appointment.
How Are Proxies Solicited and What is the Cost?
We will bear the expense of soliciting proxies, and we have retained D.F. King & Co., Inc. to solicit proxies for a fee of approximately $30,000, plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request brokers, banks, and other nominees that hold stock in their names to furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.
How Do I Vote?
Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend the virtual meeting, by completing proxies in any of the following ways:

Go to www.proxyvote.com and follow the instructions provided.
Call the applicable number and follow the instructions provided if you have received a printed version of these proxy materials.
For stockholders of record:(800) 690-6903
For beneficial stockholders: (800) 454-8683
	Mail, complete, sign, date, and mail the proxy card in the return envelope provided to you if you have received a printed version of these proxy materials.	Scan this code to your phone to receive all of the meeting details.

Stockholders can vote via the Internet in advance of or during the meeting. Stockholders who attend the virtual Annual Meeting should follow the instructions on the meeting website to vote or submit questions during the meeting. Any vote submitted online during the meeting will replace any previous votes.
Revoking Your Proxy or Changing Your Vote. Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the Annual Meeting, or via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting commences. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.
Voting Instructions. If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the Annual Meeting or any adjournment or postponement thereof in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the Annual Meeting, and we have not received timely notice of any such matters that we expect to be presented at the Annual Meeting other than the items described in this proxy statement.
Who Counts the Votes?
Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the Annual Meeting.

Additional Information	101

What are the Voting Standards?
On March 16, 2026, the record date for the Annual Meeting, 5,021,010,228 shares of Intel common stock were outstanding. In order to have a quorum at the meeting, a majority of the shares outstanding entitled to vote on the record date must be present at the scheduled time of the meeting in person or by proxy. Each share of our common stock outstanding on the record date is entitled to one vote on each of the director nominees and one vote on each other matter.
The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes” if Any*

1. Election of directors	For, against, or abstain on each nominee.	Majority of votes cast.**	No effect.	No effect.

2. Ratification of selection of independent registered public accounting firm	For, against or abstain.	Majority of shares present or represented.***	Counted as vote. Same effect as votes against.	No effect.

3. Advisory vote on executive compensation (Say-on-Pay)

4. Approval of amendment and restatement of the 2006 Equity Incentive Plan

5. Approval of amendment and restatement of the 2006 Employee Stock Purchase Plan (ESPP)

6 - 8. Stockholder Proposals

*    If you are a beneficial holder and do not provide specific voting instructions to the holder’s broker, the organization that holds the beneficial owner’s shares may not be authorized to vote your shares, which would result in “broker non-votes.”
**    A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.
***    The affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal.
Stockholders Sharing the Same Last Name and Address
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Intel stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This reduces duplicate mailings and saves printing costs, postage fees and natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary or call our Investor Relations department, and we will promptly send you the requested materials. However, if you want to receive a paper proxy or voting instruction form or other proxy materials for this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability of Proxy Materials sent to you. You can also contact our Investor Relations department if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
If you are a beneficial stockholder and you share an address with other beneficial stockholders, your broker, bank, or other institution is permitted to deliver a single copy of the proxy materials and Notice of Internet Availability of Proxy Materials to your address, unless you otherwise request separate copies.
When will the Company Announce the Voting Results?
We will announce preliminary results during the Annual Meeting. We will report final results at www.intc.com and in a filing with the SEC on Form 8-K.

102	Intel 2026 Proxy Statement

2027 Annual Meeting Proposals and Nominations

	Rule 14a-8 Stockholder Proposals	Director Nominees by Proxy Access	Other Proposals or Director Nominees

Description	Stockholder proposals that comply with applicable requirements established by the SEC, including Rule 14a-8 of the Exchange Act, are eligible for inclusion in our proxy statement.	A stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock continuously for three years or more may nominate a director and have that nominee included in our proxy materials, provided that the stockholder and nominee satisfy the requirements specified in our Bylaws.
A stockholder who intends to nominate a candidate for election to the Board (including pursuant to Rule 14a-19) or to propose any business for presentation at our 2027 Annual Meeting (other than non-binding proposals presented under Rule 14a-8) can bring such business before the Annual Meeting, provided it is in accordance with the advance notice provisions of the Bylaws.

When	Must be received no later than the close of business on November 23, 2026.
Must be received no earlier than the close of business on October 24, 2026 and no later than the close of business on November 23, 2026. If the 2027 Annual Meeting is advanced or delayed more than 30 days from the anniversary of the 2026 Annual Meeting, a stockholder must submit notice of any such nomination no earlier than the close of business on the 150th day prior to such Annual Meeting and not later than the close of business on the later of the 120th day prior to such Annual Meeting or the 10th day following the day Intel first publicly announces such meeting date.

Must be received between December 14, 2026 and the close of business on January 13, 2027. If the 2027 Annual Meeting is advanced or delayed more than 30 days from the anniversary of the 2026 Annual Meeting, a stockholder must submit notice by the close of business on the later of the 60th day before such Annual Meeting or the 10th day following the day Intel first publicly announces such meeting date.

Where	Must be sent to our Corporate Secretary (see “Communicating with Us” on page 104).

What	Proposals must conform to and include the information required by Rule 14a-8.	Must include information specified in our Bylaws. The Bylaws are posted on our website at www.intc.com. Stockholders can also request a copy of our Bylaws by contacting our Corporate Secretary.

Please Note
Close of business for these purposes is defined as 5 p.m. Pacific Time. Failure to deliver a proposal or notice in accordance with these procedures may result in the proposal not being deemed timely received and not being considered at the 2027 Annual Meeting. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.
SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with the above deadlines, and in certain other cases, notwithstanding the stockholder’s compliance with these deadlines. The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or notice that does not comply with the requirements set forth above or other applicable requirements.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of reports filed with the SEC and on written representations from reporting individuals, we believe that all of our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities filed the required reports under Section 16(a) on a timely basis for fiscal year 2025.

Additional Information	103

Financial Statements
Our financial statements for the year ended December 27, 2025 are included in our 2025 Annual Report on Form 10-K, which we provide to our stockholders at the same time as this proxy statement. Our annual report and this proxy statement are also posted on our website at www.intc.com. If you have not received or do not have access to the annual report, call our Investor Relations department at (408) 765-1480, and we will send a copy to you without charge, or send a written request to Intel Corporation, Attn: Investor Relations, M/S RNB-4-148, 2200 Mission College Blvd., Santa Clara, California 95054-1549.
Communicating with Us
Visit our main website at www.intel.com for information on our products and technologies, marketing programs, worldwide locations, customer support, job listings, and other company-related topics. Our Investor Relations website at www.intc.com contains information regarding our recent and historical financial and operational results, strategic priorities, operating segments, news, investor events and webcasts, stock information, corporate governance and corporate social responsibility initiatives, as well as links to our SEC filings and our Governance and Corporate Responsibility site.
Stockholders may communicate with the Board or a particular director, suggest a director candidate, make a stockholder proposal, provide notice of an intention to nominate candidates (including proxy access candidates) or introduce business at the Annual Meeting, or revoke a prior proxy instruction, by contacting our Corporate Secretary via e-mail at corporate.secretary@intel.com, or by mail to Corporate Secretary, Stockholder Correspondence, Intel Corporation, M/S RNB-4-151, 2200 Mission College Blvd., Santa Clara, California 95054-1549. The Board has instructed our Corporate Secretary to review correspondence directed to the Board and, at the Corporate Secretary’s discretion, to forward items appropriate for the Board’s consideration.

For questions regarding:	Contact:

Annual Meeting	Intel Investor Relations (408) 765-1480 investor.relations@intel.com

Stock ownership for stockholders of record	Computershare Trust Company, N.A. www.computershare.com/contactus (800) 298-0146 (within the U.S. and Canada); (312) 360-5123 (worldwide)

Stock ownership for beneficial holders	Your broker, bank, or other nominee

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Forward-Looking Statements
This proxy statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact are forward-looking statements, including statements about the company’s business, anticipated process technology and product roadmaps and timings, Board, corporate governance practices, executive compensation program, equity compensation utilization and corporate social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this proxy statement. Such risks, uncertainties and other factors include those identified in our 2025 Annual Report on Form 10-K and other subsequent documents we file with the SEC. We expressly disclaim any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

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Appendices
Appendix A: Equity Incentive Plan
INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE ~~MAY 6, 2025~~ MAY 13, 2026
1.PURPOSE
The purpose of this Intel Corporation 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation, and its Subsidiaries (hereinafter collectively “Intel” or the “Corporation”), by stimulating the efforts of employees, Outside Directors, and Consultants who are selected to be participants on behalf of Intel, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of Intel, assisting Intel in competing effectively with other enterprises for the services of new employees, Outside Directors, and Consultants necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, each of which shall be subject to such conditions based upon continued service, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan
2.DEFINITIONS
(a) “Award” means a stock option, stock appreciation right, restricted stock or restricted stock unit granted to a Participant pursuant to the Plan.
(b) “Board of Directors” means the Board of Directors of the Corporation.
(c) Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.
(d) “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.
(e) “Consultant” means any person, including an advisor, who is (i) engaged by the Corporation to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of a Subsidiary and is compensated for such services. However, service solely as an Outside Director, or payment of a fee for such service, will not cause an Outside Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Registration Statement on Form S-8 or a successor form under the Securities Act of 1933, as such may be amended from time to time, is available to register either the offer or the sale of the Corporation’s securities to such person.
(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.
(g) “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.
(h) “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.
(i) “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Performance Criteria specified in Section 10(b).
(j) “Plan” means this Intel Corporation 2006 Equity Incentive Plan, as amended from time to time.
(k) “Share” shall mean a share of common stock, $.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.
(l) “Subsidiary” means any corporation or entity in which Intel Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.
3.ADMINISTRATION
(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.
(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of

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the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Corporation the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants (other than any such officers themselves) who are not directors or executive officers, provided however that the resolution so authorizing such officer(s) shall specify the total number of Shares, rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the day to day administration of the Plan to an officer or officers of the Corporation or one or more agents, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.
(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:
(i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the forms of Award Agreement and manner of acceptance of an Award, and to take or approve such further actions as it determines necessary or appropriate to the administration of the Plan and Awards, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of Nasdaq, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 13;
(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;
(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued service, the satisfaction of performance criteria, the occurrence of certain events, or other factors;
(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);
(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 11;
(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and
(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.
(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee or service provider under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or service, or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by or providing services to an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment or other service with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee or other service provider who transitions to service with any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.
(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all persons. The Committee may consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. Any decision or action by the Committee may be contested only by a Participant or other holder of an Award and only on the

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grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
4.PARTICIPANTS
Awards under the Plan may be granted to any person who is an employee, Outside Director, or Consultant of the Corporation. Outside Directors may be granted Awards only pursuant to Section 9 of the Plan. The status of the Chair of the Board of Directors as an employee or Outside Director shall be determined by the Committee.
5.EFFECTIVE DATE AND EXPIRATION OF PLAN
(a) Effective Date. This Plan was originally approved by the Board of Directors on February 23, 2006 and became effective on May 17, 2006. The current amendment and restatement of the Plan was approved by the Board of Directors on ~~March 23, 2025~~ March 18, 2026 and became effective on ~~May 6, 2025~~ May 13, 2026.
(b) Expiration Date. The Plan shall remain available for the grant of Awards until ~~June 30, 2027~~ June 30, 2030 or such earlier date as the Board of Directors may determine; provided, however, that ISOs (as defined below) may not be granted under the Plan after the 10th anniversary of the date of the Board of Directors’ most recent approval of the Plan. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.
6.SHARES SUBJECT TO THE PLAN
(a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance after ~~March 1, 2025~~ March 1, 2026 pursuant to Awards under the Plan is ~~425,400,000~~ 519,100,000. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. Notwithstanding the preceding sentence, the following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the stock option exercise price.
(b) Tax Code and Individual Award Limits. The aggregate number of Shares that may be earned pursuant to Stock Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 4,000,000. The maximum aggregate number of Shares that may be earned pursuant to Restricted Stock or Restricted Stock Unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 4,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11. The aggregate number of Shares issued after ~~March 1, 2025~~ March 1, 2026 pursuant to incentive stock options granted under the Plan shall not exceed ~~425,400,000~~ 519,100,000 which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.
7.PLAN AWARDS
(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and restricted stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.
(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.
(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).
(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).
(iv) Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

Appendix A: 2006 Equity Incentive Plan	A-3

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.
8.EMPLOYEE AND CONSULTANT PARTICIPANT AWARDS
(a) Grant, Terms and Conditions of Stock Options and SARs
The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible employee and Consultant Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:
(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the average of the high and low sales prices of the Corporation’s common stock. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.
(ii) No Repricing. Other than in connection with a change in the Corporation’s capitalization or other transaction as described in Section 11(a) through (d) of the Plan, the Corporation shall not, without stockholder approval, reduce the purchase price of a Stock Option or SAR and, at any time when the purchase price of a Stock Option or SAR is above the market value of a Share, the Corporation shall not, without stockholder approval (except in the case of a transaction described in Section 11(a) through (d) of the Plan), cancel and re-grant or exchange such Stock Option or SAR for a new Award with a lower (or no) purchase price or for cash.
(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other Stock Option.
(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued service, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one (1) year from its date of grant, other than upon the death, disability or retirement of the person to whom the Stock Option was granted, in each case as specified in the Option Agreement.
Each Stock Option or SAR that vests in full in less than five (5) years (standard grants) must expire within a period of not more than seven (7) years from the grant date and each Stock Option or SAR that vests in full in five (5) or more years (long-term retention grants) must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.
(v) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Option Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Option

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Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issuable or issued upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.
(vi) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine.
(vii) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.
(viii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.
(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units
The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible employee and Consultant Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:
(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.
(ii) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.
(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued service, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year.

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(iv) Termination of Employment or Service. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.
(v) Restricted Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Committee and subject to the limitations of Section 10(c). Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 11. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.
(vi) Suspension or Termination of Restricted Stock and Restricted Stock Units. If at any time an Authorized Officer reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issued or issuable upon the vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issued or issuable upon vesting of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.
9.OUTSIDE DIRECTOR AWARDS
The number of Awards granted to each Outside Director in a fiscal year of the Corporation (“Outside Director Awards”) is limited, so that the grant date fair value of all Outside Director Awards granted by the Board of Directors combined with all cash-based compensation earned in the same fiscal year, may not exceed $1,250,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v) or 8(b)(vi), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Restricted Stock Unit Award.
10.OTHER PROVISIONS APPLICABLE TO AWARDS
(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in

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clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Corporation.
(b) Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, on a U.S. generally accepted accounting principles (“GAAP”) or non-GAAP basis, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before one or more of interest, taxes, depreciation and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) gross margin, operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any infrequently occurring or other unusual items, either under applicable accounting provisions or described in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year, and (vi) any other events as the Committee shall deem appropriate, if such adjustment is timely approved in connection with the establishment of Performance Criteria. Notwithstanding satisfaction of any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
(c)  Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be credited and/or payable to any Participant with respect to the Shares subject to any Award; provided, however, that in no event will dividends or dividend equivalents be credited or payable in respect of Stock Options or SARs. Notwithstanding the foregoing, dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid until the underlying Award vests.
(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
(e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.
(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by or providing services to a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.
(g) Compensation Recovery. This provision applies to any policy adopted by any exchange on which the securities of the Corporation are listed pursuant to Section 10D of the Exchange Act. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any

Appendix A: 2006 Equity Incentive Plan	A-7

other plan of incentive-based compensation maintained in the past or adopted in the future by the Corporation, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.
11.ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK
(a) The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.
(b) If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718) affecting the Shares or other securities of the Corporation, the Committee shall equitably adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Sections 6 and 9 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.
(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.
(d) Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event Intel is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.
12.LISTING OR QUALIFICATION OF COMMON STOCK
In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.
13.TERMINATION OR AMENDMENT OF THE PLAN
The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by Nasdaq or that otherwise would:
(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;
(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);
(c) Reduce the option price of outstanding Stock Options;
(d) Extend the term of this Plan;
(e) Change the class of persons eligible to be Participants; or
(f) Increase the limits in Section 6(b).
In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to

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meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
14.WITHHOLDING
To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.
15.GENERAL PROVISIONS
(a) No Right to Employment, Directorship, or Consultancy. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to continue to be an employee, Outside Director, or Consultant of the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, it may determine to do so.
(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(d) Third Party Administrator. In connection with a Participant’s participation in the Plan, the Corporation may use the services of a third party administrator, including a brokerage firm administrator, and the Corporation may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Award, and this administrator may provide information to the Corporation concerning the exercise of a Participant’s rights and account data as it relates to Awards under the Plan.
16.NON-EXCLUSIVITY OF PLAN
Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
17.COMPLIANCE WITH OTHER LAWS AND REGULATIONS
This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.
18.LIABILITY OF CORPORATION
The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

Appendix A: 2006 Equity Incentive Plan	A-9

Appendix B: Employee Stock Purchase Plan
INTEL CORPORATION
2006 EMPLOYEE STOCK PURCHASE PLAN
AS AMENDED AND RESTATED EFFECTIVE ~~NOVEMBER 19, 2024~~ MAY 13, 2026
Section 1.    PURPOSE
The purpose of the Plan is to provide an opportunity for Employees of Intel Corporation, a Delaware corporation (“Intel”) and its Participating Subsidiaries (collectively Intel and its Participating Subsidiaries shall be referred to as the “Company”), to purchase Common Stock of Intel and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan (excluding any sub-plans thereof except as expressly provided in the terms of such sub-plan) qualify as an “Employee Stock Purchase Plan” under Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Plan shall be administered in accordance with this intent. In addition, the Plan authorizes the grant of options pursuant to sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which sub-plans shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility, Subscription Periods or Purchase Price.
Section 2.    DEFINITIONS
(a) “Applicable Law” shall mean the legal requirements relating to the administration of an employee stock purchase plan under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.
(b) “Board” shall mean the Board of Directors of Intel.
(c) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.
(d) “Commencement Date” shall mean the last Trading Day prior to February 1 for the Subscription Period commencing on February 20 and the last Trading Day prior to August 1 for the Subscription Period commencing on August 20.
(e) “Committee” shall mean the Compensation Committee of the Board or the subcommittee, officer or officers designated by the Compensation Committee in accordance with Section 15 of the Plan (to the extent of the duties and responsibilities delegated by the Compensation Committee of the Board).
(f) “Common Stock” shall mean the common stock of Intel, par value $.001 per share, or any securities into which such Common Stock may be converted.
(g) “Compensation” shall mean the total compensation paid by the Company to an Employee with respect to a Subscription Period, including salary, commissions, overtime, shift differentials, payouts from Intel's Quarterly Profit Bonus Program (QPB), payouts from the Annual Performance Bonus (APB) program, and all or any portion of any item of compensation considered by the Company to be part of the Employee's regular earnings, but excluding items not considered by the Company to be part of the Employee's regular earnings. Items excluded from the definition of “Compensation” include but are not limited to such items as relocation bonuses, expense reimbursements, certain bonuses paid in connection with mergers and acquisitions, author incentives, recruitment and referral bonuses, foreign service premiums, differentials and allowances, imputed income pursuant to Section 79 of the Code, income realized as a result of participation in any stock option, restricted stock, restricted stock unit, stock purchase or similar equity plan maintained by Intel or a Participating Subsidiary, and tuition and other reimbursements. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.
(h) “Effective Date” shall mean July 31, 2006.
(i) “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by Intel or a Participating Subsidiary on Intel’s or such Participating Subsidiary’s payroll records during the relevant participation period. Individuals classified as independent contractors, consultants, advisers, or members of the Board are not considered “Employees.”
(j) “Enrollment Period” shall mean, with respect to a given Subscription Period, that period beginning on the first (1st) day of January and July and ending on the thirty-first (31st) day of January and July during which Employees may elect to participate in order to purchase Common Stock at the end of that Subscription Period in accordance with the terms of this Plan. The duration and timing of Enrollment Periods may be changed or modified by the Committee.
(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.
(l) “Market Value” on a given date of determination (e.g., a Commencement Date or Purchase Date, as appropriate) shall mean the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock

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exchange (not including an automated quotation system), its Market Value shall be the closing sales price for a share of the Common Stock (or the closing bid, if no sales were reported) on the date of determination as quoted on such exchange on which the Common Stock has the highest average trading volume, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (ii) if the Common Stock is listed on a national market system and the highest average trading volume of the Common Stock occurs through that system, its Market Value shall be the average of the high and the low selling prices reported on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or (iii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Market Value shall be the average of the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable, or, (iv) in the absence of an established market for the Common Stock, the Market Value thereof shall be determined in good faith by the Board.
(m) “Offering Price” shall mean the Market Value of a share of Common Stock on the Commencement Date for a given Subscription Period.
(n) “Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.
(o) “Participating Subsidiary” shall mean a Subsidiary that has been designated by the Committee in its sole discretion as eligible to participate in the Plan with respect to its Employees.
(p) “Plan” shall mean this 2006 Employee Stock Purchase Plan, including any sub-plans or appendices hereto.
(q) “Purchase Date” shall mean the last Trading Day of each Subscription Period.
(r) “Purchase Price” shall have the meaning set out in Section 8(b).
(s) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of the Securities Act.
(t) “Stockholder” shall mean a record holder of shares entitled to vote such shares of Common Stock under Intel's by-laws.
(u) “Subscription Period” shall mean a period of approximately six (6) months at the end of which an option granted pursuant to the Plan shall be exercised. The Plan shall be implemented by a series of Subscription Periods of approximately six (6) months duration, with new Subscription Periods commencing on each February 20 and August 20 occurring on or after the Effective Date and ending on the last Trading Day in the six (6) month period ending on the following August 19 and February 19, respectively. The duration and timing of Subscription Periods may be changed or modified by the Committee.
(v) “Subsidiary” shall mean any entity treated as a corporation (other than Intel) in an unbroken chain of corporations beginning with Intel, within the meaning of Code Section 424(f), whether or not such corporation now exists or is hereafter organized or acquired by Intel or a Subsidiary.
(w) “Trading Day” shall mean a day on which U.S. national stock exchanges and the NASDAQ National Market System are open for trading and the Common Stock is being publicly traded on one or more of such markets.
Section 3.    ELIGIBILITY
(a) Any Employee employed by Intel or by any Participating Subsidiary on a Commencement Date shall be eligible to participate in the Plan with respect to the Subscription Period first following such Commencement Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (not to exceed 30 days) prior to a Commencement Date to be eligible to participate with respect to such Subscription Period. The Committee may also determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in Code Section 414(q).
(b) No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by Intel or its Subsidiaries, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Intel or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that individuals participating in a sub-plan adopted pursuant to Section 17 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. No Employee may participate in more than one Subscription Period at a time.
Section 4.    SUBSCRIPTION PERIODS
The Plan shall generally be implemented by a series of six (6) month Subscription Periods with new Subscription Periods commencing on each February 20 and August 20 and ending on the last Trading Day in the six (6) month periods ending on the following August 19 and February 19, respectively, or on such other date as the Committee shall determine, and continuing thereafter until the Plan is terminated pursuant to Section 14 hereof. The first Subscription Period shall commence on August 21, 2006 and shall end on the last Trading Day on or before February 19, 2007. The Committee shall have the authority to change the frequency and/or duration of Subscription Periods (including the commencement dates thereof) with respect to future Subscription Periods if such change is announced at least thirty (30) days prior to the scheduled occurrence of the first Commencement Date to be affected thereafter.

Appendix B: Employee Stock Purchase Plan	B-2

Section 5.    PARTICIPATION
(a) An Employee who is eligible to participate in the Plan in accordance with its terms on a Commencement Date shall automatically receive an option in accordance with Section 8(a) and may become a Participant by completing and submitting, on or before the date prescribed by the Committee with respect to a given Subscription Period, a completed payroll deduction authorization and Plan enrollment form provided by Intel or its Participating Subsidiaries or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to be less than two percent (2%) and not to exceed fifteen percent (15%) of the Employee’s Compensation (or such other percentages as the Committee may establish from time to time before a Commencement Date) of such Employee’s Compensation on each payday during the Subscription Period. All payroll deductions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such payroll deductions. Intel shall maintain or cause to be maintained a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account, unless payroll deductions are prohibited under Applicable Law, in which case the provisions of Section 5(b) of the Plan shall apply.
(b) Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Committee. In such event, any such Employees shall be deemed to be participating in a sub-plan, unless the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan. All such contributions will be held in a general corporate account or a trust account. No interest shall be paid or credited to the Participant with respect to such contributions.
(c) Under procedures and at times established by the Committee, a Participant may withdraw from the Plan during a Subscription Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Company or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during a Subscription Period, his or her accumulated payroll deductions will be refunded to the Participant without interest, his or her right to participate in the current Subscription Period will be automatically terminated and no further payroll deductions for the purchase of Common Stock will be made during the Subscription Period. Any Participant who wishes to withdraw from the Plan during a Subscription Period, must complete the withdrawal procedures prescribed by the Committee before the last forty-eight (48) hours of such Subscription Period, subject to any changes to the rules established by the Committee pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.
(d) A Participant may not increase his or her rate of contribution through payroll deductions or otherwise during a given Subscription Period. A Participant may decrease his or her rate of contribution through payroll deductions one time only during a given Subscription Period and only during an open enrollment period or such other times specified by the Committee by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of contribution, the rate of contribution shall continue at the originally elected rate throughout the Subscription Period and future Subscription Periods; unless the Committee reduces the maximum rate of contribution provided in Section 5(a) and a Participant’s rate of contribution exceeds the reduced maximum rate of contribution, in which case the rate of contribution shall continue at the reduced maximum rate of contribution. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code for a given calendar year, the Committee may reduce a Participant’s payroll deductions to zero percent (0%) at any time during a Subscription Period scheduled to end during such calendar year. Payroll deductions shall re-commence at the rate provided in such Participant’s enrollment form at the beginning of the first Subscription Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 5(c).
Section 6.    TERMINATION OF EMPLOYMENT
In the event any Participant terminates employment with Intel and its Participating Subsidiaries for any reason (including death) prior to the expiration of a Subscription Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee. If a Participant’s termination of employment occurs within a certain period of time as specified by the Committee (not to exceed 30 days) prior to the Purchase Date of the Subscription Period then in progress, his or her option for the purchase of shares of Common Stock will be exercised on such Purchase Date in accordance with Section 9 as if such Participant were still employed by the Company. Following the purchase of shares on such Purchase Date, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Participating Subsidiaries, Subsidiaries and Intel, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of Intel and its Subsidiaries; provided that such procedures are not in conflict with the requirements of Section 423 of the Code.

B-3	Intel 2026 Proxy Statement

Section 7.    STOCK
Subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be ~~five hundred twenty-three~~ six hundred fifty-six million (~~523,000,000~~ 656,000,000) shares. Notwithstanding the above, subject to adjustment as set forth in Section 11, the maximum number of shares that may be purchased by any Employee in a given Subscription Period shall be seventy-two thousand (72,000) shares of Common Stock. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds either maximum, the Committee shall make, as applicable, such adjustment or pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
Section 8.    OFFERING
(a) On the Commencement Date relating to each Subscription Period, each eligible Employee, whether or not such Employee has elected to participate as provided in Section 5(a), shall be granted an option to purchase that number of whole shares of Common Stock (as adjusted as set forth in Section 11) not to exceed seventy two thousand (72,000) shares (or such lower number of shares as determined by the Committee), which may be purchased with the payroll deductions accumulated on behalf of such Employee during each Subscription Period at the purchase price specified in Section 8(b) below, subject to the additional limitation that no Employee participating in the Plan shall be granted an option to purchase Common Stock under the Plan if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of Intel and its Subsidiaries to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of the Plan, an option is “granted” on a Participant’s Commencement Date. An option will expire upon the earliest to occur of (i) the termination of a Participant’s participation in the Plan or such Subscription Period (ii) the beginning of a subsequent Subscription Period in which such Participant is participating; or (iii) the termination of the Subscription Period. This Section 8(a) shall be interpreted so as to comply with Code Section 423(b)(8).
(b) Commencing with the Subscription Period beginning on February 20, 2025 and, unless otherwise determined in advance by the Committee, all subsequent Subscription Periods, the Purchase Price under each option shall be with respect to a Subscription Period a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Market Value of a share of Common Stock on the Purchase Date on which the Common Stock is purchased; provided that the Purchase Price may be adjusted by the Committee pursuant to Sections 11 or 12 in accordance with Section 424(a) of the Code. The Committee may change the Designated Percentage with respect to any future Subscription Period, but not to below eighty-five percent (85%).
Section 9.    PURCHASE OF STOCK
Unless a Participant withdraws from the Plan as provided in Section 5(c) or except as provided in Sections 7, 12 or 14(b), upon the expiration of each Subscription Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8(b). Notwithstanding the foregoing, Intel or its Participating Subsidiary may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance which Intel or its Participating Subsidiary determines is required by Applicable Law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.
Section 10.    PAYMENT AND DELIVERY
As soon as practicable after the exercise of an option, Intel shall deliver or cause to have delivered to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. Intel or its Participating Subsidiary shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10. The Committee may in its discretion direct Intel to retain in a Participant’s account for the subsequent Subscription Period any payroll deductions which are not sufficient to purchase a whole share of Common Stock or to return such amount to the Participant. Any other amounts left over in a Participant’s account after a Purchase Date shall be returned to the Participant without interest.
Section 11.    RECAPITALIZATION
Subject to any required action by the Stockholders of Intel, if there is any change in the outstanding shares of Common Stock because of a merger, consolidation, spin-off, reorganization, recapitalization, dividend in property other than cash, stock split,

Appendix B: Employee Stock Purchase Plan	B-4

reverse stock split, stock dividend, liquidating dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of Intel), or any similar equity restructuring transaction (as that term is used in Accounting Standards Codification 718), the number of securities covered by each option under the Plan which has not yet been exercised and the number of securities which have been authorized and remain available for issuance under the Plan, as well as the maximum number of securities which may be purchased by a Participant in a Subscription Period, and the price per share covered by each option under the Plan which has not yet been exercised, shall be equitably adjusted by the Board, and the Board shall take any further actions which may be necessary or appropriate under the circumstances. The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.
Section 12.    MERGER, LIQUIDATION, OTHER CORPORATE TRANSACTIONS
(a) In the event of the proposed liquidation or dissolution of Intel, the Subscription Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.
(b) In the event of a proposed sale of all or substantially all of the assets of Intel, or the merger or consolidation or similar combination of Intel with or into another entity, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor entity, (2) a date established by the Board on or before the date of consummation of such merger, consolidation, combination or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, (3) all outstanding options shall terminate and the accumulated payroll deductions will be refunded without interest to the Participants, or (4) outstanding options shall continue unchanged.
Section 13.    TRANSFERABILITY
Neither payroll deductions credited to a Participant’s bookkeeping account nor any rights to exercise an option or to receive shares of Common Stock under the Plan may be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5(c).
Section 14.    AMENDMENT OR TERMINATION OF THE PLAN
(a) The Plan shall continue from the Effective Date until ~~August 31, 2026~~August 31, 2031, unless it is terminated in accordance with Section 14(b).
(b) The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, and the Committee may revise or amend the Plan consistent with the exercise of its duties and responsibilities as set forth in the Plan or any delegation under the Plan, except that, without approval of the Stockholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan, or make other changes for which Stockholder approval is required under Applicable Law. Upon a termination or suspension of the Plan, the Board may in its discretion (i) return without interest, the payroll deductions credited to Participants’ accounts to such Participants or (ii) set an earlier Purchase Date with respect to a Subscription Period then in progress.
Section 15.    ADMINISTRATION
(a) The Board has appointed the Compensation Committee of the Board to administer the Plan (the “Committee”), who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to a sub-committee or to an officer or officers of Intel the day-to-day administration of the Plan. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan.
(b) In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by

B-5	Intel 2026 Proxy Statement

the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
Section 16.    COMMITTEE RULES FOR FOREIGN JURISDICTIONS
The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423 and shall be deemed to be outside the scope of Code section 423 unless the terms of the sub-plan provide to the contrary. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Committee shall not be required to obtain the approval of the Stockholders prior to the adoption, amendment or termination of any sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the sub-plan are located.
Section 17.    SECURITIES LAWS REQUIREMENTS
(a) No option granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date in any Subscription Period hereunder, the Plan is not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Commencement Date relating to such Subscription Period. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Subscription Period (reduced to the extent, if any, that such deductions have been used to acquire shares of Common Stock) shall be returned to the Participants, without interest. The provisions of this Section 17 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.
(b) As a condition to the exercise of an option, Intel may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Intel, such a representation is required by any of the aforementioned applicable provisions of law.
Section 18.    GOVERNMENTAL REGULATIONS
This Plan and Intel's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.
Section 19.    NO ENLARGEMENT OF EMPLOYEE RIGHTS
Nothing contained in this Plan shall be deemed to give any Employee or other individual the right to be retained in the employ or service of Intel or any Participating Subsidiary or to interfere with the right of Intel or Participating Subsidiary to discharge any Employee or other individual at any time, for any reason or no reason, with or without notice.
Section 20.    GOVERNING LAW
This Plan shall be governed by applicable laws of the State of Delaware and applicable federal law.
Section 21.    EFFECTIVE DATE
This Plan shall be effective on the Effective Date, subject to approval of the Stockholders of Intel within twelve (12) months before or after its date of adoption by the Board.

Appendix B: Employee Stock Purchase Plan	B-6

Section 22.    REPORTS
Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
Section 23.    DESIGNATION OF BENEFICIARY FOR OWNED SHARES
With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and held in an account maintained by Intel or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary, who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of a Subscription Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to the Purchase Date of a Subscription Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law. The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death, Intel or its assignee shall deliver any shares of Common Stock and/or cash to the designated beneficiary. Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, Intel shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of Intel), Intel in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to Intel, then to such other person as Intel may determine. The provisions of this Section 23 shall in no event require Intel to violate local law, and Intel shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s account in compliance with local law.
Section 24.    ADDITIONAL RESTRICTIONS OF RULE 16b-3.
The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
Section 25.    NOTICES
All notices or other communications by a Participant to Intel or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Intel or the Committee at the location, or by the person, designated by Intel for the receipt thereof.

B-7	Intel 2026 Proxy Statement

Helpful Resources

Annual Meeting
Proxy and supplemental materials	www.proxyvote.com
Online voting for registered/beneficial holders	www.proxyvote.com
Webcast – live meeting or replay	www.virtualshareholdermeeting.com/Intel26
SEC website on proxy matters	www.sec.gov/spotlight/proxymatters
Electronic delivery of future proxy materials	www.proxyvote.com

Board of Directors
Director Information	newsroom.intel.com/board-of-directors
Board Committees	www.intc.com/board-and-governance/board-committees
Audit Committee Charter	www.intc.com/board-and-governance/governance-documents
Compensation Committee Charter	www.intc.com/board-and-governance/governance-documents
Governance Committee Charter	www.intc.com/board-and-governance/governance-documents
Contact the Board	www.intc.com/board-and-governance/contact-the-board

Financial Reporting
Annual report	www.intc.com/filings-report/annual-reports
Filings and reports	www.intc.com/filings-reports

Additional Company Information
Corporate website	www.intel.com/content/www/us/en/homepage.html
Management Team	www.intc.com/about-intel/management-team
Investor Relations	www.intc.com/
Corporate Social Responsibility	www.intel.com/responsibility

Governance Documents
Certificate of Incorporation	www.intc.com/board-and-governance/governance-documents
Bylaws	www.intc.com/board-and-governance/governance-documents
Intel Code of Conduct	www.intc.com/board-and-governance/governance-documents
Corporate Governance Guidelines	www.intc.com/board-and-governance/governance-documents
Stock Ownership Guidelines	www.intc.com/board-and-governance/governance-documents

Acronyms Used
5G	Fifth-generation telecommunication technology	IDM	Integrated device manufacturer, a semiconductor company that both designs and builds chips
AI	Artificial Intelligence
AI PC	PC able to support AI software	FPGA	Field-programmable gate array
CAGR	Compounded annual growth rate	R&D	Research and development
CHIPS Act	The U.S. Creating Helpful Incentives to Produce Semiconductors Act, signed into law in 2022	SEC	Securities and Exchange Commission
		STEM	Science, technology, engineering, and mathematics
CPU	Central processing unit	TSR	Total stockholder return
CSR	Corporate social responsibility	xPU	A term for processors that are designed for one of four major computing architectures: CPU, GPU, AI accelerator, and FPGA
EPS	Earnings per share
GAAP	Generally Accepted Accounting Principles
GPU	Graphics processing unit

Website references. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.
Use of trademarks. Intel, the Intel logo, Intel Core and Intel Core Ultra are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

This proxy statement utilizes paper certified to Forest Stewardship Council (FSC®) standards, which promote environmentally appropriate, socially beneficial, and economically viable management of the world’s forests, and is printed at a facility that uses exclusively vegetable based inks, runs on 100% renewable wind energy, and releases zero VOCs into the environment.

www.intc.com
Stock information, earnings and conference webcasts, annual reports, and corporate governance and historical financial information.

www.intel.com
News and information about Intel® products and technologies, customer support, careers, worldwide locations, corporate responsibility and sustainability, and more.

INTEL CORPORATION
ATTN: INVESTOR RELATIONS
2200 MISSION COLLEGE BLVD.
SANTA CLARA, CA 95054

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V85037-P42696-Z91812

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INTEL CORPORATION

A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed on Proposal 1, and FOR Management Proposals 2, 3, 4 and 5.

1. Election of 11 Directors

Nominees:	For	Against	Abstain
1a. Craig H. Barratt	☐	☐	☐
1b. James J. Goetz	☐	☐	☐
1c. Andrea J. Goldsmith	☐	☐	☐
1d. Alyssa H. Henry	☐	☐	☐
1e. Eric Meurice	☐	☐	☐
1f. Barbara G. Novick	☐	☐	☐
1g. Steve Sanghi	☐	☐	☐
1h. Gregory D. Smith	☐	☐	☐
1i. Stacy J. Smith	☐	☐	☐
1j. Lip-Bu Tan	☐	☐	☐
1k. Dion J. Weisler	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 6, 7 and 8.	For	Against	Abstain
6. Stockholder proposal requesting a report on risk of China exposure.	☐	☐	☐
7. Stockholder proposal requesting a report on Intel's human rights due diligence process.	☐	☐	☐
8. Stockholder proposal requesting an enduring policy separating the Chair and CEO roles.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

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V85038-P42696-Z91812

Proxy – Intel Corporation

Notice of 2026 Annual Meeting

May 13, 2026, 9:00 a.m. Pacific Time

Via the Internet at *www.virtualshareholdermeeting.com/Intel26*

Proxy Solicited by the Board of Directors for the 2026 Annual Meeting - May 13, 2026

Frank D. Yeary, Lip-Bu Tan, April Miller Boise, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Intel Corporation to be held on May 13, 2026 or at any postponement or adjournment thereof.

If this proxy is properly executed, shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all the nominees listed on Proposal 1, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6, 7 and 8.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

(Proposals to be voted appear on reverse side.)